Exhibit 10.1

PURCHASE AND SALE AGREEMENT

Portions of Westminster Mall

Westminster, California

Dated: NOVEMBER 5, 2020

EXHIBITS

Exhibit A	Legal Description of Seller’s Overall Property

Exhibit B	Preliminary Plan for Subdivision of Sale Property and Retained Lots

Exhibit C	Minimum Criteria for the Specific Plan

Exhibit D	Key Underwriting Assumptions

Exhibit E	Legal Description of the Macy’s Property

Exhibit 2.2(d)	Form of Deposit Refund Guaranty

Exhibit 2.3-A	Form of Memorandum of Agreement

Exhibit 2.3-B	Form of Termination of Agreement

Exhibit 2.4	General Terms and Conditions of Escrow

Exhibit 3.3	Submission Items

Exhibit 3.4(b)	Collaborative Costs

Exhibit 5.3(c)	Schedule of Condemnation Proceedings

Exhibit 5.3(g)	Schedule of Pending Litigation

Exhibit 5.3(i)	Schedule of Environmental Reports

Exhibit 5.3(j)	Schedule of Tax Proceedings

Exhibit 10.1(a)	Form of Deed

Exhibit 10.1(b)	Form of FIRPTA Certificate

Exhibit 10.1(e)	Form of Bill of Sale and Omnibus Assignment

Exhibit 10.1(f)	Form of Title Affidavit

i

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made this 5th day of November, 2020 (the “Effective Date”), and is between WESTMINSTER MALL, LLC, a Delaware limited liability company (“Seller”) and TAYLOR MORRISON OF CALIFORNIA, LLC, a California limited liability company (“Purchaser”).

RECITALS

A.     Seller is the owner of certain property known as Westminster Mall and located at 1025 Westminster Mall Road, Westminster, California, containing approximately 53.86 acres, as more particularly described on Exhibit A attached hereto (“Seller’s Overall Property”).

B.     The parties contemplate that Seller shall submit to the appropriate staff or bodies of the City of Westminster (such entities, the “Subdivision Authority”), for approval by the applicable Subdivision Authority in compliance with the Map Act (the “Division Approval”), a Division Plan (as herein defined) that will subdivide or adjust the lot lines of Seller’s Overall Property into (a) one (1) lot consisting of approximately 43.13 acres, more or less, to be conveyed to Purchaser pursuant to the terms and conditions set forth in this Agreement (the “Sale Property”) and (b) four (4) lots to be retained by Seller (collectively the “Retained Lots”). A preliminary site plan depicting the Sale Property and each of the lots comprising the Retained Lots is attached hereto as Exhibit B.

C.     Following the receipt of the Division Approval and upon and subject to the terms and conditions set forth in this Agreement, Purchaser intends to acquire from Seller, and Seller intends to sell to Purchaser, the “Property” comprised of the following: (1) the Sale Property, (2) all Improvements (as herein defined) located on the Sale Property; (3) to the extent assignable, all Appurtenances and Rights (as herein defined) pertaining to the Sale Property and Improvements; and (4) all Personal Property (as herein defined).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I.
DEFINITIONS

For purposes hereof, “Agreement”, “Effective Date”, “Property”, “Purchaser”, “Retained Lots”, “Sale Property”, “Seller”, “Seller’s Overall Property”, “Division Approval”, and “Subdivision Authority” shall have the meanings set forth above, and the following terms shall have the following meanings:

Section 1.1     “Additional Deposit” means the sum of Twenty-Two Million Five Hundred Thousand and 00/100 Dollars ($22,500,000.00), plus all accrued interest thereon.

Section 1.2     “Approved Residential Units” means the actual number of residential units for which Purchaser receives Development Approval, as reasonably determined by Purchaser consistent with the density under the Specific Plan and units as allocated to the Property by the Development Agreements in conformance with Purchaser’s Intended Development and as reflected on the TTM.

Section 1.3     “Appurtenances and Rights” means all of Seller’s right, title and interest, if any, in and to the rights and appurtenances pertaining to the Sale Property and Improvements, including, without limitation, (i) all minerals, oil, gas, and other hydrocarbon substances thereon; (ii) in and to adjacent strips, streets, roads, avenues, alleys and rights-of-way, public or private, open or proposed, including any rights in vault space adjacent to or within the boundaries thereon; (iii) all easements, covenants, privileges, and hereditaments; and (iv) all access, air, water, riparian, development, utility and solar rights (it being agreed and understood that the Appurtenances and Rights pertaining to the Sale Property and Improvements shall be as defined in the Division Plan and Development Agreements to be finalized pursuant to the terms of this Agreement).

Section 1.4     “Business Day” means any day excluding Saturday, Sunday and any day which is a federal holiday or a day on which banking institutions are authorized by law or by other governmental actions to close.

Section 1.5     “City” means the City of Westminster, California.

Section 1.6     “Closing” or “Close of Escrow” means the closing of the transaction contemplated by this Agreement.

Section 1.7     “Closing Notice” means written notice of the anticipated Closing Date from Purchaser to Seller that is required to be delivered by Purchaser to Seller not less than one hundred eighty-five (185) days prior to the Closing Date; provided, however, that Purchaser’s failure to deliver the Closing Notice shall not be a default of Purchaser hereunder; provided further, however, that to the extent such failure impacts Seller’s ability to satisfy the Possession Condition, Seller may adjourn the Closing to accommodate satisfaction of the Possession Condition as provided in Section 9.2.

Section 1.8     “Collaborative Costs” means the actual, out-of-pocket third-party costs and expenses incurred by Purchaser in connection with its collaborative efforts in seeking Specific Plan Approval under Section 3.4 to the extent such costs are more particularly specified in Exhibit 3.4(b) attached hereto.

Section 1.9     “Deposit” means, collectively, the Initial Deposit and the Additional Deposit and, if applicable, the Initial Adjournment Deposit and the Second Adjournment Deposit.

Section 1.10    “Development Agreements” means the development agreements and any declaration of development covenants, conditions and restrictions with all necessary parties, which will provide, among other things, Purchaser with the ability to construct Purchaser’s Intended Development and share in any costs or credits as a result of infrastructure development, for appropriate easements, permitted and prohibited uses, development and construction standards and processes for approval, signage and height conditions, barrier restrictions, Seller’s maintenance of its party position in any existing or replacement operating agreement, allocation of the building rights, phasing and temporary conditions during development phases, affordable housing and open space requirements by the City, timing and cost sharing of infrastructure improvements, and maintenance obligations for the Property and the Retained Lots. The term “Development Agreements” shall include both the Overall Development Agreements and the Private Development Agreements.

Section 1.11     “Development Approval” means the final approval by the City Council or the City Planning Commission, as applicable (which final approval includes the expiration of all applicable appeal periods without any such appeal having been filed, or if any appeal is filed, that the same is resolved in Purchaser’s favor or reasonably expected not to have any material and adverse impact on Purchaser’s Intended Development) of (a) a vesting tentative tract map (“TTM”), (b) an environmental determination sufficient to satisfy the California Environmental Quality Act (“CEQA”), and (c) all other discretionary approvals by the City Council or City Planning Commission (as applicable) specifically required under the Specific Plan (including without limitation, initial site plan approval or design review applicable to Purchaser’s Intended Development). For purposes of this Agreement, the term “tentative tract map” shall mean a vesting tentative subdivision map allowing for the development of the Property in conformance with Purchaser’s Intended Development and shall otherwise comply with the Map Act, subject to such conditions of approval as shall be approved by Purchaser in writing in the exercise of its reasonable discretion and as provided in Section 3.6(b), below, provided that such conditions shall contain no obligations (i) to construct or designate more than ten percent (10%) of the Approved Residential Units as affordable housing, below market or similar rate units or (ii) to pay fees in connection with or in-lieu of affordable housing, below market rate or similar requirement in excess of ten percent (10%) of the Approved Residential Units.

Section 1.12     “Development Closing Conditions” means the closing conditions set forth in Section 9.1(a) and Sections 9.1(c)(4) and (5).

Section 1.13     “Division Approval” shall have the meaning set forth in the Recitals and shall include the (x) expiration of all applicable appeal periods without any appeal having been filed, or (y) if an appeal was filed, the same was resolved in Seller’s favor or is reasonably expected not to have any material and adverse impact on Purchaser’s Intended Development.

Section 1.14     “Division Plan” shall have the meaning set forth in Section 3.4 which provides for subdivision or lot line adjustment of Seller’s Overall Property into the Sale Property and the lots comprising the Retained Lots in the approximate size as shown on the plan attached hereto as Exhibit B (the “Division”).

Section 1.15     “Environmental Law” means any present and future law and any amendments thereto (whether common law, statute, rule, order, or regulation) of Governmental Authorities applicable to the Property and relating to Hazardous Material.

Section 1.16     “Escrow Agent” means First American Title Insurance Company, 18500 Von Karman, Suite 600, Irvine, California 92612, Attention: Jeanne Gould.

Section 1.17     “Feasibility Milestones” shall mean:

(a)       The issuance of the Specific Plan Approval;

(b)      The execution and delivery of the JCP Buyout Agreement (it being understood and agreed that if the JCP Buyout Agreement is part of a multi-site agreement, Seller shall only be required to deliver that portion of the agreement applicable to the JCP Lease at the Property); and

(c)       Seller shall have executed the Overall Development Agreements with all adjoining landowners.

Section 1.18     “Feasibility Period” means the period commencing upon July 13, 2020 and ending at 5:00 P.M. Pacific Time upon the earlier of (i) July 13, 2021 and (ii) fifteen (15) days following completion of the Feasibility Milestones.

Section 1.19    “Governmental Authorities” means any commission, department or body of any municipality, township, city, county, state or Federal governmental unit or utility company having jurisdiction over any of the Property or Purchaser’s Intended Development.

Section 1.20    “Hazardous Materials” means (i) any asbestos and any asbestos containing material, (ii) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties including, without limitation, ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (iii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (iv) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product.

Section 1.21    “Improvement Permits” means that (a) the required approvals from the City’s planning department staff for the design and architecture drawings for Purchaser’s Intended Development, (b) the required approvals from the City, utility purveyor or County, if applicable, relative to the location and size of utility infrastructure and facilities, roadway and drainage facilities for Purchaser’s Intended Development, and (c) the required approvals from the City of the grading plans for Purchaser’s Intended Development, with the grading permit in ‘ready to pull’ condition (subject only to Purchaser’s payment of requisite fees and posting of bonds).

Section 1.22     “Improvements” means all buildings, improvements, structures and fixtures now located on the Sale Property.

Section 1.23     “Initial Deposit” means the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), plus all accrued interest thereon.

Section 1.24     “Initial Non-Refundable Portion” means a portion of the Deposit equal to the sum of Three Million and 00/100 Dollars ($3,000,000.00).

Section 1.25     “Initial Non-Refundable Portion Trigger Date” means the date upon which Purchaser funds the Additional Deposit into escrow pursuant to Section 2.2(b), provided that Purchaser has delivered the Notice to Proceed pursuant to Section 3.1.

Section 1.26     “JCP Buyout Agreement” means an amendment to the JCP Lease executed by Seller, as landlord, and JCP, as tenant, providing for Seller’s right to terminate the JCP Lease upon a maximum of one hundred eighty (180) days’ notice to JCP.

Section 1.27     “JCP Lease” means that certain lease between Seller’s predecessor, as landlord, and the predecessor to J. C. Penney Corporation, Inc. (“JCP”), as tenant, dated as of July 1, 1974, as such lease has been heretofore and may hereinafter be amended and/or modified.

Section 1.28     “Key Underwriting Assumptions” means the underwriting assumptions set forth on Exhibit D attached hereto.

Section 1.29    “Macy’s Property” means the approximately 11.65 acre lot and the improvements located thereon owned by Macy’s California Realty, LLC (“Macy’s”) adjacent to the Sale Property and more particularly described on Exhibit E attached hereto.

Section 1.30    “Mandatory Cure Items” means the following: (i) mortgages and financing statements, (ii) mechanics’ and materialmen’s liens and other financing liens of an ascertainable amount created by, under or through Seller, (iii) liens that are in the nature of delinquent property tax liens, any income tax liens or judgment liens arising as a result of Seller’s actions or inactions, and (iv) any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date in violation of the terms of this Agreement.

Section 1.31    “Map Act” means the Subdivision Map Act (Section 66410, et seq., of the California Government Code) and all local ordinances adopted pursuant thereto.

Section 1.32     “Material Adverse Effect” means, in the context of an occurrence, event or circumstance, that the cumulative effect, when aggregated with that of other occurrences, events, or circumstances, results in estimated financial impact, costs, loss or damages of at least One Million One Hundred Twenty-Five Thousand and 00/100 Dollars ($1,125,000).

Section 1.33     “Material Casualty Loss” means, with respect to the Sale Property taken as a whole, any one or more events of Casualty resulting in loss or damage suffered to the land for which the cumulative effect, without consideration of any loss or damage suffered to the Improvements, results in damage suffered to the land portion of the Sale Property for which the uninsured or underinsured loss or estimated costs to restore such land portion to its pre-casualty condition exceeds Five Million and 00/100 Dollars ($5,000,000).

Section 1.34     “Material Taking” means, with respect to the Sale Property taken as a whole, any one or more events of condemnation or written notice of condemnation or other taking, the cumulative effect of which events, when combined with all other such events, will be anticipated to have an impact of at least Five Million and 00/100 Dollars ($5,000,000) on Purchaser’s ability to develop the Sale Property with Purchaser’s Intended Development, as reasonably determined by Purchaser.

Section 1.35     “Material Title Defect” means, with respect to the Sale Property taken as a whole, any defect or encumbrance in the state of title that would be deemed a material defect with respect to Purchaser’s Intended Development based on the standards prevailing among institutional real estate purchasers and lenders (e.g., that would materially and adversely effect the marketability, financeability, value, or continued use and operation of Purchaser’s Intended Development). For the avoidance of doubt, neither (a) minor encroachments onto easements or setbacks contained within or affecting the Seller’s Overall Property, nor (b) encroachments of structures or improvements intended to be demolished or removed in connection with Purchaser’s Intended Development, nor (c) uses or structures or amount of parking which are legal nonconforming, shall constitute a Material Title Defect.

Section 1.36     “Overall Development Agreements” means the Development Agreements to be entered into among the owner of the Sale Property, the owner of the Retained Lots and one or more of the owners of property adjacent to Seller’s Overall Property.

Section 1.37     “Personal Property” means all of Seller’s right, title and interest, if any, in and to (i) all assignable licenses, permits and other approvals issued by any governmental or quasi-governmental authority exclusively pertaining to the Sale Property; (ii) all assignable entitlements, plans and specifications and engineering reports exclusively pertaining to the Sale Property; (iii) all assignable contract rights, warranties, guaranties and licenses which exclusively benefit the Sale Property; and (iv) all other general intangibles exclusively relating to the development or use of the Sale Property, including, without limitation, all development rights, air rights, water rights, but specifically excluding the right to use any trademarks, logos, trade colors, service marks and/or trade names of Seller and without representation of any type relative to the Personal Property or Seller’s right or interest therein or Seller’s right to assign such property.

Section 1.38     “Private Development Agreements” means the Development Agreement or Development Agreements to be entered into solely between Seller, as owner of the Retained Lots, and Purchaser, as owner of the Sale Property.

Section 1.39     “Purchase Price” means the product of (x) the actual number of Approved Residential Units and (y) One Hundred Ninety-Four Thousand and 00/100 Dollars ($194,000.00), provided that in no event shall the Purchase Price be less than One Hundred Sixty Million Fifty Thousand and 00/100 Dollars ($160,050,000.00).

Section 1.40     “Purchase Price Calculation Notice” means, as more particularly described in Section 2.1(a), below, written notice from Purchaser delivered to Seller in accordance with Section 2.1(a).

Section 1.41     “Purchaser’s Intended Development” means a residential community and related amenities to be constructed on the Property containing approximately 700 to 1,000 units of “for sale” residential units, or such final unit count as set forth in an agreed site plan between the Parties and allowable according to the Specific Plan, the Development Agreements and the Development Approval.

Section 1.42     “Second Non-Refundable Portion” means a portion of the Deposit equal to the sum of Twenty Million and 00/100 Dollars ($20,000,000.00), which amount is in addition to the Initial Non-Refundable Portion.

Section 1.43     “Second Non-Refundable Portion Trigger Date” means the date upon which the Development Approval is issued.

Section 1.44    “Specific Plan” means the Specific Plan approved by the City satisfying the minimum criteria set forth on Exhibit C attached hereto and the environmental impact report (“EIR”) approved by the City.

Section 1.45     “Specific Plan Approval” means the final approval by the City Council of the Specific Plan and the expiration of all applicable appeal periods without any appeal having been filed, or if an appeal was filed, the same was resolved in Purchaser’s favor or is reasonably expected not to have any material and adverse impact on Purchaser’s Intended Development.

Section 1.46     “Surviving Obligations” means any obligation of Seller or Purchaser, respectively, which are expressly stated to survive termination of this Agreement.

Section 1.47     “Third Party Reports” means any non-proprietary final reports generated for the benefit of Purchaser by any third party in connection with its due diligence investigations, including, without limitation, property condition assessments, surveys, soil tests, hydrology tests, environmental tests, other tests or investigations performed, title reports and zoning reports; provided, however, that Third Party Reports shall not include any documents, materials or information which are subject to attorney/client privilege or work product doctrine.

Section 1.48     “Title Company” means First American Title Insurance Company, 18500 Von Karman, Suite 600, Irvine, California 92612, Attention: Hugo Tello.

Article II.
AGREEMENT TO CONVEY; PURCHASE PRICE; DEPOSIT;
MEMORANDUM OF AGREEMENT

Section 2.1      Agreement to Convey. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign, and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, the Property for the Purchase Price, which shall be calculated in accordance with the procedures described below.

(a)     Promptly following Purchaser’s receipt of Development Approval from the City of the TTM, and prior to or concurrently with the delivery of the Closing Notice to Seller, Purchaser shall deliver to Seller a written notice (the “Purchase Price Calculation Notice”) providing the calculation of the Purchase Price in accordance with the method of calculation set forth under Section 1.39 of this Agreement.

Section 2.2          Payment of Purchase Price; Disposition of Deposit. The Purchase Price shall be payable by Purchaser to Seller as follows:

(a)       Within two (2) Business Days following the Effective Date, Purchaser shall fund the Initial Deposit in escrow by electronic wire transfer of immediately available federal funds to an account designated by the Escrow Agent. It shall be a condition precedent to the effectiveness of this Agreement that Purchaser shall have timely delivered the Initial Deposit to the Escrow Agent.

(b)       If Purchaser elects to deliver the Notice to Proceed pursuant to Section 3.1 at or prior to the expiration of the Feasibility Period, then, within three (3) Business Days following the expiration of the Feasibility Period, Purchaser shall fund the Additional Deposit in escrow by electronic wire transfer of immediately available federal funds to the account previously designated by Escrow Agent. In the event that Purchaser fails to timely deliver the Additional Deposit, Seller shall have the right, as its sole and exclusive remedy, to terminate this Agreement, in which event any portion of the Deposit delivered to Escrow Agent shall be promptly returned to Purchaser and thereafter neither party shall have any rights or obligations hereunder other than the Surviving Obligations.

(c)       On the Closing Date, Purchaser shall fund the Purchase Price, less the Deposit, subject to the Prorations pursuant to Section 11.1 below, to be paid by electronic wire transfer of immediately available federal funds pursuant to wiring instructions to be given by Escrow Agent prior to the Closing and, in connection with the Closing, Purchaser shall instruct Escrow Agent to distribute such funds to Seller in accordance with this Agreement.

(d)       Notwithstanding anything contained in this Agreement to the contrary:

(1)     On the Initial Non-Refundable Portion Trigger Date, a portion of the Deposit equal to the Initial Non-Refundable Portion shall be deemed earned by Seller and completely non-refundable except in the event Purchaser is entitled to a return of the Deposit or a portion thereof under Sections 4.2, 5.5, 9.1(d), 12.2, 13.2 or 13.3 below.

(2)     On the later of the (i) Initial Non-Refundable Portion Trigger Date, (ii) recordation of the Memorandum in accordance with Section 2.3 below and (iii) execution and delivery of the Guaranty, Escrow Agent shall (and is hereby so authorized to) release the entire Deposit to Seller. Seller may use any portion of the Deposit released to it pursuant to this Section 2.2(d) only for purposes of making lease termination and/or buyouts payments to the tenants of the Property (including, without limitation, under the JCP Buyout Agreement). Contemporaneously with Seller’s execution of the Memorandum, Seller shall deliver to Purchaser a guaranty from Washington Prime Group, L.P. in the form attached hereto as Exhibit 2.2(d) (the “Guaranty”) securing Seller’s obligation to refund the refundable portion of the Deposit to Purchaser if, as and when Purchaser is entitled to such refund pursuant to the express provisions of this Agreement; and

(3)     On the Second Non-Refundable Portion Trigger Date, the remaining portion of the Deposit equal to the Second Non-Refundable Portion shall be deemed earned by Seller and completely non-refundable except in the event Purchaser is entitled to a return of the Deposit or a portion thereof under Sections 4.2, 5.5, 9.1(d), 12.2, 13.2 or 13.3 below.

Section 2.3       Memorandum of Agreement. Concurrently with delivery by Purchaser of the Notice to Proceed and the funding of the Additional Deposit into escrow, Purchaser shall deliver to Escrow Agent the following: (a) an executed and acknowledged counterpart of the Memorandum of Agreement (“Memorandum”) in the form attached hereto as Exhibit 2.3-A and in proper statutory form for recording in the official records of the County Recorder’s Office for the County of Orange (the “Official Records”), together with all transfer tax forms and any other documents necessary for the recording of the Memorandum, and (b) an executed and acknowledged quitclaim deed from Purchaser for purposes of discharging the Memorandum (the “Termination of Agreement”) in the form attached hereto as Exhibit 2.3-B and in proper statutory form for recording in the Official Records, together with all transfer tax forms and any other documents necessary for the recording of the Termination of Agreement. Within three (3) Business Days following receipt of the Notice to Proceed, Seller shall deliver to Escrow Agent an executed and acknowledged (where required) counterpart of the Memorandum. Upon receipt of fully executed originals of the Memorandum and the Termination of Agreement, the Escrow Agent shall record the Memorandum in the Official Records, and Purchaser shall be responsible for all recording costs and expenses, if any, payable in connection with the recording of the Memorandum. The Termination of Agreement shall be held in escrow, provided that Seller shall have the right to cause Escrow Agent to record the Termination of Agreement in the event that this Agreement is terminated and (x) Seller is entitled to retain the Deposit pursuant the terms hereof or (y) Purchaser is entitled to a refund of the Deposit pursuant to the terms hereof and actually receives such refund. Seller shall be responsible for all recording costs and expenses, if any, payable in connection with the recording of the Termination of Agreement.

Section 2.4      Escrow Provisions. Following mutual execution of this Agreement, the parties shall cause an escrow to be opened with Escrow Agent, who shall administer the escrow for the transaction in accordance with the terms of this Agreement, and in accordance with Escrow Agent’s standard terms and conditions attached hereto as Exhibit 2.4. The parties further agree to execute such customary escrow instructions as Escrow Agent may reasonably require to administer the escrow for this transaction.

(a)     Upon the Closing, Escrow Agent is authorized and directed by each of Purchaser and Seller to pay any portion of the Deposit which has not been heretofore released to Seller pursuant to the terms of Section 2.2(d).

(b)     In the event Purchaser should default under this Agreement as set forth in Section 12.1 below, Escrow Agent shall pay to Seller any portion of the Deposit which has not been heretofore released to Seller pursuant to the terms of Section 2.2(d), who shall retain the Deposit in accordance with Section 12.1 below.

(c)     In the event this Agreement is terminated by reason other than Purchaser’s default as set forth in Section 12.1 below, Seller shall, within thirty (30) days of termination of this Agreement, fund the refundable portion of the Deposit previously released to Seller to escrow by electronic wire transfer of immediately available federal funds to the account previously designated by Escrow Agent. Escrow Agent shall, promptly upon availability thereof, pay the refundable portion of the Deposit to Purchaser. Notwithstanding the foregoing, (x) in the event this Agreement is terminated by reason other than Purchaser’s default as set forth in Section 12.1 below after the Initial Non-Refundable Portion Trigger Date, except as otherwise provided in Section 2.2(d)(1), a portion of the Deposit equal to the Initial Non-Refundable Portion shall be retained by Seller and (y) in the event this Agreement is terminated by reason other than Purchaser’s default as set forth in Section 12.1 below after the Second Non-Refundable Portion Trigger Date, except as otherwise provided in Section 2.2(d)(3), the entire Deposit shall be retained by Seller.

(d)     Escrow Agent shall deposit the Deposit in an interest bearing account. So long as Purchaser is not in default under this Agreement and the Deposit has not been released to Seller in accordance with Section 2.2, Purchaser shall be entitled to receive the interest earned on the Deposit, which shall be applied towards the Purchase Price, and shall pay all income taxes owed in connection therewith. The employer identification numbers of Seller and Purchaser are respectively set forth on the signature page hereof.

(e)     Escrow Agent, by signing this Agreement at the end hereof where indicated, signifies its agreement to hold the Deposit for the purposes as provided in this Agreement. In the event of any dispute, Escrow Agent shall have the right to deposit the Deposit with a court of competent jurisdiction to await the resolution of such dispute. Escrow Agent shall not incur any liability by reason of any action or non-action taken by it in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrow Agent shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrow Agent purporting to be signed by any party hereto, and upon the truth of the contents thereof.

(f)     Subject to the provisions of Section 2.2, and except as provided in Section 2.2(d)(1), Escrow Agent shall not pay or deliver the Deposit to any party unless written demand is made therefor and a copy of such written demand is delivered to the other party. If Escrow Agent does not receive a written objection from the other party to the proposed payment or delivery within five (5) Business Days after such demand is served by personal delivery on such party, Escrow Agent is hereby authorized and directed to make such payment or delivery. If Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment or delivery, Escrow Agent shall forward a copy of the objections, if any, to the other party or parties, and continue to hold the Deposit unless otherwise directed by written instructions from the parties to this Agreement or by a judgment of a court of competent jurisdiction. In any event, Escrow Agent shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrow Agent is required by an order or judgment of a court of competent jurisdiction.

(g)     Escrow Agent shall be entitled to consult with counsel in connection with its duties hereunder. Seller and Purchaser, jointly and severally, agree to reimburse Escrow Agent, upon demand, for the reasonable costs and expenses including attorneys’ fees incurred by Escrow Agent in connection with its acting in its capacity as Escrow Agent. In the event of litigation relating to the subject matter of the escrow, whichever of Seller or Purchaser is not the prevailing party shall reimburse the prevailing party for any costs and fees paid by the prevailing party or paid from the escrowed funds to Escrow Agent.

(h)     Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent.

Article III.
FEASIBILITY PERIOD; POST-FEASIBILITY PERIOD DEVELOPMENT OBLIGATIONS

Section 3.1      Feasibility Period. This Agreement shall automatically terminate at 5:01 P.M. Pacific Time on the last day of the Feasibility Period (the “Outside Termination Date”) unless Purchaser delivers to Seller, in Purchaser’s sole discretion, a written notice on or before 5:00 P.M. Pacific Time on the Outside Termination Date expressly stating that Purchaser has elected to proceed with the transaction contemplated by this Agreement (the “Notice to Proceed”). In the event that Purchaser fails to timely deliver the Notice to Proceed, or thereafter fails to timely deliver the Additional Deposit, then this Agreement shall automatically terminate, the Deposit shall be immediately refunded to Purchaser and neither party shall have any further rights or obligations under this Agreement, except for the Surviving Obligations. If Purchaser timely delivers the Notice to Proceed in accordance with this Section 3.1, and thereafter timely funds the Additional Deposit into Escrow, then (i) this Agreement shall remain in full force and effect and Purchaser shall not have any further right to terminate this Agreement under this Section and (ii) Purchaser shall be deemed to have waived any liability of Seller and any right to refuse to consummate the Closing by reason of any condition actually known to Purchaser as of the Outside Termination Date, including, without limitation, a misrepresentation. Purchaser shall (i) furnish to Seller proof that Purchaser or its consultants entering upon the Property maintain comprehensive general liability insurance from a company reasonably satisfactory to Seller, for Purchaser or its agents, representatives and employees, of not less than $2,000,000 per incident and naming Seller as an additional insured, such insurance to be maintained throughout the term of this Agreement and to cover Seller against claims for bodily injury or death or property damage occurring in, upon or about the Property that arise in connection with Purchaser’s inspection and investigative activities; and (ii) cause any lien filed against the Property arising from the activities of Purchaser, its employees or agents on the Property during the Feasibility Period to be released or bonded off within fifteen (15) days of Purchaser receiving notice of or having actual knowledge of any such lien. Purchaser shall indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless Seller and its partners, shareholders, directors, officers, employees and agents from any and all liabilities, losses, suits, damages, judgments and claims (and related costs, expenses and reasonable legal fees) arising out of the entry onto the Property by Purchaser or any of its agents, representatives, contractors or employees, including any claims relating to any injury to persons or property, except that Purchaser shall not be required to indemnify, defend or hold harmless any party to the extent such party’s negligence or willful misconduct caused any of such liabilities, suits, losses, damages, judgments or claims. However, Purchaser shall have no obligation or liability under the preceding sentence in connection with or as a result of the mere discovery of any condition or conditions upon the Property, unless such condition was exacerbated by Purchaser or its consultants or contractors.

Section 3.2       Development Agreements Negotiation.

(a)     Private Development Agreements. Purchaser acknowledges and understands that the Private Development Agreement(s) to be negotiated by the Parties and executed and recorded at the Closing will contain material obligations of the Parties, and that consensus on the terms of these agreements remain to be reached relative to the design, construction and funding of infrastructure and common use amenities and improvements (and thereafter the maintenance, management and replacement of the same) to benefit Seller’s Overall Property, including the Property. Prior to expiration of the Feasibility Period, the parties shall cooperate and use commercially reasonable efforts to negotiate and finalize the terms and provisions of the Private Development Agreement and the exhibits to be attached thereto. Among other matters, it is anticipated that the Private Development Agreement will contain (i) unit count allocations under the Specific Plan, (ii) covenants concerning the timing for commencement and completion of construction, development and construction standards, signage and height limitations, and barrier restrictions, (iii) permitted and prohibited uses, including restrictions to prohibit Purchaser from developing or constructing retail or commercial improvements on the Sale Property or other property regulated by the Specific Plan, (iv) restrictions limiting the total number of residential dwellings that may be constructed on the Sale Property to the number of Approved Residential Units as stated and used in connection with calculating the Purchase Price as set forth in the Purchase Price Calculation Notice delivered in accordance with Section 2.1(a), above, and (v) to the extent that a Division necessary to satisfy the Division condition in Section 9.1(a) requires execution of agreements, posting of bonds, recordation of encumbrances or other conditions imposed by the City, the Private Development Agreement will allocate responsibility therefor. Accordingly, the encumbrance of the Private Development Agreement will constitute a Permitted Exception, and covenant running with the land, upon such recordation. The parties shall negotiate in good faith the terms and conditions of the Private Development Agreement, which the parties agree shall not directly conflict with the material terms of this Agreement.

(b)     Overall Development Agreements. One or more Overall Development Agreements are anticipated to be executed by and between Seller and various owners of land adjacent to, or in the vicinity of, the Sale Property. Purchaser acknowledges that it will not be a party to, or a beneficiary of the rights and covenants under, the Overall Development Agreement until the Closing. To the extent that such Overall Development Agreement is reasonably anticipated to impact the Property or Purchaser’s Intended Development, Purchaser shall have the right to review and approve of the Overall Development Agreement in Purchaser’s reasonable discretion; provided that (i) following delivery of any initial or revised draft of any Overall Development Agreement to Purchaser, Purchaser shall promptly (and, in any event, within five (5) business days) provide to Seller its detailed and specific comments and proposed revisions thereto, and (ii) Seller shall have sole and absolute discretion to accept or reject any of Purchaser’s proposed revisions to the Overall Development Agreement to the extent that such revisions are not consistent with the terms and conditions of this Agreement. Prior to the Closing, the Overall Development Agreements may be executed and recorded as encumbrances affecting the Sale Property, in which case each of same shall constitute a Permitted Exception to the Title Policy.

(c)     Finalizing Development Agreements. Purchaser acknowledges that, in light of the material covenants and other critical terms and conditions remaining to be negotiated under the Development Agreements, it is possible that the parties may not reach consensus on an acceptable form of the Development Agreements prior to the Outside Termination Date. If, on or before the Outside Termination Date, the Parties fail to reach agreement upon the terms and conditions of any of the Development Agreements to be executed on or before the Close of Escrow, this Agreement shall automatically terminate as of the Outside Termination Date regardless of Purchaser’s delivery of a Notice to Proceed, Purchaser shall receive the return of the Deposit, and the parties shall have no further rights or obligations under this Agreement except for the Surviving Obligations.

Section 3.3      Information Disclosure and Testing. At all times prior to Closing, and subject to the terms of any tenant leases on the Property, Purchaser and its agents and representatives shall have the right during normal business hours and with reasonable advance notice to Seller to enter upon the Property taking care to avoid causing an unreasonable disruption of the operations of the Property and to otherwise conduct such inspections and testing in a reasonable manner, to perform such inspections, reviews, surveys, soil tests, hydrology tests, environmental tests, and other tests or investigations as Purchaser may reasonably deem appropriate. Notwithstanding the forgoing, a “Phase II” type environmental audit or invasive testing at the Property shall require the prior written consent of Seller, to be granted or withheld in Seller’s sole discretion but which consent shall be granted or denied by Seller within ten (10) days after request from Purchaser, provided that if Seller fails to respond within such ten (10) day period, Seller shall be deemed to have denied Purchaser’s request. Seller shall make available to Purchaser not later than five (5) days following the Effective Date, at no cost to Purchaser, copies of the items set forth in Exhibit 3.3 (the “Submission Items”), to the extent not previously furnished by Seller to Purchaser and to the extent in Seller’s possession or control. SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY OF THE SUBMISSION ITEMS OR DEVELOPMENT MATERIALS (AS HEREINAFTER DEFINED), AND PURCHASER ACKNOWLEDGES IT ACCEPTS ANY SUBMISSION ITEMS “AS IS, WHERE IS, WITH ALL FAULTS” AND THAT ANY RELIANCE BY PURCHASER OR ANY THIRD PARTY ON OR USE OF THE SAME SHALL BE AT THE SOLE RISK OF PURCHASER OR SUCH THIRD PARTY. If Purchaser terminates this Agreement pursuant to Section 3.1 above, Purchaser shall provide Seller with copies of all Third Party Reports, all in their as-is, where-is condition and with no representations or warranties whatsoever.

Section 3.4       Specific Plan.

(a)     Purchaser and Seller will use collaborative efforts to jointly encourage the City to approve the Specific Plan satisfying the minimum criteria set forth on Exhibit C. Purchaser and Seller will also endeavor to use collaborative efforts in order to ensure fair and favorable dealings amongst Purchaser, Seller and third party property owners also benefiting from the Specific Plan. The parties acknowledge and agree that Seller will remain the lead party and point of contact in all communications and planning with the City and among such third party property owners until the Specific Plan Approval is issued and the Overall Development Agreements are fully negotiated. Seller shall regularly consult with Purchaser about all aspects of the project, but Seller shall not be obligated to implement Purchaser’s suggestions or bind the Property in any way. In furtherance of the collaborative efforts (i) Seller shall keep Purchaser informed on a regular basis as to the status of the Specific Plan Approval and negotiations of the Overall Development Agreements, (ii) Seller shall provide Purchaser with at least three (3) business days’ prior written notice before (A) any scheduled in-person meetings with any Governmental Authorities (or any virtual meetings that are proposed in lieu of in-person meetings during periods that the City or County is enforcing social distancing protocols – e.g., Facetime, Zoom, Microsoft Teams, etc.), or (B) Seller’s submission of any application drafts to any Governmental Authorities, and Purchaser or its representative(s) shall have the right to participate in any and all such meetings, and (iii) while Seller shall not be obligated to provide Purchaser prior notice of any telephone calls with Governmental Authorities (and Purchaser shall not have the right to participate in such calls), Seller shall provide a summary of such calls to Purchaser by email within a reasonable time thereafter. For the purpose of providing notice of meetings or summaries of telephone calls pursuant to this Section 3.4(a) only, such notice is sufficient if sent by email to Ryan Mordahl at rmordahl@taylormorrison.com and Sean Doyle at sdoyle@taylormorrison.com, or such other persons as Purchaser may designate from time to time. Notwithstanding the foregoing, Seller’s failure to provide such notice of meetings or application submissions or to provide regular updates shall not be considered a default under this Agreement resulting in Purchaser’s ability to terminate this Agreement unless such failure continues on an on-going basis such that it materially interferes with Purchaser’s ability to timely secure the Development Approval and Improvement Permits. The parties acknowledge and agree that Seller shall remain a party to any existing or replacement operating agreements or any declarations of covenants, conditions, and restrictions that include any of the Retained Lots. After the Specific Plan Approval is issued and the Overall Development Agreements are fully negotiated, Purchaser will be the lead party and point of contact in communications and planning with the City with respect to the Development Approval provided that Purchaser shall comply with the terms of Section 3.6(a). Purchaser shall contribute its manpower, political connections, expertise, and financial costs involved (i.e. the Collaborative Costs) on an as-needed basis. Seller’s proposal or submittal of any application and/or Seller’s review of the Specific Plan shall not constitute a representation, of any kind, that the proposal, application or Specific Plan will achieve Specific Plan Approval or other approval by Governmental Authorities. Likewise, no proposal, submittal or review by Seller shall constitute Seller’s representation that the foregoing complies with applicable laws or the City’s objectives for the Specific Plan, or that the Specific Plan Approval will be achievable, if at all, prior to or after the Initial Outside Closing Date or the Third Outside Closing Date, as applicable.

(b)     In the event that prior to the Outside Termination Date (i) either (x) the Specific Plan Approval is not issued, or (y) Seller fails to execute and deliver the JCP Buyout Agreement, and (ii) Purchaser elects not to deliver a Notice to Proceed under Section 3.1, Seller shall reimburse Purchaser for all of its Collaborative Costs capped at, and not to exceed, $500,000 (it being agreed that if Purchaser elects not to deliver a Notice to Proceed for any other reason, including, but not limited to, unsatisfactory results from Property investigations or studies or evaluations, or failure to receive approval from Purchaser’s Portfolio Investment Committee and/or its Board of Directors, the reimbursement obligation shall not apply). Notwithstanding the foregoing, all costs other than the Collaborative Costs, including, without limitation, all costs associated with Purchaser’s due diligence, site planning, architectural and/or design costs for Purchaser’s intended product type, or Purchaser’s legal costs, shall not be included in costs to be reimbursed to Purchaser pursuant to this Section 3.4(b).

Section 3.5       Division of Seller’s Overall Property. In contemplation of the sale contemplated herein, Seller has prepared, and Purchaser has approved, a preliminary Division Plan showing the Division, which plan is attached hereto as Exhibit B (the “Division Plan”). In the event Purchaser delivers the Notice to Proceed, Seller, at Seller’s sole cost and expense, shall timely take or cause to be taken any and all commercially reasonable actions required to obtain the Division Approval in accordance with the Division Plan, including taking any action reasonably necessary to facilitate the satisfaction of any conditions required by the Subdivision Authority in connection with the Division of the Property pursuant to the Division Plan. The parties shall cooperate in the offering of any proposed dedication required to obtain the Division Approval and to implement the Division. To the extent any conditions of approval for the Division may require Seller or Purchaser to execute agreements with the City or that the completion of on-site or off-site improvements will be required as a condition to development of, or otherwise will benefit, the Sale Property, then Seller or Purchaser (as the City may require) shall execute such agreements, and Purchaser agrees to satisfy such conditions or complete such improvements, including without limitation, the posting of associated bonds therefor, as the Division Approval may require, including, following the Closing, in accordance with the Private Development Agreement. Seller shall keep Purchaser informed on a regular basis as to the status of the Division Approval process and issues. Seller shall have the right to modify the Division Plan; provided, however, that in the event such modification has a material and adverse impact on Purchaser’s Intended Development, Seller shall obtain the prior written consent of Purchaser, which consent shall not be unreasonably conditioned, withheld or delayed. Promptly upon receipt of the Division Approval, Seller shall deliver a copy of the final Division Plan and the Division Approval to Purchaser. Prior to, or simultaneously with, the Closing, the final Division Plan shall be recorded in the Official Records, and both Seller and Purchaser shall receive a copy of the recorded final Division Plan after Closing.

Section 3.6        Development Approval; Improvement Permits.

(a)     In the event Purchaser delivers the Notice to Proceed, Purchaser shall use commercially reasonable efforts to timely secure the Development Approval and the Improvement Permits, including taking any action reasonably necessary to facilitate the satisfaction of any conditions required by the applicable Governmental Authorities in connection with the issuance thereof. In connection with such efforts, the following shall apply:

(1)     All requests or applications by Purchaser to be submitted to any Governmental Authority, together with all supporting documentation, plans, schedules, reports and studies related thereto (the “Purchaser Submittals”), shall first be submitted to, coordinated with and approved by Seller. Without limiting the foregoing, Purchaser acknowledges and agrees that Purchaser may not submit any Purchaser Submittals for any Development Approval which would (A) permit development of retail improvements, or (B) permit development of “for sale” residential units in excess of the number allocated to the Property by the Development Agreements without Seller’s prior approval. The Purchaser Submittals shall be in such format as may be reasonably specified in writing by Seller from time to time. Seller shall have a period of not more than ten (10) Business Days (the “Seller Review Period”) after receipt of the Purchaser Submittals to approve or disapprove of the Purchaser Submittals, and in the event of disapproval shall specify the reasons therefor. Purchaser acknowledges that Seller’s lender with liens upon the Sale Property has certain pre-existing rights of review and approval over changes in zoning or use, or any redevelopment of the Sale Property. If Seller reasonably believes that the Purchaser Submittals require the consent or authorization of its lender, then (i) Seller may extend the Seller Review Period for such period as may be reasonably required to obtain Seller’s lender’s approval and consent, and (ii) Seller shall use commercially reasonable efforts to promptly obtain the consent and authorization of Seller’s lender or such lender’s confirmation that no such consent or authorization is required. Purchaser shall promptly provide copies of all written communications between Purchaser and the Governmental Authority processing such requests or applications for Development Approvals or other Purchaser Submittals.

(2)     Purchaser shall provide Seller at least three (3) business days’ prior written notice before all scheduled in-person meetings (or any virtual meetings that are proposed in lieu of in-person meetings during periods that the City or County is enforcing social distancing protocols) with any Governmental Authorities, and Seller or its representative(s) shall have the right to participate in any and all such meetings. Purchaser shall not be obligated to provide Seller prior notice of any telephone calls with Governmental Authorities, but Purchaser shall provide a summary of such calls to Seller by email within a reasonable time thereafter. For the purpose of providing notice of meetings or summaries of telephone calls pursuant to this Section 3.6(a)(2) only, such notice is sufficient if sent by email to Lisa Callahan at Lisa.Callahan@washingtonprime.com. Purchaser shall keep Seller informed on a regular basis as to the status of the Development Approvals and the Improvement Permits approval process and issues. From and after the Effective Date, and provided that Purchaser is not in default of its duties and obligations under this Agreement or any Development Agreement and subject to Seller’s approval rights pursuant to Section 3.6(a)(1), Seller (i) shall, at no material cost, expense, obligation or liability to Seller, cooperate with and do all acts as may be reasonably required or requested by Purchaser in connection with Purchaser’s efforts to obtain Development Approval and the Improvement Permits, and (ii) shall not oppose or contest the Development Approval and the Improvement Permits, including, without limitation, by filing any appeals, lawsuits or challenges, either directly or indirectly. Promptly upon receipt of the Development Approval and the Improvement Permits, Purchaser shall deliver copies thereof to Seller. Seller’s proposal, review, approval or consent of any application, conditions, restrictions or other materials related to the Development Approval and/or Improvement Permits or otherwise shall not constitute a representation, of any kind, that the foregoing will achieve approval by Governmental Authorities. Likewise, no review, approval or consent by Seller of any of Purchaser’s application, conditions, restrictions or other materials related to the Development Approval and/or Improvement Permits or otherwise shall constitute Seller’s representation that the foregoing complies with applicable laws or the City’s objectives for the project, or that the Specific Plan, Development Approvals or Improvement Permits will be achievable by Purchaser, if at all, prior to or after the Initial Outside Closing Date or the Third Outside Closing Date, as applicable.

(b)     Notwithstanding Seller’s (and its lender’s) prior approval of the Purchaser Submittals or anything in this Agreement to the contrary, Purchaser shall not cause any restrictions, obligations, or undertakings to be imposed on the Property prior to Closing or upon Seller prior to or after Closing without Seller’s written consent and nothing contained in this Agreement shall be deemed to grant Purchaser any right, power or authority to take, carry out or implement (or agree to take, carry out or implement) any action, which will be binding upon Seller or the Property (or any portion thereof) prior to the Closing unless (i) Seller, in its sole discretion, has approved such action in writing, and (ii) Purchaser has delivered written notice to Seller approving all conditions of approval to the TTM.

(c)     Purchaser, to the fullest extent permitted by law, agrees to indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless Seller from all liabilities, suits, causes of action, costs and attorneys’ fees arising from or related to such Development Approval or Purchaser’s Intended Development and any challenges or appeals of, or any other action relating to, the Development Approval or Purchaser’s Intended Development (“Entitlement Litigation”). Such indemnification does not include any appeal or challenge to the City’s initial approval of the Specific Plan, the Division Plan, or other entitlements processed by Seller. The parties confirm that the terms of this subsection (c) constitute a Surviving Obligation.

(1)     Further, to the extent that Seller is named as a defendant or real-party-in-interest in any Entitlement Litigation, Purchaser shall indemnify and provide a defense of Seller and its interests in the Sale Property regardless of the validity or merits of the underlying claim or appeal. Purchaser’s obligations and liability for this indemnity, and duty to defend, shall survive the Close of Escrow or earlier termination of this Agreement, and shall apply regardless of whether the Entitlement Litigation is resolved in Purchaser’s favor and regardless of whether the applicable conditions to the Close of Escrow are satisfied. Notwithstanding the foregoing, in the event this Agreement is terminated during the pendency of any such Entitlement Litigation, then Seller shall elect either (i) to cause Purchaser to have the Development Approvals vacated by the City and request that the Entitlement Litigation be dismissed, or (ii) to assume defense of the Entitlement Litigation without any further right of indemnification for costs Seller incurs after the date it assumes such defense. If Seller has not made such election within ten (10) business days after the termination of this Agreement, Seller shall be deemed to have elected to proceed under clause (ii) above.

(2)     Seller and Purchaser shall reasonably cooperate in all aspects of any Entitlement Litigation. Nothing contained in this Agreement, however, shall be construed to limit the discretion of Seller to settle, defend, appeal or to decline to settle or to terminate or forego defense or appeal of the Entitlement Litigation for which it is named a party or in connection with which, either Seller could potentially suffer material economic loss or the Property could suffer material loss of use, development rights or value. Purchaser shall not have a right to settle, decline to settle, terminate or forego the defense of such action or appeal without Seller’s written consent. It is also understood and agreed that all pleadings in any Entitlement Litigation shall be subject to review, revision and approval by Seller.

(3)     The obligation to indemnify and defend Seller with respect to any Entitlement Litigation shall include any award of attorneys’ fees and costs to adverse parties arising out of the subject claim, action or proceeding.

(4)     If required by the City in connection with any such Entitlement Litigation, Purchaser, at its own expense, shall defend, indemnify and hold harmless the City from and against any claim, action or proceeding brought as part of any Entitlement Litigation against the City, on such basis and terms and the City may require.

Article IV.
TITLE

Section 4.1       Title Commitment; Survey. Within two (2) Business Days of the Effective Date, Seller shall order, at Seller’s expense, a current preliminary title report with respect to the Property from the Title Company, together with legible copies of documents referred to in such commitment (the “Commitment”), for an owner’s policy of title insurance covering title to the Property (the “Title Policy”) insuring the Purchaser’s title to the Property in the amount of the Purchase Price. Seller shall be responsible, at Closing, for the cost of the policy premium for the ALTA standard coverage policy of title insurance (on the 2006 ALTA standard coverage form); provided, however, Purchaser may elect to obtain an ALTA extended coverage policy and any policy endorsements, in which case Purchaser shall pay the additional cost of the policy premium therefor, together with the cost of any such policy endorsements.  Purchaser shall obtain, within sixty (60) days of the Effective Date and at Purchaser’s expense, a current ALTA Land Title Survey of the Property, including the Improvements (the “Survey”) prepared by a surveyor licensed in California, which, prior to the Outside Termination Date, shall be certified to Purchaser, Seller and the Title Company. The parties shall deliver copies of the Commitment and the Survey to each other promptly upon their receipt thereof.

Section 4.2       Title Review and Cure.

(a)     Purchaser shall have the right to object, in its sole and absolute discretion, to any exceptions to title disclosed by the Commitment, or to any matter shown on the Survey, by giving written notice to Seller (“Purchaser’s Notice”) no later than ninety (90) days after the Effective Date (“Title Review Deadline”). Within ten (10) Business Days of receiving such notice (the “Seller Cure Period”), Seller may, at its option, use reasonable efforts to remove, correct and cure such exceptions or other matters to the reasonable satisfaction of Purchaser (and Seller shall provide to Purchaser written notice of its election to remove, correct and cure such exceptions and/or such other matters, such notice being referred to as the “Seller Response”). Notwithstanding the foregoing, Seller shall not be required to have any documents associated with Seller’s lender’s deed of trust released prior to Closing. If Seller does not give the Seller’s Response within such ten (10) Business Day period, then Seller shall be deemed to have refused to cure all objections raised in Purchaser’s notice. If Seller elects not to endeavor to cure or fails to cure one or more of Purchaser’s title and survey objections prior to the expiration of the Seller Cure Period, then Purchaser shall, until the period ending five (5) Business Days after delivery of the Seller’s Response, or if the Seller’s Response is not given, then until the period ending five (5) Business Days after the expiration of the period within which Seller was permitted to give the Seller’s Response, have the option as Purchaser’s sole right and remedy, to terminate this Agreement by written notice to Seller and to receive the return of the Deposit, whereupon the parties shall have no further rights or obligations hereunder except for the Surviving Obligations; however, if Purchaser fails to terminate the Agreement in accordance with this Section 4.2(a), Purchaser shall be deemed to have waived the objections, in which case such objections shall thereafter be treated as Permitted Exceptions. Notwithstanding the foregoing, Seller shall have no obligation to cure title objections except for Mandatory Cure Items, which items Seller shall cause to be released (at Seller’s expense, including any recording fees incurred or to be incurred in connection therewith) at or prior to the Closing. The term “Permitted Exceptions” shall mean and include the following: (i) the exceptions that are a part of the promulgated title insurance form (i.e., the so-called “general exceptions” or “standard exceptions,” whether or not the same are printed, preprinted or otherwise), except to the extent the same are removed as a result of Seller providing an affidavit as contemplated by Section 10.1(f) below or by Purchaser’s actions, at Purchaser’s sole cost and expense, including, without limitation, the provision (or update) of a Survey, if Purchaser so elects; (ii) the specific exceptions (i.e., the “special” or other exceptions that are not part of the promulgated title insurance form) in the Commitment that the Title Company has not agreed to remove from the Commitment as of the end of the Title Review Deadline and that Seller is not required or has not elected to remove as provided above; (iii) matters created by, through or under Purchaser; (iv) items shown on the Survey which have not been removed as of the end of the Title Review Deadline and for which Seller has not elected, in Seller’s Response, to remove; (v) real estate taxes not yet due and payable; (v) the impact of any federal, state, local and other laws, rules, regulations and ordinances, including without limitation, zoning ordinances; and (vi) all Development Agreements entered into in accordance with the terms of this Agreement.

(b)     To the extent that after the expiration of the Feasibility Period and prior to Closing, a defect in title, a survey matter or an intervening lien materializes which is not a Permitted Exception (“Intervening Defect”), and such Intervening Defect constitutes a Material Title Defect and was not consented to or waived by Purchaser pursuant to this Agreement, Purchaser shall furnish Seller with a written statement of objections, if any, to such Intervening Defect (collectively, “Updated Title Objections”) within five (5) Business Days after its receipt of notice of such Intervening Defect (each, a “Title Update Review Period”). If Seller receives a timely Updated Title Objection in accordance with this Section 4.2(b) (“Purchaser’s Updated Notice”), Seller shall within five (5) Business Days after receipt of Purchaser’s Updated Notice (“Seller’s Supplemental Response Period”) notify Purchaser whether or not Seller shall attempt to cure any such matter upon written notice to Purchaser (“Seller’s Supplemental Response”), and may extend the Closing Date for up to ten (10) business days to allow such cure. If Seller does not give any Seller’s Supplemental Response prior to the expiration of Seller’s Supplemental Response Period, Seller shall be deemed to have elected not to attempt to cure any such matter. Notwithstanding the foregoing, in all events, Seller shall be obligated to remove any Mandatory Cure Items. If Seller elects (or is deemed to have elected) not to attempt to cure any Updated Title Objection, then Purchaser, as its sole and exclusive remedy, shall have the option of terminating this Agreement by delivering written notice thereof to Seller not later than five (5) Business Days following the expiration of Seller’s Supplemental Response Period (but not later than the Closing Date). In the event of such a termination, Escrow Agent shall deliver to Purchaser the Deposit, and neither party shall have any further rights or obligations hereunder, except as expressly provided herein. If no such termination notice is timely received by Seller hereunder, Purchaser shall be deemed to have waived all such Updated Title Objections, in which event the Intervening Defects shall become Permitted Exceptions; provided, however that in no event shall any Mandatory Cure Items become Permitted Exceptions. If Seller elects to attempt to cure any Updated Title Objection and shall fail to remove any such Updated Title Objection from title prior to the Closing and Purchaser is unwilling to take title subject thereto, Purchaser may, as its sole remedy, elect to terminate this Agreement, in which event Purchaser shall receive a full refund of the Deposit, and neither party shall have any further rights or obligations hereunder, except as expressly provided herein.

Article V.
“AS-IS” “WHERE-IS” PURCHASE; RELEASE; REPRESENTATIONS AND WARRANTIES

Section 5.1     “AS-IS” “WHERE-IS” Purchase. PURCHASER ACKNOWLEDGES THAT PURCHASER AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTY, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE PHYSICAL AND FINANCIAL CONDITION THEREOF, AND THAT PURCHASER IS ACQUIRING THE PROPERTY IN ITS PRESENT “AS-IS, WHERE-IS CONDITION WITH ALL FAULTS” AND ALL EXISTING DEFECTS, SUBJECT TO THE REASONABLE AND ORDINARY WEAR AND TEAR OF THE PROPERTY, AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION, EXPRESS OR IMPLIED, MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.3 OF THIS AGREEMENT OR IN THE DOCUMENTS AND INSTRUMENTS TO BE DELIVERED TO PURCHASER AT CLOSING).

Section 5.2        DISCLAIMER; RELEASE AND INDEMNITY.

(a)     Disclaimer. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN SECTION 5.3, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EITHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR CONTAMINATION LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS, (I) THE SUBMISSION ITEMS OR OTHER INSPECTION MATERIALS, OR (J) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY.  ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN.  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE AND RELEASE ALL OBJECTIONS, SUITS, CAUSES OF ACTION, DAMAGES, LIABILITIES, LOSSES, DEMANDS, PROCEEDINGS, EXPENSES AND CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY.  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, CURRENCY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION.  SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, CONSULTANT, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON.

(b)     Release. WITHOUT LIMITING THE PROVISIONS OF THE FOREGOING SECTION 5.1, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, PURCHASER HEREBY RELEASES SELLER AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS (EACH A “SELLER PARTY”) FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEY’S FEES WHETHER THE SUIT IS INSTITUTED OR NOT), WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ANY IMPROVEMENTS WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE AND OTHERWISE, AND (ii) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (iii) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL DEVELOPMENT, USE, OCCUPANCY OR ACTIVITIES WHICH PURCHASER MAY CONDUCT OR INTEND THEREON, (iv) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY (INCLUDING COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OR OTHER LAWS OR REGULATIONS RELATING TO ACCESSIBILITY) OR (v) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES ANY CLAIMS UNDER ANY LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. THIS SECTION 5.2 SHALL SURVIVE CLOSING AND SHALL BE APPLICABLE TO ALL DOCUMENTS DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE SALE OF THE PROPERTY; PROVIDED, HOWEVER, THAT THESE SECTIONS SHALL NOT BE DEEMED TO DEROGATE FROM ANY EXPRESS WARRANTIES CONTAINED IN ANY OF SUCH DOCUMENTS. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON OR ABOUT THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN UP, REMOVAL OR REMEDIATION SHALL NOT BE THE RESPONSIBILITY OF SELLER UNLESS SELLER IS OTHERWISE EXPRESSLY LIABLE FOR THE SAME UNDER APPLICABLE LAW.

Notwithstanding the foregoing, Purchaser’s obligation to release and discharge Seller under this provision does not extend to the extent any Claims caused by (i) the fraud or willful misconduct of Seller or Seller’s agents, (ii) Seller’s breach OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OTHER COVENANTS EXPRESSLY CONTAINED IN THIS AGREEMENT, THE DEED OR THE OTHER INSTRUMENTS TO BE DELIVERED AT CLOSING, (iii) claims made for personal injury or property damage not caused by acts or omissions of Purchaser occurring prior to the Closing, AND (IV) CLAIMS ARISING FROM THE ACTIVE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER FIRST OCCURRING AFTER THE EFFECTIVE DATE. THE TERM “GROSS NEGLIGENCE,” AS USED HEREIN, SHALL MEAN AND REFER TO THE BREACH OF A DUTY OF CARE THAT EXCEEDS MERE NEGLIGENCE, AND WHICH INSTEAD EVIDENCES THE LACK OF EVEN SCANT CARE AND A RECKLESS OR WANTON DISREGARD OF A KNOWN DUTY.

IN CONNECTION WITH THE ABOVE RELEASE, PURCHASER EXPRESSLY WAIVES THE PROTECTIONS AND BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

PURCHASER ACKNOWLEDGES THAT PURCHASER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER’S SELECTION AND PURCHASER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND THAT SUCH COUNSEL HAS EXPLAINED TO PURCHASER THE PROVISIONS OF THIS SECTION.

(c)     Comprehensive Indemnity. Purchaser and Seller intend that Seller and all of Seller’s affiliates holding an interest in real property in or adjacent to the Sale Property, and each and all of their respective members, shareholders, partners, officers, directors, employees, lenders, contractors, subcontractors, consultants, agents and representatives (collectively, the “Seller Parties”), shall not be liable for any loss, liability, cost, expense (including attorneys’ fees), damage, injury or claim (collectively, “Claims”) of any kind or character to any person or property arising from or caused by Purchaser’s acquisition of the Property, activities within the Property and/or the entitlement or development thereof and/or the construction, marketing, sale or rental of homes, condominiums and apartment units therein or conveyance of the homes, condominiums, apartment improvements or common area located thereon (collectively, the “Indemnified Matters”). Accordingly, Purchaser, to the fullest extent permitted by law, agrees to indemnify, defend and hold harmless Seller and Seller Parties (and their property) from all Claims arising from or related to any such Indemnified Matter whether incurred or made by Purchaser or any other person(s) or entities. The foregoing Indemnified Matters shall include, without limitation, any Claim arising from or caused by or alleged to arise from or be caused by any of the following: (a) any use of the Property or any part thereof by Purchaser or any of its agents, representatives, contractors, subcontractors, consultants or employees (the “Purchaser Parties”) or by any successors or assigns, (b) any entry upon or use of the Property by Purchaser or by any of the Purchaser Parties, whether before or after the Close of Escrow, (c) any defect in the design, construction of, or material in, any structure or other improvement upon the Property constructed by or on behalf of Purchaser, (d) any act or omission of Purchaser or any of the Purchaser Parties, (e) any accident or casualty on the Property to the extent occurring in connection with the activities of Purchaser or the Purchaser Parties thereon, (f) any representations, omissions or failure to disclose by Purchaser or any of the Purchaser Parties, (g) any release of Hazardous Substances or violation of any Environmental Laws or regulations, including the costs of investigation, clean-up, removal and disposal, resulting from Purchaser’s failure to perform or observe any of its duties and covenants under any of the Development Agreements, (h) a violation or alleged violation by Purchaser or the Purchaser Parties of any law now or hereafter enacted, (i) any subsurface geologic or groundwater condition with respect to the Property resulting from Purchaser’s or the Purchaser Parties’ acts or omissions or from completion of Purchaser’s Intended Development and sale and occupancy of homes thereon, (j) all environmental and other conditions, duties and obligations disclosed, described, arising or otherwise required to be satisfied or performed as a condition to Purchaser’s Intended Development of the Sale Property, (k) delay, loss or damage (physical or economic) resulting from exercise by the City or other Governmental Authority of any reserved rights, servitudes, easements or covenants running with the land resulting from Purchaser’s or the Purchaser Parties’ acts or omissions, (l) any work of design, construction, engineering, or other work with respect to the Property provided or performed by or for Purchaser or any of the Purchaser Parties before the Close of Escrow, (m) any other cause whatsoever in connection with Purchaser’s use of the Property or Purchaser’s performance under this Agreement or the Development Agreements, (n) liability arising under deemed warranties under the Magnuson-Moss Act to the extent that Purchaser makes, or fails to expressly disclaim, any such warranty, or (o) the application of the principles of strict liability with respect to any act or omission of Purchaser or any of the Purchaser Parties relating to the development and use of the Property by or on behalf of Purchaser, including without limitation the grading thereof. The obligations of Purchaser hereunder shall survive the Closing or earlier termination of this Agreement through the period of all relevant statutes of repose.

Section 5.3        Seller’s Representations. Seller represents and warrants to Purchaser that the representations and warranties set forth below are true and correct on and as of the Effective Date:

(a)     Due Execution; Authority. (i) Seller is duly formed, validly existing and in good standing as a limited liability company under the laws of Delaware; (ii) this Agreement is, and all the documents to be delivered by Seller pursuant to this Agreement (the “Seller Closing Documents”) will, when executed by Seller be, binding on and enforceable against Seller in accordance with its respective terms; (iii) there are no other consents required to authorize Seller’s entry into and performance of this Agreement which have not already been obtained, except the Parties acknowledge that Seller’s lender will be a required consent party to the Memorandum and will not provide a release of its deed of trust until lender is paid in full at Closing, and prior to the Closing, Seller shall obtain any additional required consents to the execution and performance of the Seller Closing Documents and/or the transactions contemplated hereby or thereby; (iv) this Agreement, the Seller Closing Documents and the transactions contemplated hereby and thereby have been, or will have been prior to the Closing, approved by all necessary action of Seller; and (v) the execution and delivery of the Seller Closing Documents do not and will not constitute a breach or default under any agreement by which Seller is bound, or by which any of Seller’s property is encumbered.

(b)     Contracts. Except for this Agreement, there are no (i) contracts for the sale, exchange or transfer of the Property or any portion thereof or (ii) rights of first refusal, first offer or right to purchase the Property other than this Agreement.

(c)     Condemnation. Seller has received no written notice of any pending condemnation proceedings affecting all or any part of the Property, and to Seller’s knowledge, no such proceedings are contemplated or have been threatened, except as set forth on Exhibit 5.3(c).

(d)    FIRPTA. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e)     OFAC. Seller and, to Seller’s actual knowledge, each person or entity owning an interest in Seller (excluding any holder of publicly traded shares) is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person.” To Seller’s actual knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined, and excluding any holder of publicly traded shares), and (c) to Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly, excluding any holder of publicly traded shares). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

(f)     Bankruptcy. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (iii) made an assignment for the benefit of creditors.

(g)     No Litigation. Except as set forth on Exhibit 5.3(g), there is no pending, and Seller has no knowledge of any threatened action, suit, arbitration, government investigation, complaint, litigation or proceeding against Seller or any portion of the Property which would be reasonably likely to materially interfere with the consummation of the transaction contemplated by this Agreement or which will reasonably be anticipated to have a Material Adverse Effect on Purchaser or the Purchaser’s Intended Development.

(h)    No Violation of Law. Seller has not received written notice of any current violations of any laws, statutes, ordinances, regulations or other requirements of any Governmental Authority in connection with or related to the Property which, if remaining uncured at the Closing, will reasonably be anticipated to have a Material Adverse Effect on Purchaser or the Purchaser’s Intended Development.

(i)     Hazardous Materials. Except as set forth in the environmental reports delivered to Purchaser prior to the Effective Date and described on Exhibit 5.3(i) attached hereto, (x) neither Seller nor, to the actual knowledge of Seller, any prior owner or occupant of the Property, has engaged in or permitted any activity on the Property involving the handling, manufacture, treatment, storage, use, release, or disposal of any Hazardous Materials that would constitute a violation of Environmental Laws, and (y) Seller has not received any notice from any applicable Governmental Authority having jurisdiction over the Property requiring the removal or other remedial action with respect to Hazardous Materials in, on, under or about the Property.

(j)     Tax Proceedings. Except as set forth on Exhibit 5.3(j) attached hereto, there are no certiorari or other proceedings pending with respect to the Property.

For purposes of clarity and avoidance of doubt, the parties agree that (A) litigation that arises in the ordinary course of business of operating a shopping center arising from injuries to persons, damage of property or lease enforcement proceedings are deemed neither to constitute a source of anticipated interference with the consummation of the transaction contemplated by this Agreement nor to affect the Sale Property, and therefore need not be disclosed by Seller on Exhibit 5.3(g), (B) the foregoing shall not prevent, limit or restrict Seller from initiating any litigation or other legal action or proceedings for the enforcement or protection of Seller’s right and interests, generally, or with respect to Seller’s Overall Property nor shall the initiation of such proceedings constitute a misrepresentation or breach of warranty hereunder, and (C) Seller shall have the right to institute tax proceedings from time-to-time, and need not disclose to Seller the existence of any tax proceedings initiated by Seller to the extent such proceedings are not anticipated to constitute a source of interference with the consummation of the transaction nor to materially affect the Sale Property, and need not be disclosed to Purchaser on Exhibit 5.3(j) or otherwise.

Notwithstanding the foregoing, with respect to the representation and warranties set forth in Sections 5.3(c), (g), (h), (i), or (j) (the “Material Representations”), if any Material Representation is not true and correct in all material respects by reason of changed facts or circumstances arising after the Effective Date, then Seller shall not be deemed to have breached this Agreement. In all instances, and subject to the provisions of Section 5.5, Seller shall not be deemed to have breach this Agreement unless changed facts or circumstances (not otherwise approved or caused by the acts of Purchaser) have, or would reasonably be expected to have, a Material Adverse Effect on Purchaser’s Intended Development.

Section 5.4     Knowledge. If a representation or warranty set forth in Section 5.3 is qualified to the “knowledge of Seller” or to “Seller’s knowledge”, such representations or warranties are made to the actual, present, conscious knowledge of Seller’s head of property management and Seller’s chief financial officer (collectively, the “Seller Knowledge Individuals”), without such individuals having any duty or obligation to make an independent inquiry or investigation. Any reference to Seller’s “receipt” or language similar thereto of notices or other written documents shall mean the actual receipt of the same by the Seller Knowledge Individuals. Seller hereby represents and warrants that the Seller Knowledge Individuals are the persons within Seller’s organization who are most likely to possess substantial information regarding the varied subject matters of Seller’s representations and warranties. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individuals or of any other individual or entity, shall be imputed to the Seller Knowledge Individuals. In no event shall Purchaser be entitled to assert any cause of action against the Seller Knowledge Individuals nor shall the Seller Knowledge Individuals have any personal liability whatsoever for any matter under or related to this Agreement.

Section 5.5     Pre-Closing Misrepresentation. Purchaser acknowledges and agrees that, as of the Effective Date, Purchaser does not have actual knowledge of any fact, information or circumstance which renders any representation or warranty made by Seller in this Agreement untrue or incorrect in any respect. If, following the Effective Date (a) any new fact or circumstance arises that would cause any of Seller’s representations and warranties not based on Seller’s knowledge to be made inaccurate or false in any material respect, or (b) with respect to representations and warranties based on Seller’s knowledge, the Seller Knowledge Individuals become aware of any previously unknown fact or circumstance which would cause such representation or warranty to be made inaccurate or false in any material respect, then Seller will give prompt notice thereof to Purchaser. Purchaser and Seller hereby agree that in the event Purchaser has actual knowledge of, at the time of or prior to Closing, any fact, information or circumstance which renders any representation or warranty made by Seller in this Agreement untrue or incorrect in any material respect, Purchaser shall, on or before the date which is the earlier to occur of (i) five (5) days after Purchaser first has knowledge of the fact, information or circumstance that causes the representation to be inaccurate or false, or (ii) the Closing Date, deliver written notice describing such facts, information and circumstances to Seller, whereupon Seller shall have the right, by written notice to Purchaser delivered within three (3) Business Days of receipt of Purchaser’s notice, to adjourn the Closing for up to thirty (30) days to cure the condition causing such representation or warranty to be inaccurate or false. If Seller shall fail to adjourn the Closing as aforesaid, or if Seller adjourns the Closing and thereafter shall fail to cure the condition causing the representation or warranty to be inaccurate or false within such 30-day period, then Purchaser shall have the right to terminate this Agreement by delivery of written notice to Seller, whereupon if exercised (x) this Agreement shall be terminated and (y) the Deposit shall be returned to Purchaser and neither party shall have any obligations hereunder except for the Surviving Obligations; provided however, that if such representation or warranty is a Material Representation and the falsity thereof is not reasonably anticipated to have a Material Adverse Effect on Purchaser’s Intended Development, then Purchaser shall have no remedy therefor and shall proceed with the Closing. Further, if any volitional act of Seller caused or permitted the event or circumstance to occur that resulted in the inaccuracy or falsity of the subject representation and warranty, then such failure to cure the condition shall also constitute a default under this Agreement. Notwithstanding anything contained herein to the contrary, if, prior to the Closing, there occurs or exists one or more misrepresentations or breach of the Material Representations which, in the aggregate, do not result in a Material Adverse Effect, then Purchaser shall have no remedy therefor and shall proceed with the Closing.

Section 5.6     Survival. The representations and warranties of Seller contained in Section 5.3 shall survive the Closing for one (1) year following the Closing Date (the “Limitation Period”). Each such representation and warranty shall automatically be null and void and of no further force and effect on day following the one (1) year anniversary of the Closing Date unless, prior to the expiration of the Limitation Period, Purchaser shall have provided Seller with a notice alleging that Seller is in breach of such representation or warranty and specifying in reasonable detail the nature of such breach. Purchaser shall allow Seller thirty (30) days after Seller’s receipt of such notice within which to cure such breach. If Seller fails to cure such breach or claim after written notice thereof, Purchaser’s sole remedy (subject to the limitations set forth in Section 5.7) shall be to commence a legal proceeding against Seller alleging that Seller has breached such representation or warranty and that Purchaser has suffered actual damages as a result thereof (a “Proceeding”), which Proceeding must be commenced, if at all, prior to the date which is sixty (60) days following the expiration of the Limitation Period. If Purchaser shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final order in connection with such Proceeding, determine that (1) Seller was in breach of the applicable representation or warranty, and (2) Purchaser suffered actual damages (other than consequential damages) (the “Damages”) by reason of such breach, then, Purchaser shall be entitled to receive an amount equal to the Damages, subject to the limitations described in Section 5.7(b), below.

Section 5.7       Limitation of Liability.

(a)     In the event that, prior to the Closing Date, Purchaser shall obtain actual knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty or failure to satisfy any condition on the part of Seller and Purchaser proceeds to close title to the Property, then Purchaser shall not be entitled to bring any action after the Closing Date based on such representation or warranty. For purposes hereof, Purchaser’s actual knowledge shall mean the actual, present, conscious knowledge of Ryan Mordahl or Sean Doyle (the “Purchaser Knowledge Individual”), without such individual having any duty or obligation to make an independent inquiry or investigation; provided, however, that in the event either Purchaser Knowledge Individual is no longer employed by Purchaser, then the successor to the position of such Purchaser Knowledge Individual shall be deemed to be a Purchaser Knowledge Individual under this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Purchaser Knowledge Individual or of any other individual or entity, shall be imputed to the Purchaser Knowledge Individual.

(b)     Notwithstanding anything to the contrary set forth in this Agreement, after the Closing, Seller’s liability for breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document delivered at Closing by Seller shall, subject to the limitations of survival set forth in Section 5.6, be limited to claims of losses resulting from such breaches only if such claims exceed Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate (the “Liability Threshold”), and Seller’s aggregate liability for any and all claims arising out of any such representations and warranties shall not exceed Four Million and 00/100 Dollars ($4,000,000) in the aggregate (the “Liability Ceiling”).In addition, in no event shall Seller be liable for any incidental, consequential, indirect, punitive, special or exemplary damages. If Seller’s aggregate liability to Purchaser shall exceed the Liability Threshold, then Seller shall be liable for the entire amount thereof up to but not exceeding the Liability Ceiling.

(c)     The provisions of this Sections 5.6 and 5.7 shall survive the Closing.

Article VI.
COVENANTS AND ADDITIONAL OBLIGATIONS OF SELLER

Section 6.1       Covenants of Seller. Seller agrees that from the date of this Agreement to the Closing, it will:

(a)      Insurance. Maintain the existing fire, casualty and other insurance coverages or replacement insurance applicable to Seller or the Property with coverage that is not less favorable.

(b)     Notices. Promptly upon receipt, provide Purchaser with copies of all written notices delivered or received with respect to the Property from neighboring property owners or any Governmental Authorities; provided, however, that notices need only be delivered to Purchaser if such notices are notices of default or identify or relate to any matter which could reasonably be expected to adversely affect Purchaser’s Intended Development.

(c)     No Sale. Not sell or otherwise transfer or dispose of all or any part of the Property or any interest therein; not enter into any contract, or enter into or continue any negotiations, to sell the Property to any person or entity other than Purchaser.

(d)    Leases and Contracts. Not enter into any new lease, license or similar arrangement affecting the Property which would survive the date of Closing without the prior written consent of Purchaser, which Purchaser may withhold in its sole discretion; except for the Development Agreements and Specific Plan, not enter into any new contracts relating to the ownership, management, leasing, parking, operation, maintenance or repair of the Property which would survive the date of Closing without the prior written consent of Purchaser, which Purchaser may withhold in its sole discretion.

(e)     Title Matters. Other the recordation of the Division Plan following the issuance of the Division Approval, any documents related to the Specific Plan, and the other Development Agreements, not permit any liens, easements, encumbrances or other clouds on the title to the Property to be created without the prior written consent of the Purchaser, which shall not be unreasonably withheld, conditioned, or delayed.

Whenever in this Agreement Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within three (3) Business Days after receipt of Seller’s request therefor, which request shall include a statement in all capital letters that failure to respond is deemed approval, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its disapproval within said three (3) Business Day period, TIME BEING OF THE ESSENCE, Purchaser shall be deemed to have approved same.

Article VII.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Section 7.1     Purchaser’s Representations. Purchaser represents and warrants to Seller that all of the representations and warranties set forth below are true and correct as of the Effective Date, and shall be true and correct in all material respects on and as of the date of the Closing. The representations and warranties of Purchaser shall survive Closing.

(a)     Due Execution; Authority. (i) Purchaser is duly formed, validly existing and in good standing as a limited liability company under the laws of the State of California; (ii) this Agreement is, and all the documents to be delivered by Purchaser pursuant to this Agreement (the “Purchaser Closing Documents”) will be, when executed by Purchaser, binding on and enforceable against Purchaser in accordance with their respective terms; (iii) there are no other consents required to authorize Purchaser’s entry into and performance of this Agreement, including the completion of Closing hereunder; (iv) this Agreement, the Purchaser Closing Documents and the transactions contemplated hereby and thereby have been, or will have been prior to the Closing, approved by all necessary action of Purchaser; and (v) the execution and delivery of the Purchaser Closing Documents do not and will not constitute a breach or default under any agreement by which Purchaser is bound or by which any of Purchaser’s property is encumbered.

(b)     Tax Matters. Purchaser has relied solely on its own counsel for advice on any federal, state and local tax matters relating to this Agreement and the transactions contemplated herein and has not relied on any advice or representations of Seller or its counsel with respect to any federal, state and local tax matters relating to this Agreement or the transactions contemplated herein.

(c)     OFAC. Purchaser and, to Purchaser’s actual knowledge, each person or entity owning an interest in Purchaser is (i) not currently identified on the List, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an Embargoed Person. To Purchaser’s actual knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (c) to Purchaser’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly).

Article VIII.
MACY’S PROPERTY

Section 8.1     The parties hereto acknowledge and agree that, during the pendency of this Agreement, Purchaser may enter into an agreement of purchase and sale with Macy’s for the acquisition of the Macy’s Property. Purchaser shall keep Seller informed on a regular basis as to the status of any negotiations between Purchaser and Macy’s in respect of the prospective acquisition of the Macy’s Property and, promptly following execution, Purchaser shall deliver to Seller a copy of the final purchase agreement with Macy’s (the “Macy’s PSA”). In the event that Purchaser (or its affiliate) enters into the Macy’s PSA and (i) the purchase price for the Macy’s Property set forth in the Macy’s PSA is lower on a per unit basis (per Approved Residential Units) than $194,000.00 (the amount of such per unit difference is referred to herein as the “Per Unit PP Delta”), (ii) the Key Underwriting Assumptions, or more favorable assumptions, apply to the acquisition of the Macy’s Property as reasonably determined by Purchaser, (iii) the Closing hereunder occurs and (iv) the transaction contemplated by the Macy’s PSA actually closes, then, concurrently with the closing under the Macy’s PSA, Purchaser shall pay to Seller (or as Seller shall direct) an amount equal to (x) the Per Unit PP Delta multiplied by (y) the number of Approved Residential Units allocated to the Macy’s Property (the “Macy’s Payment”); provided, however that in the event that the Macy’s Property is approved for any development other than the development of for-sale residential units, this provision regarding the calculation of the Macy’s Payment shall not apply.

Section 8.2     For the purposes of Article 8 only, “Approved Residential Units” shall be those units approved under the Specific Plan and allocated to the Macy’s Property by the Development Agreements. The provisions of this Article VIII shall survive Closing.

Article IX.
CLOSING CONDITIONS; CLOSING

Section 9.1       Closing Conditions.

(a)      Division Approval and Legal Parcels. The obligations of Purchaser and Seller to complete the Closing hereunder are expressly conditioned upon receipt of Division Approval and recordation of the Division conforming to the Division Plan in accordance with the California Subdivision Map Act and/or the local ordinances promulgated thereto. This condition shall not be waivable by Purchaser or Seller.

(b)      Conditions to the Obligations of Seller. The obligation of Seller to complete the Closing hereunder is further expressly conditioned upon the fulfillment or written waiver by Seller at or prior to the Closing Date of the following conditions:

(1)     Representations and Warranties. The representations and warranties of Purchaser contained in Section 7.1 of this Agreement shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date.

(2)     Performance of Obligations. Purchaser shall have performed all obligations required to be performed by it under this Agreement in all material respects on and prior to the Closing Date, including, without limitation, obligations related to the delivery into escrow of funds constituting the Purchase Price and closing costs and documents.

(3)     Delivery of Documents. Each of the documents required to be delivered by Purchaser at Closing shall have been delivered as provided herein.

(c)      Conditions to Obligations of Purchaser. The obligation of Purchaser to complete the Closing hereunder is further expressly conditioned upon the fulfillment or written waiver by Purchaser at or prior to the Closing Date of the following conditions:

(1)     Representations and Warranties. The representations and warranties of Seller contained in Section 5.3 of this Agreement shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date; provided, however, that if a Material Representation is not true and correct in all material respects by reason of changed facts or circumstances but such changed facts or circumstances do not have a Material Adverse Effect on Purchaser’s Intended Development, then the falsity of the Material Representation shall not constitute a failure of a condition under this Agreement.

(2)     Performance of Obligations. Seller shall have in all material respects performed all obligations required to be performed by Seller under this Agreement on and prior to the Closing Date including, without limitation, obligations related to the delivery of funds and/or documents.

(3)     Delivery of Documents. Each of the documents required to be delivered by Seller at Closing shall have been delivered as provided herein.

(4)     Development Approval. The issuance of the Development Approval.

(5)     Possession. Any existing leases on the Property have been terminated and the tenants thereunder have surrendered possession of their respective premises and vacated pursuant to the terms of any applicable lease or buyout agreements, and the Property is not subject to any other leases or occupancy agreements which create in any party any right to occupy any portion of the Property.

(d)       Failure of Condition. Subject to any applicable extensions pursuant to Section 9.2 hereof, if the conditions precedent set forth in this Article IX to either party’s obligation to effect the Closing shall not be satisfied (and Seller or Purchaser, as the case may be, has not waived the same) and such failure of condition precedent is not the result of the other party’s default hereunder, then (i) the party whose condition precedent has not been satisfied shall be entitled to terminate this Agreement by notice thereof to the other party, and (ii) the other party shall not be in default hereunder. If this Agreement is so terminated, then Seller shall be entitled to receive or retain the Deposit and neither party shall have any further obligations hereunder, except for the Surviving Obligations, provided, however, subject to the following:

(1)     if such failure of condition precedent is the result of either party’s default hereunder, then Section 12.1 and Section 12.2, as applicable, shall govern;

(2)     if the condition set forth in Section 9.1(a) shall not be satisfied, then the Deposit shall be returned to Buyer.

(3)     if (i) the condition set forth in Section 9.1(c)(1) shall not be satisfied on account that a Material Representation is untrue due to changed facts or circumstances not constituting a default by Seller hereunder, and (ii) the changed facts or circumstances (not otherwise approved or caused by Purchaser) would reasonably be expected to have a Material Adverse Effect on Purchaser or Purchaser’s Intended Development, then an amount equal to the Initial Non-Refundable Portion of the Deposit and, if applicable, any Initial Adjournment Deposit and Second Adjournment Deposit shall be retained or delivered to Seller and the balance of the Deposit shall be returned to Purchaser; and

(4)     if the condition set forth in Section 9.1(c)(4) shall not be satisfied, an amount equal to the Initial Non-Refundable Portion and, if applicable, any Initial Adjournment Deposit and Second Adjournment Deposit shall be retained or delivered to Seller and the balance of the Deposit shall be returned to Purchaser.

(e)       Development Materials. Should this Agreement be terminated for any reason other than a default by Seller (and except as otherwise provided in Section 12.2): (i) Purchaser shall assign to Seller to the extent freely assignable at no cost to Purchaser, without warranty or representation, Purchaser’s rights, if any, in and to all maps, studies, environmental reports, civil and soil engineering reports, architectural drawings, site plans, plans and specifications related to the Purchaser’s Intended Development, and all written civil, utility or demolition plans (including without limitation so-called CADD drawings) prepared by any architect, engineer and other principal consultants and professionals who were engaged directly by Purchaser, and all Purchaser Submittals (collectively, the “Development Materials”), and (ii) such Development Materials shall be delivered to Seller pursuant to this Section 9.1(e) without representation or warranty of any kind by Purchaser except that they are complete copies of what Purchaser received. Purchaser shall be required to pay such architects, engineers, and other principal consultants and professionals who were engaged directly by Purchaser in full for the work performed. Purchaser shall not be required to furnish Seller with copies of any corporate documents, business plans, documents protected by the attorney-client privilege, the work product doctrine, or other confidential and proprietary information. The covenants hereunder shall be included as Surviving Obligations.

Section 9.2       Closing.

(a)     The Closing shall be consummated by escrow deliveries through the offices of Title Company, unless the parties otherwise agree, within fifteen (15) days after the later to occur of satisfaction of the Condition under Section 9.1(a) or Purchaser’s achieving the Improvement Permits, but in no event later than the 5:00 P.M. Pacific Time on the two (2) year anniversary of the expiration of the Feasibility Period (the “Initial Outside Closing Date”; the actual date of the Closing being referred to herein as the “Closing Date”), time being of the essence as to Seller’s and Purchaser’s obligations to close title on or before the Initial Outside Closing Date, and in no event earlier than one hundred eighty-five (185) days after Purchaser has delivered the Closing Notice (provided, however, Seller and Buyer, at their mutual discretion, may, but shall not be required to, close prior to the expiration of such one hundred eighty-five (185) day period).

(b)     In the event the Development Closing Conditions are not satisfied by the Initial Outside Closing Date, Purchaser shall have the right to adjourn the Closing to a date which is up to ninety (90) days following the Initial Outside Closing Date, but which extension shall be no more than fifteen (15) days following satisfaction of the Development Closing Conditions (such date, the “Second Outside Closing Date”) upon written notice to Seller delivered no later than five (5) Business Days prior to the Initial Outside Closing Date, time being of the essence as to Seller’s and Purchaser’s obligations to close title on or before the Second Outside Closing Date; provided, however, that as a condition to the exercise by Purchaser of the foregoing adjournment right, Purchaser shall deliver an additional deposit to Escrow Agent of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Initial Adjournment Deposit”), payable by electronic wire transfer of immediately available funds to the account previously designated by Escrow Agent. The Initial Adjournment Deposit, to the extent paid, and any interest earned thereon shall be added to and become part of the Deposit, shall be applicable to the Purchase Price and shall be refundable or non-refundable to Purchaser, as the case may be, in all of the same circumstances as the Initial Non-Refundable Portion.

(c)     In the event the Development Closing Conditions are not satisfied by the Second Outside Closing Date, Purchaser shall have one further right to adjourn the Closing to a date which is up to ninety (90) days following the Second Outside Closing Date, but which extension shall be no more than fifteen (15) days following satisfaction of the Development Closing Conditions (such date, the “Third Outside Closing Date”) upon written notice to Seller delivered no later than five (5) Business Days prior to the Second Outside Closing Date, time being of the essence as to Seller’s and Purchaser’s obligations to close title on or before the Third Outside Closing Date; provided, however, that as a condition to the exercise by Purchaser of the foregoing adjournment right, Purchaser shall deliver an additional deposit to Escrow Agent of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Second Adjournment Deposit”), payable by electronic wire transfer of immediately available funds to the account previously designated by Escrow Agent. The Second Adjournment Deposit, to the extent paid, and any interest earned thereon shall be added to and become part of the Deposit, shall be applicable to the Purchase Price and shall be refundable or non-refundable to Purchaser, as the case may be, in all of the same circumstances as the Initial Non-Refundable Portion.

(d)     In the event that, despite the use of Seller’s commercially reasonable efforts, the condition set forth in Section 9.1(c)(5) (the “Possession Condition”) has not been satisfied as of the Initial Outside Closing Date (or by the Second Outside Closing Date or Third Outside Closing Date if exercised by Purchaser as provided above), then in order to continue its efforts to satisfy the Possession Condition, Seller shall have the right to adjourn the Closing until the earlier of (i) five (5) business days after the satisfaction of the Possession Condition or (ii) one hundred eighty-five (185) days after the Initial Outside Closing Date (or Second Outside Closing Date or Third Outside Closing Date if exercised by Purchaser as provided above). Seller shall use commercially reasonable efforts to cause or seek to enforce all tenants’ and other occupants’ vacation and surrender of possession of their respective premises pursuant to the terms of any applicable lease or buyout agreements, and to otherwise satisfy the Possession Condition.

Article X.
CLOSING MATTERS

Section 10.1     Seller’s Closing Document Obligations. At or before the Closing, Seller shall execute and deliver to Purchaser:

(a)     Deed. A Grant Deed in the form attached hereto as Exhibit 10.1(a).

(b)     FIRPTA Certificate. A FIRPTA Certificate substantially in the form attached hereto as Exhibit 10.1(b).

(c)     California 593. A California Form 593 executed by Seller.

(d)     Seller’s Certificate. A closing certificate duly executed by Seller stating that the representations and warranties of Seller contained in Section 5.3 of this Agreement are true and correct in all material respects dated as of the Closing Date.

(e)     Bill of Sale. A Bill of Sale and Omnibus Assignment (the “Omnibus Assignment”) substantially in the form attached hereto as Exhibit 10.1(e).

(f)     Affidavits. An owner’s title affidavit for issuance of the Title Policy, in the form attached hereto as Exhibit 10.1(f).

(g)     Settlement Statement. A settlement statement for Seller agreed to by Seller and the Title Company (“Settlement Statement”).

(h)        Possession. Deliver possession of the Property to Purchaser.

(i)        Private Development Agreements. Any Private Development Agreements not previously recorded.

Section 10.2       Purchaser’s Obligations. At the Closing, Purchaser shall:

(a)        Cash Balance. Deliver to Seller the balance of the Purchase Price.

(b)        Settlement Statement. Execute and deliver to Seller and the Title Company a settlement statement for Purchaser agreed to by Purchaser and the Title Company.

(c)        Omnibus Assignment. Execute and deliver to Seller duplicate counterpart originals of the Omnibus Assignment.

(d)       Purchaser’s Certificate. A closing certificate duly executed by Purchaser stating that the representations and warranties of Purchaser contained in Section 7.1 of this Agreement are true and correct in all material respects dated as of the Closing Date.

(e)        Private Development Agreements. Any Private Development Agreements not previously recorded.

(f)        Further Assurances. Execute and deliver to Seller such other documents, affidavits and certificates as may be required by this Agreement.

Section 10.3     Additional Deliveries. Each party shall deliver to the Title Company such duly executed and acknowledged or verified certificates, affidavits and other documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by appropriate trust, corporate, partnership or other proceedings and as to the authority of the officer, partner or other representatives acting for it, as counsel for the other party or the Title Company may reasonably request.

Article XI.
PRORATIONS AND ADJUSTMENTS

Section 11.1       Prorations and Adjustments; Unsegregated APNs.

(a)     All prorations and adjustments with respect to the Property (the “Prorations”) for the period up to and through 11:59 p.m. on the day immediately preceding the Closing shall be the responsibility of and belong to Seller. All Prorations for the period after 11:59 p.m. on the day immediately preceding the Closing shall be the responsibility of and belong to Purchaser. Such Prorations shall include, but not be limited to, the following: Taxes; water, electric, telephone and all other utility and fuel charges for services delivered up to the Closing. For purposes hereof, “Taxes” shall mean all property taxes, supplemental taxes, special taxes and ad valorem assessments that are levied or assessed against the Property. Escrow Agent is to prorate all Taxes on the Property based upon the latest available tax information as shown in the statement provided to Escrow Agent by Seller, using customary Escrow procedures as of the Close of Escrow. Prorations are to be made on the basis of a thirty-day month.

(b)     The parties hereby acknowledge that, upon recordation of a lot line adjustment or final map subdividing property into parcels in accordance with the California Subdivision Map Act, a county assessor normally creates a separate assessor’s parcel for each parcel thereby created. In addition, upon the conveyance of real property that is not exempt from a change in ownership, a county assessor normally reassesses a new base year value for the conveyed property as a result of the change in ownership and levy a supplemental assessment based upon such new base year value for the period from the conveyance date to June 30 of the fiscal year in which the conveyance occurs. The county tax collector customarily sends a separate tax statement to the new owner with respect to the conveyed property for such supplemental assessment and for each subsequent tax year. The parties understand that the process for the Orange County Assessor to create new assessor’s parcels following recordation of the subject lot line adjustment or subdivision map pertaining to the Property, may not occur prior to the Closing, and that one or more of the parcels created by the parties (each, an “Unsegregated Parcel”) may not have an individually assigned separate assessor’s parcel number (an “APN”). In such event, Taxes shall be prorated on the Unsegregated Parcel using the following guidelines: (i) the portion of the Taxes on the tax invoice that are allocated to the value of the land shall be allocated between Purchaser and Seller on an acreage basis, with each party paying a fraction thereof, the numerator of which shall be the area of that party’s portion of the Unsegregated Parcel, and the denominator of which shall be the total land area of the Unsegregated Parcel, and (ii) the portion of the Taxes on the tax invoice that are assessed on the value of the improvements shall be allocated to the parties on the basis of the improved area of the improvements located on such party’s portion of the Unsegregated Parcel as of the Closing. Seller shall provide Escrow Agent with the applicable allocations for any Unsegregated Parcel, showing the Seller’s share and the Purchaser’s share, of Taxes therefor not later than ten (10) days prior to the Closing.

(c)     In addition, in the event any Unsegregated Parcel remains following the Closing and into a subsequent fiscal year for said Taxes, then Seller (a) may charge Purchaser with the Purchaser’s share, after the Close of Escrow, of said Taxes, payment of which shall be made by Purchaser not later than fifteen (15) days prior to the delinquency date for payment thereof, and (b) following receipt of payment from Purchaser, Seller shall make payment of Taxes for the Unsegregated Parcel prior to delinquency of all Taxes for said fiscal year on the entire parcel. Purchaser and Seller shall cooperate in good faith to cause the Property to be separately assessed and segregated in Purchaser’s name on the current tax roll.

(d)     Notwithstanding the foregoing, any refunds of real property taxes for tax years ending prior to the Closing shall belong to Seller, and if paid to Purchaser shall be promptly refunded by Purchaser to Seller. If any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date, but in no event later than the date which is two (2) years after the Closing Date, and the proper party reimbursed. All of the obligations under this paragraph shall survive Closing until the date that is one (1) year following the creation of the APNs for the legal lots conveyed to Purchasers with respect to any Unsegregated Parcel that exist as of the Closing.

Section 11.2      Costs and Expenses.

(a)     Purchaser shall be solely responsible for the costs of any environmental report, appraisal, property condition assessment, any property zoning report and of any other feasibility study, related tests and investigations obtained by Purchaser. Purchaser shall be solely responsible for the following: (i) all premiums and charges for ALTA extended coverage under Purchaser’s title insurance policy, any endorsements requested by Purchaser and any mortgage lender title policies; (ii) the cost of the Survey; (iii) one half (1/2) of any escrow fees charged by the Title Company; and (iv) all application and permit or license fees associated with any applications submitted by Purchaser to any Governmental Authorities.

(b)     Seller shall be solely responsible for the following: (i) satisfying any Liens; (ii) any state, county, city, local, municipal and township recording, transfer and similar taxes, charges and impositions with respect to the conveyance of the Property; (iii) one half (1/2) of any escrow fees charged by the Title Company; and (iv) all title charges for the Commitment and all premiums for the base title component of Purchaser’s ALTA standard coverage owner’s title insurance policy (specifically excluding the cost of any additional premiums and charges for an ALTA extended coverage policy, any endorsements requested by Purchaser and any mortgage lender title policies).

(c)       Seller and Purchaser shall each pay their respective legal fees and expenses incurred in connection with the negotiation of this Agreement and all related documents.

Article XII.
DEFAULT

Section 12.1     Default by Purchaser. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY TO PURCHASER IS NOT CONSUMMATED DUE TO PURCHASER’S DEFAULT UNDER THIS AGREEMENT AND SELLER WAS READY, WILLING AND ABLE TO CLOSE, SELLER, AS SELLER’S EXCLUSIVE REMEDY, SHALL RETAIN THE DEPOSIT (INCLUDING ANY AMOUNTS DEPOSITED OR PAID TO EXTEND THE CLOSING DATE) AS SELLER’S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES, NOR WAIVE OR AFFECT SELLER’S RIGHTS AND PURCHASER’S INDEMNITY OBLIGATIONS UNDER THE SPECIFIC TERMS OF OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

As material consideration to each party’s agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damages provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

Section 12.2     Default by Seller. If the sale of the Property to Purchaser is not consummated due to Seller’s default under this Agreement and Purchaser was ready, willing and able to close (provided, however, that Purchaser shall not be required to actually deposit its funds into Escrow), then Purchaser shall be entitled to elect one of the following as its sole and exclusive remedy: (a) terminate this Agreement by written notice to Seller, in which event (i) Escrow Agent or Seller, as applicable, shall return the Deposit to Purchaser, (ii) Seller shall reimburse Purchaser for all actual out-of-pocket costs and expenses incurred by Purchaser in connection with the transaction contemplated herein, capped at, and not to exceed, the sum of Five Million Dollars ($5,000,000); and (iii) neither Purchaser nor Seller shall have any further liabilities or obligations hereunder except for obligations which expressly survive the termination of this Agreement; (b) waive the condition and proceed to close the transaction without reduction in the Purchase Price, in which event Seller shall have no liability or obligation to Purchaser with respect to such condition; or (c) bring an action Seller for specific performance. As a condition precedent to Purchaser exercising any right it may have to bring an action for specific performance hereunder, Purchaser must commence such an action within sixty (60) days after the occurrence of Seller’s default. Purchaser agrees that its failure to timely commence such an action for specific performance within such sixty (60) day period shall be deemed a waiver by it of its right to commence an action for specific performance. Notwithstanding anything to the contrary hereinabove, if the remedy of specific performance is legally unavailable through no fault of Purchaser, then the amount of the cap on Purchaser’s recovery of actual out-of-pocket costs and expenses in accordance with clause (a)(ii), above. Except as expressly stated in this Section 12.2, Purchaser waives all further rights to any monetary recovery following a default by Seller, including without limitation, the right to receive actual compensatory, consequential, lost profit, punitive or other damages it may have on account of any default by Seller hereunder, or any equitable accounting coincident to any order of specific performance.

Section 12.3     Other Defaults and Rights to Cure. In the event either party fails to perform any of its obligations under this Agreement (other than obligations to be performed on the Closing Date), then the non-defaulting party shall provide the defaulting party with written notice of such default, describing the defaulting party’s default with reasonable particularity, and thereafter, the defaulting party shall have a period of two (2) business days to cure any and all monetary defaults or document delivery defaults and five (5) business days to cure any other defaults, but in no event shall the Closing Date be extended to accommodate the notice and cure period described herein.

Article XIII.
DAMAGE, DESTRUCTION OR CONDEMNATION

Section 13.1     Casualty. In the event that the Property or any part thereof, shall be damaged or destroyed by fire or any other casualty (“Casualty”) prior to the Closing Date, Closing on the Property shall occur, and Seller shall have no liability whatsoever on account thereof and Seller shall be entitled to retain any and all insurance monies and claims received and/or accrued to Seller on account thereof; provided, however, if any Casualty is of a nature that it causes a Material Casualty Loss to the land portion the Sale Property, and Seller is unable or unwilling to restore the land to substantially the condition that exists prior to such Casualty, then Purchaser may (a) terminate this Agreement, or (b) complete the transactions contemplated by this Agreement notwithstanding such Casualty and without any offset of the Purchase Price. If Purchaser elects to complete the transactions contemplated hereby, Purchaser shall accept the Property in the condition in which it is left following such Casualty. Subject to the rights of any of Seller’s lenders, in the event that insurance proceeds are payable in connection with losses suffered to the land portion of the Sale Property by a Casualty, then a portion of such proceeds, in an amount up to the loss or detriment suffered to land of the Sale Property, shall be (i) credited to Purchaser at the Closing to the extent actually received by Seller prior thereto, or (ii) paid to Purchaser after the Closing to the extent actually received by Seller thereafter, but in each case, only with respect to the land of the Sale Property, and not any Retained Lots or Improvements on the Sale Property. To the extent that insurance proceeds paid with respect to such Casualty pertain to losses and damage suffered to the land of the Sale Property, Improvements on the Sale Property, and/or the Retained Lots, then the proceeds shall be allocated on a proportionate basis in the same ratio of proceeds received as compared to the total losses suffered to Seller’s Overall Property. If Purchaser elects to terminate this Agreement, then upon written notice to Seller and without further action of the parties, this Agreement shall be terminated, the Initial Non-Refundable Portion shall be delivered to Seller together with the Initial Adjournment Deposit and Second Adjournment Deposit, if any, and the balance of the Deposit shall be returned to Purchaser, and no party shall have any further rights or obligations under this Agreement except for the Surviving Obligations.

Section 13.2     Condemnation or Taking. If, prior to the Closing, the Property or any part thereof shall be condemned or taken, or if any proceedings that shall relate to the proposed taking of all or any portion of the Property by condemnation or eminent domain are instituted or commenced, and such condemnation or proceedings does not constitute a Material Taking, Closing on the Property shall occur pursuant to this Section 13.2 and the other terms and conditions of this Agreement. If, prior to the Closing, the Property or any part thereof shall be condemned or taken, or if any proceedings that shall relate to the proposed taking of all or any portion of the Property by condemnation or eminent domain are instituted or commenced, and such condemnation or proceedings does constitute a Material Taking, Purchaser may (a) terminate this Agreement, or (b) complete the transactions contemplated by this Agreement notwithstanding such condemnation. If Purchaser elects to complete the transactions contemplated hereby, Purchaser shall accept the Property in the condition in which it is left following such condemnation or other taking. In the event Purchaser does not so elect to terminate or is not permitted to terminate, as above provided, then all awards (but only with respect to the Property and not any Retained Lots) arising out of such proceedings shall be assigned to Purchaser as of the date of Closing or credited to Purchaser if previously received by Seller, and Seller hereby agrees to execute any separate assignment agreement, as Purchaser may reasonably request, to evidence or effectuate the assignment of such awards. If Purchaser elects to terminate this Agreement, then upon written notice to Seller and without further action of the parties, this Agreement shall be terminated, the Initial Non-Refundable Portion shall be delivered to Seller together with the Initial Adjournment Deposit and Second Adjournment Deposit, if any, and the balance of the Deposit shall be returned to Purchaser, and no party shall have any further rights or obligations under this Agreement except for the Surviving Obligations.

Article XIV.
BROKERS

Section 14.1     Brokers. Seller, on the one hand, and Purchaser, on the other, hereby represent and warrant each to the other that neither has authorized any broker, agent or finder to act on its behalf in connection with the transaction contemplated by this Agreement except for Lee Aarons/Land Advisors (“Broker”), which has been engaged by Seller and Purchaser pursuant to separate written agreements between such party and the Broker. Seller and Purchaser shall each be responsible for one-half of the two and one-half percent (2.5%) commission payable to the Broker. Each party agrees that it shall indemnify, defend and save the other harmless from and against any cost, expense, claim, loss, liability or damages, including reasonable attorneys’ fees and court costs, resulting from a breach of the foregoing representation and warranty. This Article 14 shall survive Closing or earlier termination of this Agreement.

Article XV.
MISCELLANEOUS

Section 15.1     Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by hand delivery, or by e-mail, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addressee for notices given pursuant to this Agreement will be as follows:

SELLER:

c/o Washington Prime Group, Inc.

111 Monument Circle, Suite 3500

Indianapolis, Indiana 46204

Attn: Lisa Callahan

Telephone: 317-518-7490

Email: lisa.callahan@washingtonprime.com

with a copy to:

c/o Washington Prime Group, Inc.

111 Monument Circle, Suite 3500

Indianapolis, Indiana 46204

Attn: General Counsel

Telephone: (317) 986-8575

Email: Robert.Demchak@washingtonprime.com

with a further copy to:

JACKSON TIDUS, a Law Corporation

2030 Main Street, 12th Floor

Irvine, CA 92614

Attn: Sarah Kleinberg, Esq.

Telephone: (949) 851-7623

Email: SKleinberg@jacksontidus.law

PURCHASER:

Taylor Morrison of California, LLC

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Division President

Telephone: (949) 476-1361

Email: jrobertson@taylormorrison.com

with a copy to:

Taylor Morrison of California, LLC

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Candace Novell

Telephone: (949) 476-5418

Email: cnovell@taylormorrison.com

And to:

Cox Castle & Nicholson LLP

2029 Century Park East, Suite 2100,

Los Angeles, CA 90067

Attention: Erica A. Bose, Esq.

Telephone: (310) 284-2225

Email: ebose@coxcastle.com

ESCROW AGENT/TITLE COMPANY:

First American Title Insurance Company

18500 Von Karman, Suite 600

Irvine, California 92612

Attention: Jeanne Gould

Email: jagould@firstamerican.com

Notices given by (i) overnight delivery service as aforesaid shall be deemed received and delivered on the first Business Day following such dispatch, (ii) hand delivery shall be deemed received and delivered on the date actually delivered to or rejected by the intended recipient, and (iii) e-mail shall be deemed received and delivered as of the time and on the date the e-mail is sent (unless a delivery failure report is generated). Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party for all purposes hereunder. Notwithstanding the foregoing provisions of this Section, notices served by hand delivery or email shall be deemed served on the date of delivery if delivered at or prior to 5:00 P.M. Pacific Time on a Business Day and on the next Business Day if delivered after 5:00 P.M. Pacific Time on a Business Day or at any time on a non-Business Day.

Section 15.2     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective personal representatives, heirs, successors and assigns of the parties. Neither Seller nor Purchaser shall not have the right to assign its respective rights or obligations under this Agreement without the prior written consent of the other; provided, however, that Seller’s consent is not required for any assignment by Purchaser of its rights and obligations under this Agreement to any affiliate or subsidiary of Purchaser wholly owned and controlled by Purchaser (such affiliate or subsidiary or any other proposed assignee approved by Seller pursuant to this Section 15.2, a “Permitted Assignee”); provided, that Purchaser pays any realty transfer tax incurred because of such an assignment. No such assignment shall relieve Purchaser herein named of any of its obligations under this Agreement. Any Permitted Assignee shall assume, in writing, in a manner reasonably satisfactory to Seller, all of Purchaser’s obligations arising under this Agreement before and after such assignment. Any such Permitted Assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto. Any assignment or attempted assignment of this Agreement or the rights and obligations hereunder other than strictly in accordance with the provisions of this Section 15.2 shall be null and void and of no force or effect. The provisions of this Section 15.2 shall survive Closing.

Section 15.3     Governing Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, excluding conflicts of laws principle. Purchaser and Seller hereby submit to the jurisdiction of any California State or Federal court sitting in Orange County, California in respect of any suit or other proceeding brought in connection with or arising out of this Agreement. The provisions of this subsection shall survive the Closing or earlier termination of this Agreement.

Section 15.4     Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Agreement be effective unless and until signed by all parties hereto. The parties acknowledge that electronically transmitted signatures shall be valid for all purposes, and once signed and delivered in such fashion, each such party shall thereafter, upon request of any other party, execute and deliver to the requesting party a signed original counterpart of this Agreement.

Section 15.5     Cooperation. Seller and Purchaser shall reasonably cooperate with each other in good faith in order to effectuate the agreements of Seller and Purchaser set forth herein in connection with the sale and purchase of the Property.

Section 15.6     Recitals; Exhibits. Each and all of the recitals set forth above and the exhibits attached hereto are hereby incorporated into this Agreement by reference.

Section 15.7    Rules of Construction. Section captions used in this Agreement are for convenience only and shall not affect the construction of the Agreement. All references to “Articles” and “Sections,” without reference to a document other than this Agreement are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. The meaning of defined terms shall be applicable to the singular and plural forms and the masculine and feminine forms of such terms. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

Section 15.8     Time of Essence; Business Days. Time is important to all parties in the performance of this Agreement, and the parties have agreed that strict compliance is required as to any date set out in this Agreement. Notwithstanding the foregoing, if any deadline or expiration date under this Agreement falls on a day which is not a Business Day, such deadline or expiration date shall be extended to end at midnight on the next Business Day.

Section 15.9     Entire Agreement. This Agreement and the exhibits attached hereto and thereto contain the entire agreement between the parties relating to the Property, all prior negotiations between the parties, including, without limitation, any letter of intent, access agreement and confidentiality agreement (including all amendments or modifications thereof), are merged in this Agreement, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement and other agreements referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

Section 15.10    Attorneys’ Fees. If either party institutes any action, suit, arbitration or other proceeding against the other party to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement or its obligations under this Agreement, or in the event of any dispute between the parties relating to this Agreement or the Property, the losing party in such proceeding shall reimburse the prevailing party all reasonable attorneys’ fees and other litigation costs incurred by the prevailing party in connection with each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions thereof. In addition to the foregoing award of attorneys’ fees and other litigation costs to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its attorneys’ fees and other litigation costs incurred in any post-judgment proceedings to collect or enforce the judgment. The provisions of this Section shall survive the Closing or termination of this Agreement.

Section 15.11     Confidentiality. Seller and Purchaser have entered into that certain Mutual Nondisclosure Agreement dated as of May 5, 2020 (the “Mutual NDA”), the terms of which shall continue to control. Notwithstanding anything to the contrary in the Mutual NDA or this Agreement, the parties agree (a) that Purchaser’s identity and intended use and plans for the Property may be disclosed to the City and its employees and agents, as well as the adjoining landowners and parties with an interest in the Specific Plan and the Development Agreements contemplated herein, (b) that the recordation of the Memorandum or any transaction instrument shall not constitute a violation of the terms hereof, and (c) nothing herein or in the Mutual NDA shall be deemed to prevent either party from complying with laws, rules, regulations and court orders, governmental regulatory, disclosure, tax and reporting requirements, or the rules, regulations or reporting requirements of any public securities exchange; provided, that where the existence, parties or terms of this Agreement are required to be disclosed, the party compelled by such requirements to provide such disclosure shall use commercially reasonable efforts to minimize the information and terms to be disclosed.

Section 15.12     Agreement Not to be Recorded. Subject to the provisions of Section 2.3, this Agreement shall not be filed of record by or on behalf of Purchaser in any office or place of public record. If Purchaser fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Property. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Purchaser or any agent, broker or counsel acting for Purchaser shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller’s other rights and remedies, may treat such act as a default of this Agreement on the part of Purchaser. However, the filing of this Agreement or any notice in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Section.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Seller has duly executed this Agreement as of the day and year first above written.

SELLER:

WESTMINSTER MALL, LLC,
a Delaware limited liability company

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	EVP, General Counsel & Corp. Sec.

PURCHASER:

TAYLOR MORRISON OF CALIFORNIA, LLC, a California limited liability company

By:	/s/ Bryan Bergeron
Name:	Bryan Bergeron
Title:	Vice President

By:	/s/ Jon Robertson
Name:	Jon Robertson
Title:	Vice President

AGREED TO SOLELY WITH RESPECT

TO THE ESCROW PROVISIONS IN

SECTION 2.3 AND 2.4 HEREOF:

FIRST AMERICAN TITLE

INSURANCE COMPANY, Escrow Agent

Name: Jeanne Gould

Title: Sr. Escrow Officer

Exhibit A

Legal Description of Seller’s Overall Property

PARCEL A:

PARCEL 1 OF CITY OF WESTMINSTER PARCEL MAP NO. 142, IN THE CITY OF WESTMINSTER, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 91, PAGES 37 AND 38 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM THAT PORTION OF SAID LAND CONVEYED TO ORANGE COUNTY TRANSPORTATION AUTHORITY, A PUBLIC ENTITY IN A DEED RECORDED JULY 17, 2019 AS INSTRUMENT NO. 2019000257040 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION OF SAID LAND CONVEYED TO ORANGE COUNTY TRANSPORTATION AUTHORITY, A PUBLIC ENTITY IN A DEED RECORDED JULY 17, 2019 AS INSTRUMENT NO. 2019000257041 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THAT PORTION OF SAID LAND CONVEYED TO ORANGE COUNTY TRANSPORTATION AUTHORITY, A PUBLIC ENTITY IN A DEED RECORDED JULY 17, 2019 AS INSTRUMENT NO. 2019000257042 OF OFFICIALRECORDS.

ALSO EXCEPTING THEREFROM A PORTION OF SAID LAND, AN UNDIVIDED ONE-HALF OF ALL OIL, GAS AND OTHER HYDROCARBONS IN, ON OR UNDER SAID LAND, AS EXCEPTED IN A DEED FROM CLIFFORD D. COLE, ET AL, RECORDED DECEMBER 26, 1950 IN BOOK 2120, PAGE 79 OF OFFICIAL RECORDS. SAID RIGHT, TITLE AND INTEREST ABOVE A DEPTH OF 500 FEET UNDER SAID LAND, INCLUDING RIGHT OF SURFACE ENTRY WAS QUITCLAIMED BY DEED RECORDED DECEMBER 30, 1969 IN BOOK 9176, PAGE 628 OF OFFICIAL RECORDS. ALSO EXCEPTING THEREFROM A PORTION OF SAID LAND, ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER SAID LAND, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND REMOVING THE SAME FROM SAID LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM OTHER LANDS, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF SAID LAND, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMTS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 100 FEET OF THE SUBSURFACE THEREOF, AS RESERVED BY ROSS FOGLER AND WIFE, IN A DEED RECORDED APRIL 17, 1957 IN BOOK 3875, PAGE 103 OF OFFICIAL RECORDS.

Exhibit A – Page 1

ALSO EXCEPTING THEREFROM A PORTION OF SAID LAND, ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY MASAO NERIO AND SUMIYE NERIO, IN A DEED RECORDED DECEMBER 30, 1969 IN BOOK 9176, PAGE 630 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM A PORTION OF SAID LAND, ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY MASAO NERIO AND SUMIYE NERIO, IN A DEED RECORDED MARCH 6, 1970 IN BOOK 9232, PAGE 133 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM A PORTION OF SAID LAND, ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY KOICHI NERIO, ET AL, IN A DEED RECORDED MARCH 6, 1970 IN BOOK 9232, PAGE 137 OF OFFICIAL RECORDS.

APN: 195-373-17 AND 195-373-25

PARCEL B:

PARCEL 1 OF CITY OF WESTMINSTER PARCEL MAP NO. 129, IN THE CITY OF WESTMINSTER, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 91, PAGES 1 AND 2 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY MASAO NERIO AND SUMIYE NERIO, IN A DEED RECORDED MARCH 6, 1970 IN BOOK 9232, PAGE 133 OF OFFICIAL RECORDS.

Exhibit A – Page 2

APN: 195-462-02

PARCEL C:

PARCEL 2 OF CITY OF WESTMINSTER PARCEL MAP NO. 111B, IN THE CITY OF WESTMINSTER, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 64, PAGE 42 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM A PORTION OF SAID LAND, ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER SAID LAND, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND REMOVING THE SAME FROM SAID LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM OTHER LANDS, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF SAID LAND, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMTS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 100 FEET OF THE SUBSURFACE THEREOF, AS RESERVED BY ROSS FOGLER AND WIFE, IN A DEED RECORDED APRIL 17, 1957 IN BOOK 3875, PAGE 103 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM A PORTION OF SAID LAND, ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY MASAO NERIO AND SUMIYE NERIO, IN A DEED RECORDED MARCH 6, 1970 IN BOOK 9232, PAGE 133 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM A PORTION OF SAID LAND, ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY KOICHI NERIO, ET AL, IN A DEED RECORDED MARCH 6, 1970 IN BOOK 9232, PAGE 137 OF OFFICIAL RECORDS.

Exhibit A – Page 3

APN: 195-373-16

PARCEL D:

PARCELS 1, 2 AND 3 OF CITY OF WESTMINSTER PARCEL MAP NO. 111A, IN THE CITY OF WESTMINSTER, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 64, PAGE 41 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY MASAO NERIO AND SUMIYE NERIO, IN A DEED RECORDED DECEMBER 30, 1969 IN BOOK 9176, PAGE 630 OF OFFICIAL RECORDS.

APN: 195-373-20, 195-373-19 AND 195-373-18

PARCEL E:

PARCELS 3 AND 6 OF CITY OF WESTMINSTER PARCEL MAP NO. 97, IN THE CITY OF WESTMINSTER, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 51, PAGE 36 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND AS CORRECTED BY CERTIFICATE OF CORRECTION RECORDED MAY 15, 1973 AS INSTRUMENT NO. 16409 IN BOOK 10697, PAGE 306 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM A PORTION OF SAID PARCEL 6 DESCRIBED AS CALTRANS PARCEL NO. 103165-1 CONVEYED TO THE ORANGE COUNTY TRANSPORTATION AUTHORITY, A PUBLIC ENTITY, IN A DEED RECORDED DECEMBER 12, 2018 AS INSTRUMENT NO. 2018000465032 OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM SAID PARCEL 6, AN UNDIVIDED ONE-HALF OF ALL OIL, GAS AND OTHER HYDROCARBONS IN, ON OR UNDER SAID LAND, AS EXCEPTED IN A DEED FROM CLIFFORD D. COLE, ET AL, RECORDED DECEMBER 26, 1950 IN BOOK 2120, PAGE 79 OF OFFICIAL RECORDS. SAID RIGHT, TITLE AND INTEREST ABOVE A DEPTH OF 500 FEET UNDER SAID LAND, INCLUDING RIGHT OF SURFACE ENTRY WAS QUITCLAIMED BY DEED RECORDED DECEMBER 30, 1969 IN BOOK 9176, PAGE 628 OF OFFICIAL RECORDS.

Exhibit A – Page 4

ALSO EXCEPTING THEREFROM A PORTION OF SAID PARCEL 3, ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY MASAO NERIO AND SUMIYE NERIO, IN A DEED RECORDED DECEMBER 30, 1969 IN BOOK 9176, PAGE 630 OF OFFICIAL RECORDS.

APN: 195-373-11 AND A PORTION OF 195-373-08

PARCEL F:

AN EASEMENT FOR INGRESS, EGRESS AND SURFACE USE, OVER AND UPON THAT PORTION OF THE SOUTHEAST ONEQUARTER OF SECTION 10, TOWNSHIP 5 SOUTH, RANGE 11 WEST, AS SHOWN ON A MAP RECORDED IN BOOK 51, PAGE 13 OF MISCELLANEOUS MAPS, RECORDS OF SAID ORANGE COUNTY, IN THE RANCHO LAS BOLSAS, AND A PORTION OF TRACT NO. 685, AS SHOWN ON A MAP RECORDED IN BOOK 26, PAGE 6 OF MISCELLANEOUS MAPS, RECORDS OF SAID ORANGE COUNTY, BEING ALSO A PORTION OF THE LAND SHOWN ON MAP FILED IN BOOK 93, PAGE 15 OF RECORD OF SURVEYS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING WITHIN A STRIP OF LAND 47.00 FEET IN WIDTH, SOUTHERLY AND ADJACENT TO SAID PARCELS A, D AND E, AS GRANTED IN AN EASEMENT DEED RECORDED SEPTEMBER 5, 1972 IN BOOK 10310, PAGE 505 OF OFFICIAL RECORDS.

SAID 47.00 FOOT STRIP TO BE BOUNDED BY THE SOUTHERLY PROLONGATIONS OF THE WEST LINE AND EAST LINE OF SAID PARCEL A.

SAID 47.00 FOOT STRIP TO BE BOUNDED EASTERLY BY THE SOUTHERLY PROLONGATION OF THE EAST LINE OF SAID PARCEL D AND BOUNDED WESTERLY BY THE SOUTHERLY PROLONGATION OF A LINE (MEASURED AT RIGHT ANGLES) DISTANT 230.00 FEET WEST OF THE EAST LINE OF SAID PARCEL D.

SAID 47.00 FOOT STRIP TO BE BOUNDED WESTERLY BY THE SOUTHERLY PROLONGATION OF THE WEST LINE OF PARCEL 6 OF SAID PARCEL E AND BOUNDED EASTERLY BY THE SOUTHERLY PROLONGATION OF A LINE (MEASURED AT RIGHT ANGLES) DISTANT 186.50 FEET EAST OF THE WEST LINE OF PARCEL 6 OF SAID PARCEL E. EXCEPTING FROM SAID PARCEL, THAT PORTION CONVEYED TO THE CITY OF WESTMINSTER BY A DOCUMENT RECORDED APRIL 12, 1974 IN BOOK 11117, PAGE 1422 OF OFFICIAL RECORDS.

PARCEL G:

ALL EASEMENTS PROVIDED IN THAT CERTAIN DOCUMENT ENTITLED “OPERATING AGREEMENT” RECORDED MAY 25, 1973 AS INSTRUMENT NO. 27233 IN BOOK 10714, PAGE 339 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN DOCUMENT ENTITLED “FIRST AMENDMENT TO OPERATING AGREEMENT”, RECORDED JULY 1, 1974 IN BOOK 11184, PAGE 1715 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN DOCUMENT ENTITLED “SECOND AMENDMENT TO OPERATING AGREEMENT” RECORDED APRIL 10, 1975 IN BOOK 11375, PAGE 625 OF OFFICIAL RECORDS.

Exhibit A – Page 5

Exhibit B

Exhibit B – Page 1

Exhibit C

Minimum Criteria for the Specific Plan

The approved Specific Plan shall allow for the development of residential housing on the Property (subject to further approvals, including but not limited to a tentative tract map).  The Specific Plan shall not prohibit a range of densities and a variety of product types including: 2- and 3-story attached row townhomes (14.5-22 units/acre); 3- and 4-story stacked flats (27.2-32 units/acre); 2- and 3-story detached small lot homes (14-19 units/acre); and 3- and 4-story townhome/flat combo units (22-25 units/acre).

Exhibit C – Page 1

Exhibit D

Key Underwriting Assumptions

Affordable Housing Requirement	10% of the units are underwritten at an approximate sales value of $350,000
Costs to Complete (land development, engineering, consulting and lot finishing costs)	$71,000/For Sale Residential unit
Impact Fees	$30,000/For Sale Residential unit

Exhibit D – Page 1

Exhibit E

Legal Description of the Macy’s Property

Parcel H:

PARCEL 2 OF CITY OF WESTMINSTER PARCEL MAP NO. 97, IN THE CITY OF WESTMINSTER, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 51, PAGE 36 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND AS CORRECTED BY CERTIFICATE OF CORRECTION RECORDED MAY 15, 1973 AS INSTRUMENT NO. 16409 IN BOOK 10697, PAGE 306 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM A PORTION OF SAID LAND, ONE-HALF OF ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBONS NOW AND HEREAFTER UNDER THAT PART OF SAID LAND LYING BELOW A DEPTH OF FIVE HUNDRED (500) VERTICAL FEET BELOW THE SURFACE OF SAID LAND, PROVIDED HOWEVER, THAT GRANTOR SHALL NOT USE OR HAVE THE RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHT, AND SHALL NOT DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED BY MASAO NERIO AND SUMIYE NERIO, IN A DEED RECORDED DECEMBER 30, 1969 IN BOOK 9176, PAGE 630 OF OFFICIAL RECORDS.

APN: 195-373-10

PARCEL H1:

AN EASEMENT GRANTED BY THE ORANGE COUNTY FLOOD CONTROL DISTRICT BY DEED RECORDED SEPTEMBER 5, 1972 IN BOOK 10310, PAGE 505 OF OFFICIAL RECORDS OF ORANGE COUNTY, FOR INGRESS, EGRESS AND SURFACE USE OVER AND UPON THAT PORTION OF THE SOUTHEAST ONE-QUARTER OF SECTION 10, TOWNSHIP 5 SOUTH, RANGE 11 WEST, AS SHOWN ON A MAP RECORDED IN BOOK 51, PAGE 13 OF MISCELLANEOUS MAPS, RECORDS OF SAID ORANGE COUNTY, IN THE RANCHO LAS BOLSAS, IN THE CITY OF WESTMINSTER, BEING ALSO A PORTION OF THE LAND SHOWN ON MAP FILED IN BOOK 93, PAGE 15 OF RECORD OF SURVEYS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE EASTERLY LINE OF THE LAND DESCRIBED IN THE DEED TO THE CITY OF WESTMINSTER, RECORDED JUNE 11, 1970 IN BOOK 9314, PAGES 456 AND 460, BOTH OF OFFICIAL RECORDS, WITH THE NORTHERLY LINE OF THE LAND DESCRIBED IN THE DEED TO THE ORANGE COUNTY FLOOD CONTROL DISTRICT, RECORDED NOVEMBER 12, 1964 IN BOOK 7297, PAGE 484 OF OFFICIAL RECORDS; THENCE ALONG SAID NORTHERLY LINE EAST 45 FEET; THENCE SOUTH 58º 01’ 44” EAST 47.21 FEET TO THE SOUTHERLY LINE OF THE LAND DESCRIBED AS PARCEL 1 IN THE DEED TO THE ORANGE COUNTY FLOOD CONTROL DISTRICT, RECORDED AUGUST 13, 1971 IN BOOK 9761, PAGE 445 OF OFFICIAL RECORDS, THENCE ALONG SAID SOUTHERLY LINE EAST 230.00 FEET TO

Exhibit E – Page 1

THE TRUE POINT OF BEGINNING; THENCE CONTINUING EAST 317.92 FEET; THENCE SOUTH 47.00 FEET TO THE SOUTHERLY LINE OF THE LAND DESCRIBED IN THE EASEMENT DEED CONVEYED BY THE ORANGE COUNTY FLOOD CONTROL DISTRICT TO SEARS ROEBUCK AND COMPANY, RECORDED SEPTEMBER 5, 1972 IN BOOK 10310, PAGE 505 OF OFFICIAL RECORDS; THENCE ALONG SAID SOUTHERLY LINE WEST 317.92 FEET TO A POINT WHICH BEARS SOUTH FROM THE TRUE POINT OF BEGINNING; THENCE NORTH 47.00 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL H2:

ALL EASEMENTS PROVIDED IN THAT CERTAIN DOCUMENT ENTITLED “OPERATING AGREEMENT” RECORDED MAY 25, 1973 AS INSTRUMENT NO. 27233 IN BOOK 10714, PAGE 339 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN DOCUMENT ENTITLED “FIRST AMENDMENT TO OPERATING AGREEMENT”, RECORDED JULY 1, 1974 IN BOOK 11184, PAGE 1715 OF OFFICIAL RECORDS, AND AS AMENDED BY THAT CERTAIN DOCUMENT ENTITLED “SECOND AMENDMENT TO OPERATING AGREEMENT” RECORDED APRIL 10, 1975 IN BOOK 11375, PAGE 625 OF OFFICIAL RECORDS.

Exhibit E – Page 2

Exhibit 2.2(d)

Form of Deposit Refund Guaranty

GUARANTY

This Guaranty (this “Guaranty”) is executed as of _________, 20__, by Washington Prime Group, L.P., an Indiana limited partnership (“Guarantor”), for the benefit of TAYLOR MORRISON OF CALIFORNIA, LLC, a California limited liability company (“Buyer”).

Recitals

A.     WESTMINSTER MALL, LLC, a Delaware limited liability company (“Seller”) and Buyer entered into that certain Purchase and Sale Agreement, dated __________, 2020 (the “Purchase Agreement”) pursuant to which Buyer agreed to purchase from Seller certain real property located in Westminster, California (the “Property”) pursuant to the terms of the Purchase Agreement. Unless otherwise defined in this Agreement, all initially capitalized terms used herein shall have the meaning given such term in the Purchase Agreement.

B.     Under the terms of the Purchase Agreement, Buyer has agreed to permit the release of the Deposit from Escrow directly to Seller prior to the Closing provided that Guarantor execute and deliver to Buyer this Guaranty.

C.     As an inducement to Buyer to agree to release the Deposit to Seller, Guarantor has agreed to guarantee the performance by Seller of its contingent obligation to return the Deposit to Buyer if, as and when Buyer is entitled to such refund pursuant to the express provisions of the Purchase Agreement in accordance with, and subject to the terms and conditions of the Purchase Agreement (the “Guaranteed Obligations”). Guarantor and Seller have certain common ownership interests, and Seller will directly benefit from Guarantor entering into this Guaranty.

Agreement

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

1.     Guaranteed Obligations.

Guarantor hereby irrevocably and unconditionally guarantees to Buyer the full and prompt payment as and when due, of all Guaranteed Obligations. In the event of any default by Seller in the payment or performance of any of the Guaranteed Obligations, Guarantor will promptly pay and perform the same, upon demand. No discharge or dischargeability of any Guaranteed Obligation in a Bankruptcy (as hereinafter defined) will release Guarantor from liability for the affected amount. This Guaranty constitutes an independent guaranty of payment and not of collectability, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of Seller’s obligations to Buyer, the existence or continuance of Seller as a legal entity, the consolidation or merger of Seller with or into any other entity, the sale, lease or disposition by Seller of all or substantially all of its assets to any other entity, the admission by Seller of its inability to pay its debts as they mature, or the making by Seller of a general assignment of the benefit of, or entering into a composition or arrangement with creditors.

Exhibit 2.2(d) – Page 1

(a)     Buyer may, at any time and from time to time, without the consent of or notice to Guarantor, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to Guarantor, and without impairing or releasing the obligations of Guarantor hereunder, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Guaranteed Obligation hereby guaranteed, or in any manner modify, amend or supplement the terms of the Purchase Agreement or any documents, instruments or agreements executed in connection therewith all pursuant to the terms and conditions set forth in the Purchase Agreement, (ii) exercise or refrain from exercising any rights against Seller or others (including Guarantor) or otherwise act or refrain from acting, (iii) settle or compromise any Guaranteed Obligations hereby guaranteed and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to Buyer or others, (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Guaranteed Obligations hereby guaranteed, and (v) take and hold security or additional security for any or all of the obligations or liabilities covered by this Guaranty.

(b)     No invalidity, irregularity or unenforceability of the Guaranteed Obligations hereby guaranteed shall affect, impair, or be a defense to this Guaranty.

(c)     This is a continuing Guaranty for which Guarantor receives continuing consideration and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon and this Guaranty is therefore irrevocable without the prior written consent of Buyer. Guarantor expressly acknowledges and agrees that this Guaranty shall not be reduced or diminished in any way as a result of the failure of the Closing to occur or as a result of the termination of the Purchase Agreement. Notwithstanding the foregoing, the obligations under this Guaranty shall automatically terminate and this Guaranty shall be of no further force and effect (i) if, in accordance with the terms of the Purchase Agreement and if Buyer is entitled to the Deposit pursuant thereto, Buyer receives the full amount of the Deposit, whether from the Seller, Guarantor or otherwise; or (ii) if the transaction contemplated by the Purchase Agreement is completed; or (iii) if the Purchase Agreement terminates and Buyer is not entitled to the Deposit pursuant thereto; provided, however, if Buyer is required to pay, return or restore the Deposit or any portion thereof, to Seller, Guarantor or any other person solely in connection with any bankruptcy or insolvency proceeding involving Seller, any Guarantor or such other party, the terms of this Guaranty shall thereafter be reinstated. Guarantor shall not commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency proceeding against Seller. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Seller, or by any defense which Seller may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

Exhibit 2.2(d) – Page 2

(d)     Until such time as (i) Buyer receives the full amount of the Deposit, whether from the Seller, Guarantor or otherwise, (ii) the transaction contemplated by the Purchase Agreement is completed, or (iii) the Purchase Agreement terminates and Buyer is not entitled to the Deposit pursuant thereto, Guarantor (A) shall have no right of subrogation against Seller by reason of any payments or acts of performance by Guarantor under this Guaranty, and (B) subordinates any liability or indebtedness of Seller now or hereafter owed to or held by Guarantor to the duties, obligations and liabilities of Seller under, arising out of or related to the Purchase Agreement.

2.           Direct Liability.

The liability of Guarantor hereunder is direct, absolute, continuing, irrevocable and unconditional and may be enforced without requiring Buyer first to exercise, enforce or exhaust any right or remedy against Seller, against any other guarantor of the Guaranteed Obligations, or against any collateral or security given with respect to the Guaranteed Obligations.

3.            Subsequent Events.

The liability of Guarantor will not be diminished, released, or discharged to any extent by any one or more of the following:

(a)     The release or discharge of Seller or anyone liable for the payment or performance of any of the Guaranteed Obligations, arising by operation of law or otherwise, or the release of any collateral securing the Guaranteed Obligations (but excluding any circumstances under which Buyer is not entitled to the return of the Deposit pursuant to the Purchase Agreement).

(b)     Any change in the terms of payment or performance of any of the Guaranteed Obligations.

(c)     Any assignment of the Purchase Agreement or any of the rights of Buyer thereunder, whether by agreement or by operation of law, and whether with or without the consent of Buyer.

(d)     Any waiver of any right or remedy by Buyer under the Purchase Agreement, in all cases whether or not evidenced by a written instrument signed by Buyer.

(e)     Seller becoming a debtor in a Bankruptcy proceeding.

4.            Waiver of Notices.

All notices and demands of every kind and nature are hereby waived by Guarantor. Without limiting the generality of the foregoing, Guarantor waives notice of any of the events described in Section 3 above. If Buyer desires to give any notice or make any demand upon Guarantor, such notice or demand may be given or made by a writing addressed to Guarantor and mailed postage prepaid to the address of such Guarantor shown below. No such notice will operate to waive any rights of Buyer or create a duty to give any other notice.

Exhibit 2.2(d) – Page 3

5.            Waiver of Claims.

Guarantor hereby waives and agrees not to assert or take advantage of: (a) any right to require Buyer to proceed against Seller or any other person or to pursue any other remedy before proceeding against Guarantor; (b) any right to require Buyer to proceed against or exhaust any security received from Seller or any other guarantor of Seller’s obligations under the Purchase Agreement to the extent they are Guaranteed Obligations hereunder; (c) any right or defense that may arise by reason of the incapacity or lack of authority of Seller or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in Bankruptcy, by an election of remedies, or otherwise) of the liability of Seller, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Seller for reimbursement. Without in any manner limiting the generality of the foregoing, Guarantor hereby waives the benefits of the provisions of Sections 2809, 2810, 2819, 2845, 2849, 2850, 2899 and 3433 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

6.            Additional Waivers.

Guarantor further waives, to the extent permitted by applicable law, (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Seller or any other guarantor of the Guaranteed Obligations or any security; (ii) any setoff or counterclaim of Seller or any defense which results from any disability or other defense of Seller or the cessation or stay of enforcement from any cause whatsoever of the liability of Seller (including, without limitation, the lack of validity or enforceability of the Purchase Agreement); (iii) any right to exoneration of sureties which would otherwise be applicable; (iv) any right of subrogation or reimbursement and, if there are any other guarantors of the Guaranteed Obligations, any right of contribution, and right to enforce any remedy which Buyer now has or may hereafter have against Seller , and any benefit of, and any right to participate in, any security now or hereafter received by Buyer; (v) all presentments, demands for performance, notices of non-performance, notices delivered under the Purchase Agreement, protests, notice of dishonor, and notices of acceptance of this Guaranty and notices of any public or private foreclosure sale; (vi) the benefit of any statute of limitations; (vii) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (viii) any right to be informed by Buyer of the financial condition of Seller or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor has the ability to and assumes the responsibility for keeping informed of the financial condition of Seller and any other guarantors of the Guaranteed Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

7.            Independent, Separate and Unsecured Obligations.

The obligation of Guarantor hereunder is independent of the obligation of Seller and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Seller and whether or not Seller is joined therein or a separate action or actions are brought against Seller. Buyer’s rights hereunder shall not be exhausted until all of the Guaranteed Obligations have been fully paid and performed or this Guaranty otherwise terminates pursuant to its own terms. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

Exhibit 2.2(d) – Page 4

8.            Reinstatement.

A Guaranteed Obligation will be automatically reinstated if and to the extent that, for any reason, the payment or performance of the same received by Buyer is rescinded or must be otherwise refunded, whether as a result of any proceeding in bankruptcy or reorganization or otherwise. The provisions of this paragraph 8 will apply, without limiting the generality hereof, to claims to avoid payment made by a trustee in bankruptcy or debtor-in-possession pursuant to the preferential payment provisions of the Bankruptcy Act.

9.            Attorney’s Fees.

If either party institutes any action, suit, arbitration or other proceeding against the other party to remedy, prevent or obtain relief from a default in the performance by any party to this Guaranty or its obligations under this Guaranty, or in the event of any dispute between the parties relating to this Guaranty, the losing party in such proceeding shall reimburse the prevailing party all reasonable attorneys’ fees and other litigation costs incurred by the prevailing party in connection with each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions thereof. In addition to the foregoing award of attorneys’ fees and other litigation costs to the prevailing party, the prevailing party in any lawsuit on this Guaranty shall be entitled to its attorneys’ fees and other litigation costs incurred in any post-judgment proceedings to collect or enforce the judgment. This cost and attorneys fee provision will apply with respect to any litigation or other proceedings in bankruptcy court, including litigation or proceedings related to issues unique to bankruptcy law. This provision is separate and several and shall survive the merger of this Guaranty or any such other document into any judgment on this Guaranty or such document.

10.           Miscellaneous.

(a)     “Bankruptcy”, as such term is used herein, shall mean the commencement of any bankruptcy, reorganization or insolvency proceeding by or against Seller or either of them under any applicable federal or state law.

(b)     Successors. This Guaranty will be binding upon Guarantor and its successors and assigns, and will inure to the benefit of Assignee’s successors and assigns.

(c)     No Waivers. This Guaranty may not be terminated or otherwise amended, changed or modified, nor a waiver by Buyer proved, except by a written instrument signed by Buyer expressly stating the same. This Guaranty will otherwise remain in full force and effect until receipt by Buyer of full payment of all Guaranteed Obligations. No failure or delay on Buyer’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. No waiver shall be valid against Buyer unless made in writing and executed by Buyer, and then only to the extent expressly specified therein.

Exhibit 2.2(d) – Page 5

(d)     Choice of Law; Jurisdiction. This Guaranty is to be governed by, and construed in accordance with, the laws of the State of California. The courts located in the County of Orange, State of California shall have sole and exclusive personal jurisdiction over each party to this Guaranty for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Guaranty. In connection thereto, the parties hereby waive any claim of jurisdiction in another state and specifically consent to personal jurisdiction in the County of Orange, State of California.

(e)     The rights, powers and remedies of Buyer under this Guaranty shall be in addition to all rights, powers and remedies given to Buyer by virtue of any applicable law, rule or regulation, the Purchase Agreement or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Assignee’s rights hereunder.

(f)     If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

11.          NOTICES.

All notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by hand delivery, or by e-mail, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addressee for notices given pursuant to this Guaranty will be as follows:

SELLER:

c/o Washington Prime Group, Inc.

111 Monument Circle, Suite 3500

Indianapolis, Indiana 46204

Attn: Lisa Callahan

Telephone: 317-518-7490

Email: lisa.callahan@washingtonprime.com

with a copy to:

c/o Washington Prime Group, Inc.

111 Monument Circle, Suite 3500

Indianapolis, Indiana 46204

Attn: General Counsel

Telephone: (317) 986-8575

Email: Robert.Demchak@washingtonprime.com

Exhibit 2.2(d) – Page 6

PURCHASER:

Taylor Morrison of California, LLC

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Division President

Telephone: (949) 476-1361

Email: jrobertson@taylormorrison.com

with a copy to:

Taylor Morrison of California, LLC

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Candace Novell

Telephone: (949) 476-5418

Email: cnovell@taylormorrison.com

And to:

Cox Castle & Nicholson LLP

2029 Century Park East, Suite 2100,

Los Angeles, CA 90067

Attention: Erica A. Bose, Esq.

Telephone: (310) 284-2225

Email: ebose@coxcastle.com

ESCROW AGENT/TITLE COMPANY:

First American Title Insurance Company

18500 Von Karman, Suite 600

Irvine, California 92612

Attention: Jeanne Gould

Email: jagould@firstamerican.com

Notices given by (i) overnight delivery service as aforesaid shall be deemed received and delivered on the first Business Day following such dispatch, (ii) hand delivery shall be deemed received and delivered on the date actually delivered to or rejected by the intended recipient, and (iii) e-mail shall be deemed received and delivered as of the time and on the date the e-mail is sent (unless a delivery failure report is generated). Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party for all purposes hereunder. Notwithstanding the foregoing provisions of this Section, notices served by hand delivery shall be deemed served on the date of delivery if delivered at or prior to 5:00 P.M. Pacific Time on a Business Day and on the next Business Day if delivered after 5:00 P.M. Pacific Time on a Business Day or at any time on a non-Business Day.

Exhibit 2.2(d) – Page 7

Executed as of the date and year first above written.

Washington Prime Group, L.P., an Indiana limited partnership

By:	Washington Prime Group Inc., an Indiana corporation, its general partner

By:
Name:
Title:

Exhibit 2.2(d) – Page 8

Exhibit 2.3-A

Form of Memorandum of Agreement

RECORDING REQUESTED BY

Taylor Morrison of California, LLC

WHEN RECORDED MAIL TO

Taylor Morrison of California, Inc.

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Division President

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

MEMORANDUM OF PURCHASE AGREEMENT

This Memorandum of Purchase Agreement (this “Memorandum”) is made as of ________________ __, 20__ by and between WESTMINSTER MALL, LLC, a Delaware limited liability company (“Seller”) and TAYLOR MORRISON OF CALIFORNIA, LLC, a California limited liability company (“Buyer”).

RECITALS:

A.     Seller owns certain real property located in the City of Westminster, Orange County (“County”), State of California and more particularly described on Exhibit A attached hereto (the “Property”).

B.     Seller and Buyer have entered into that certain unrecorded Purchase and Sale Agreement dated _____________ (the “Purchase Agreement”) pursuant to which Seller has agreed to sell the Property to Buyer upon the terms and conditions set forth therein.

C.     Seller and Buyer desire to execute this Memorandum and cause the same to be recorded in the Office of the County Recorder for Orange County for the purpose of memorializing the Purchase Agreement and to provide third parties with notice of the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby acknowledge and agree as follows:

AGREEMENTS:

1.     In accordance with the Purchase Agreement, Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, the Property upon the terms and conditions set forth therein.

Exhibit 2.3-A – Page 1

2.     The sole purpose of this Memorandum is to give notice of the Purchase Agreement and all of its terms, covenants and conditions to the same extent as if the Purchase Agreement were fully set forth herein, and this Memorandum is subject to all of the terms, conditions and provisions of the Purchase Agreement.

3.     This Memorandum shall terminate and be of no further force and effect as of the first to occur of: (a) the termination of the Purchase Agreement pursuant to the terms thereof and the recordation of a termination of this Memorandum by separate quit claim deed, or (b) the Close of Escrow as contemplated by the Purchase Agreement.

4.     Counterparts. This Memorandum may be executed in counterparts, each of which shall be deemed an original, but all of which taken together, shall constitute one and the same instrument. This Memorandum shall inure to the benefit of and be binding upon the successors and assigns (to the extent permitted under the Purchase Agreement) of each of Buyer and Seller.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 2.3-A – Page Page 2

Buyer and Seller have executed this Memorandum of Purchase Agreement on the date first written above.

Seller:	Buyer:

WESTMINSTER MALL, LLC, a Delaware limited liability company By: _____________________________________ Name: ___________________________________ Title: ____________________________________	TAYLOR MORRISON OF CALIFORNIA, LLC, a California limited liability company
By: ______________________________________ Name: ___________________________________ Title: ____________________________________

By: ______________________________________ Name: ___________________________________ Title: ____________________________________

Exhibit 2.3-A – Page Page 3

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss:
County of	)

On ______________________________, 20__ before me, ______________________(here insert name of the officer), Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public

[Seal]

Exhibit 2.3-A – Page Page 4

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss:
County of	)

On ______________________________, 20__ before me, ______________________(here insert name of the officer), Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public

[Seal]

Exhibit 2.3-A – Page Page 5

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss:
County of	)

On ______________________________, 20__ before me, ______________________(here insert name of the officer), Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public

[Seal]

Exhibit 2.3-A – Page Page 6

Exhibit A

to MEMORANDUM OF PURCHASE AGREEMENT

Legal Description

[TO BE ATTACHED]

Exhibit 2.3-A – Page Page 7

Exhibit 2.3-B

Form of Termination of Agreement

RECORDING REQUESTED BY: _____________________________ AND WHEN RECORDED, MAIL TO: Jackson Tidus, a law corporation 2030 Main Street, 12th Floor Irvine, California 92614 Attention: _______________

APNs:__________________________

DOCUMENTARY TRANSFER TAX: $ zero

____ Computed on the consideration or value of property conveyed; OR

X      Computed on the consideration or value less liens or encumbrances remaining at time of sale.

SPACE ABOVE THIS LINE FOR RECORDER’S USE Consideration less than $100 – R&T §11911 the undersigned grantor Signature of Seller or Agent Determining tax – Firm name

QUITCLAIM DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ___________________, a ________________ (“Grantor”), hereby remises, releases and quitclaims to _________________, a ____________________ (“Grantee”), all of its right, title and interest in and to that certain real property located in the City of ____________, County of ____________, State of California, more particularly described on Schedule “1” attached hereto (the “Property”).

The purpose of this quitclaim is to confirm that Grantor has relinquished any and all rights that Grantor had to the Property pursuant to that certain _________ Agreement dated _______________ (the “Agreement”), between Grantee and Grantor, as said Agreement is described in that certain Memorandum of Purchase Agreement originally recorded on __________, 20__ as Instrument No. 20___-__________ in the Official Records of the County of ______________, California.

GRANTOR:	_____________________, a ___________________ By: Name: Its:

Exhibit 2.3-B – Page 1

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not to the truthfulness, accuracy, or validity of that document

STATE OF CALIFORNIA	)
COUNTY OF ________________	)

On                     , 20      , before me,                                                          , a Notary Public, personally appeared ___________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: _________________________________           (Seal)

Exhibit 2.3-B – Page Page 2

Schedule “1”

(to Quitclaim Deed)

Legal Description of the Property

All that certain real property situated in the City of _________, County of _________, State of California, more particularly described as follows:

[Insert Legal Description.]

APN:     ____________

Exhibit 2.3-B – Page Page 3

Exhibit 2.4

General Terms and Conditions of Escrow Holder

The parties understand and acknowledge:

1.  SPECIAL DISCLOSURES:

A.    DEPOSIT OF FUNDS & DISBURSEMENTS

Unless directed in writing to establish a separate, interest-bearing account together with all necessary taxpayer reporting information, all funds shall be deposited in general escrow accounts in a federally insured financial institution including those affiliated with Escrow Holder (“depositories"). All disbursements shall be made by Escrow Holder's check or by wire transfer unless otherwise instructed in writing. The Good Funds Law (California Insurance Code 12413.1) mandates that Escrow Holder may not disburse funds until the funds are, in fact, available in Escrow Holder's account. Wire transfers are immediately disbursable upon confirmation of receipt. Funds deposited by a cashier's or certified check are generally available on the next banking day following deposit. Funds deposited by a personal check and other types of instruments may not be available until confirmation from Escrow Holder's bank which can vary from 2 to 10 days.

B.    DISCLOSURE OF POSSIBLE BENEFITS TO ESCROW HOLDER

As a result of Escrow Holder maintaining its general escrow accounts with the depositories, Escrow Holder may receive certain financial benefits such as an array of bank services, accommodations, loans or other business transactions from the depositories (“collateral benefits"). All collateral benefits shall accrue to the sole benefit of Escrow Holder and Escrow Holder shall have no obligation to account to the parties to this escrow for the value of any such collateral benefits.

C.    MISCELLANEOUS FEES

Escrow Holder may incur certain additional costs on behalf of the parties for services performed, or fees charged, by third parties. The fees charged by Escrow Holder for services including, but not limited to, wire transfers, overnight delivery/courier services, etc. may include a mark up over the direct cost of such services to reflect the averaging of direct, administrative and overhead charges of Escrow Holder for such services which shall, in no event, exceed $10 for each markup.

D.    METHOD TO DELIVER PAYOFF TO LENDERS/LIENHOLDERS

To minimize the amount of interest due on any existing loan or lien, Escrow Holder will deliver the payoff funds to the lender/lienholder as soon as Escrow Holder is able after confirmation of recordation/close of escrow and as demanded by the lender/lienholder using (a) personal delivery, (b) wire transfer, or (c) overnight delivery service, unless otherwise directed in writing by the affected party. Certain payments such as home equity line of credit payoffs (“HELOCS") may require additional time to process.

2.  PRORATIONS & ADJUSTMENTS

The term "close of escrow" means the date on which documents are recorded. All prorations and/or adjustments shall be made to the close of escrow based on the number of actual days, unless otherwise instructed in writing.

3.  CONTINGENCY PERIODS

Escrow Holder shall not be responsible for monitoring contingency time periods between the parties. The parties shall execute such documents as may be requested by Escrow Holder to confirm the status of any such periods.

4.  REPORTS

a.    Preliminary Report -Escrow Holder has neither responsibility nor liability for any title search that may be performed in connection with the issuance of a preliminary report.

b.    Other Reports-As an accommodation, Escrow Holder may agree to transmit orders for inspection, termite, disclosure and other reports if requested, in writing or orally, by the parties or their agents. Escrow Holder shall deliver copies of any such reports as directed. Escrow Holder is not responsible for reviewing such reports or advising the parties of the content of same.

5.  INFORMATION FROM AFFILIATED COMPANIES

Escrow Holder may provide the parties' information to and from its affiliates in connection with the offering of products and services from these affiliates.

6.  RECORDATION OF DOCUMENTS

Escrow Holder is authorized to record documents delivered through escrow which are necessary or proper for the issuance of the requested title insurance policy(ies). Buyer will provide a completed Preliminary Change of Ownership Report form ('PCOR'). If Buyer fails to provide the PCOR, Escrow Holder shall close escrow and charge Buyer any additional fee incurred for recording the documents without the PCOR. Escrow Holder is released from any liability in connection with same.

7.  PERSONAL PROPERTY TAXES

No examination, UCC search, insurance as to personal property and/or the payment of personal property taxes is required unless otherwise instructed in writing.

8.  REAL PROPERTY TAXES

Real property taxes are prorated based on the most current available tax statement from the tax collector's office. Supplemental taxes may be assessed as a result of a change in ownership or completion of construction. Adjustments due either party based on the actual new tax bill issued after close of escrow or a supplemental tax bill will be made by the parties outside of escrow and Escrow Holder is released of any liability in connection with such adjustments. The first installment of California real property taxes is due November 1st (delinquent December 10th) and the second installment is due February 1st (delinquent April 10th). If a tax bill is not received from the County at least 30 days prior to the due date, buyer should contact the County Tax Collector's office and request one. Escrow Holder is not responsible for same.

9.  CANCELLATION OF ESCROW

a.    Any party desiring to cancel this escrow shall deliver written notice of cancellation to Escrow Holder. Within a reasonable time after receipt of such notice, Escrow Holder shall send by regular mail to the address on the escrow instructions, one copy of said notice to the other party(ies). Unless written objection to cancellation is delivered to Escrow Holder by a party within 10 days after date of mailing, Escrow Holder is authorized, at its option, to comply with the notice and terminate the escrow. If a written objection is received by Escrow Holder, Escrow Holder is authorized, at its option, to hold all funds and documents in escrow (subject to the funds held fee) and to take no other action until otherwise directed by either the parties' mutual written instructions or a final order of a court of competent jurisdiction. If no action is taken on this escrow within 6 months after the closing date specified in the escrow instructions, Escrow Holder's obligations shall, at its option, terminate. Upon termination of this escrow, the parties shall pay all fees, charges and reimbursements due to Escrow Holder and all documents and remaining funds held in escrow shall be returned to the parties depositing same.

b.    Notwithstanding the foregoing, upon receipt of notice of cancellation by a seller in a transaction subject to the Home Equity Sales Contract law (CC §1695 et seq.), Escrow Holder shall have the right to unilaterally cancel the escrow and may return all documents and funds without consent by or notice to the buyer.

10.  CONFLICTING INSTRUCTIONS & DISPUTES

If Escrow Holder becomes aware of any conflicting demands or claims concerning this escrow, Escrow Holder shall have the right to discontinue all further acts on Escrow Holder's part until the conflict is resolved to Escrow Holder's satisfaction. Escrow Holder has the right at its option to file an action in interpleader requiring the parties to litigate their claims/rights. If such an action is filed, the parties jointly and severally agree (a) to pay Escrow Holder's cancellation charges, costs (including the funds held fees) and reasonable attorneys' fees, and (b) that Escrow Holder is fully released and discharged from all further obligations under the escrow. If an action is brought involving this escrow and/or Escrow Holder, the party(ies) involved in the action agree to indemnify and hold the Escrow Holder harmless against liabilities, damages and costs incurred by Escrow Holder (including reasonable attorneys' fees and costs) except to the extent that such liabilities, damages and costs were caused by the negligence or willful misconduct of Escrow Holder.

Exhibit 2.4 – Page 1

11.  USURY

Escrow Holder is not to be concerned with usury as to any loans or encumbrances in this escrow and is hereby released of any responsibility and/or liability therefore.

12.  AMENDMENTS TO ESCROW INSTRUCTIONS

Any amendment to the escrow instructions must be in writing, executed by all parties and accepted by Escrow Holder. Escrow Holder may, at its sole option, elect to accept and act upon oral instructions from the parties. If requested by Escrow Holder the parties agree to confirm said instructions in writing as soon as practicable. The escrow instructions as amended shall constitute the entire escrow agreement between the Escrow Holder and the parties hereto with respect to the subject matter of the escrow.

13.  FIRE, HAZARD OR LIABILITY INSURANCE POLICIES

In all matters relating to fire, hazard or liability insurance, Escrow Holder may assume that each policy is in force and that the necessary premium has been paid. Escrow Holder is not responsible for obtaining fire, hazard or liability insurance, unless Escrow Holder has received specific written instructions to obtain such insurance prior to close of escrow from the parties or their respective lenders.

14.  COPIES OF DOCUMENTS; AUTHORIZATION TO RELEASE

Escrow Holder is authorized to rely upon copies of documents, which include facsimile, electronic, NCR, or photocopies as if they were an originally executed document. If requested by Escrow Holder, the originals of such documents shall be delivered to Escrow Holder. Escrow Holder may withhold documents and/or funds due to the party until such originals are delivered. Documents to be recorded MUST contain original signatures. Escrow Holder may furnish copies of any and all documents to the lender(s), real estate broker(s), attorney(s) and/or accountant(s) involved in this transaction upon their request. Delivery of documents by escrow to a real estate broker or agent who is so designated in the purchase agreement shall be deemed delivery to the principal.

15.  EXECUTION IN COUNTERPART

The escrow instructions and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute the same instruction.

16.  TAX REPORTING, WITHHOLDING & DISCLOSURE

The parties are advised to seek independent advice concerning the tax consequences of this transaction, including but not limited to, their withholding, reporting and disclosure obligations. Escrow Holder does not provide tax or legal advice and the parties agree to hold Escrow Holder harmless from any loss or damage that the parties may incur as a result of their failure to comply with federal and/or state tax laws. WITHHOLDING OBLIGATIONS ARE THE EXCLUSIVE OBLIGATIONS OF THE PARTIES. ESCROW HOLDER IS NOT RESPONSIBLE TO PERFORM THESE OBLIGATIONS UNLESS ESCROW HOLDER AGREES IN WRITING.

A.   TAXPAYER IDENTIFICATION NUMBER REPORTING

Federal law requires Escrow Holder to report seller's social security number or tax identification number (both numbers are hereafter referred to as the "TIN"), forwarding address, and the gross sales price to the Internal Revenue Service (“IRS"). To comply with the USA PATRIOT Act, certain taxpayer identification information (including, but not limited to, the TIN) may be required by Escrow Holder from certain persons or entities involved (directly or indirectly) in the transaction prior to closing.

Escrow cannot be closed nor any documents recorded until the information is provided and certified as to its accuracy to Escrow Holder. The parties agree to promptly obtain and provide such information as requested by Escrow Holder.

B.   STATE WITHHOLDING & REPORTING

In accordance with Section 18662 of the Revenue and Taxation Code (R&TC), a buyer may be required to withhold an amount equal to 3 1/3% (.0333) of the sale price, or an optional gain on sale withholding amount certified by the seller in the case of a disposition of California real property interest by either:

1.    A seller who is an individual, trust, estate, or when the disbursement instructions authorize the proceeds to be sent to a financial intermediary of the sellers.

2.    A corporate seller that has no permanent place of business in California immediately after the transfer of title to the California property.

The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500).

However, notwithstanding any other provision included in the California statutes referenced above, no buyer will be required to withhold any amount or be subject to penalty for failure to withhold if any of the following applies:

1.   The sale price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000).

2.   The seller executes a written certificate under the penalty of perjury certifying that the seller is a corporation with a permanent place of business in California.

3.   The seller, who is an individual, trust, estate, or a corporation without a permanent place of business in California, executes a written certificate under the penalty of perjury of any of the following:

a.   The California real property being conveyed is the seller's or decedent's principal residence (within the meaning of Section 121 of the Internal Revenue Code (IRC)).

b.   The last use of the property being conveyed was by the transferor as the transferor's principal residence (within the meaning of IRC Section 121).

c.   The California real property being conveyed is, or will be, exchanged for property of like kind (within the meaning of IRC Section 1031), but only to the extent of the amount of gain not required to be recognized for California income tax purposes under IRC Section 1031.

d.   The California real property has been compulsorily or involuntarily converted (within the meaning of IRC Section 1033) and the seller intends to acquire property similar or related in service or use so as to be eligible for nonrecognition of gain for California income tax purposes under IRC Section 1033.

e.   The California real property transaction will result in a loss or net gain not required to be recognized for California income tax purposes.

The seller is subject to penalty for knowingly filing a fraudulent certificate for the purpose of avoiding the withholding requirement.

Contact FTB: For additional information regarding California withholding or for the Alternative Withholding, contact the Franchise Tax Board at (toll free) 888-792-4900), by e-mail WSCS.GEN@ftb.ca.gov; or visit their website at www.ftb.ca.gov

C.   FEDERAL WITHHOLDING & REPORTING

Certain federal reporting and withholding requirements exist for real estate transactions where the seller (transferor) is a non-resident alien, a non-domestic corporation, partnership, or limited liability company; or a domestic corporation, partnership or limited liability company controlled by non-residents; or non-resident corporations, partnerships or limited liability companies.

D.   TAXPAYER IDENTIFICATION DISCLOSURE

Federal and state laws require that certain forms include a party's TIN and that such forms or copies of the forms be provided to the other party and to the applicable governmental authorities. Parties to a real estate transaction involving seller-provided financing are required to furnish, disclose, and include the other party's TIN in their tax returns. Escrow Holder is authorized to release a party's TINs and copies of statutory forms to the other party and to the applicable governmental authorities in the foregoing circumstances. The parties agree to hold Escrow Holder harmless against any fees, costs, or judgments incurred and/or awarded because of the release of their TIN as authorized herein.

Exhibit 2.3-B – Page 2

Exhibit 3.3

Submission Items

As of the Effective Date, the parties acknowledge that the following have been provided to Purchaser:

Provided Through Fuscoe

●	Due Diligence
o	FEMA and Flood
■	FEMA Map (Westminster Mall FTP) – Map exported on 5/30/19
■	FIRM Map Lower – Map revised 12/3/09
■	FIRM Map Upper – Map revised 12/3/09
■	Westminster Final Report for CEQA Review 20Dec2019 reduced posted on 31Dec2019 – Dated December 2019
o	Sewer Sanitation
■	1828-002xh-aerial topo-2019-06-20 – Dated June 18 2019
■	1828-002xh-Ex Parking Count – Dated December 13 2019
■	1828-002xh-Ex Surface Culture-EX UT_2019-08-01 – Dated August 1 2019
■	Westminster Mall Plan Ownership – Dated June 22 2017
●	Entitlement
o	CEQA
■	Westminster Final Report for CEQA Review 20Dec2019 reduced posted on 31Dec2019 – Dated December 2019
●	Mapping
o	Aerial Image
■	44076
■	Washington Prime Westminster Mall aerial Base Map w topo – Dated October 3 2018
o	Record Easements
■	21 – Bk 11117 Pg 1419 – Dated March 8 1974, recorded April 12 1974
■	22 – Bk 11117 Pg 1425 – Recorded April 12 1974
o	Record Maps
■	APM 19537 – Dated March 1971
■	APM 19546 – Dated March 1978
■	MM+51+13 – Not dated
■	PMB+51+36 – Recorded May 8 1973
■	PMB+64+41 – Recorded October 31 1974
■	PMB+64+42 – Recorded October 31 1974
■	PMB+91+1-2 – Recorded December 31 1976
■	PMB+91+37-38 – Recorded January 28 1977
o	Title Constraints Map
■	1828-002 Title Constraints Map – Dated July 23 2019
o	Title Reports
■	ALTA Commit for Title Ins w Arb (8-1-16)-CA – Dated June 11, 2014

Exhibit 3.3 – Page 1

●	Public Infrastructure
o	Midway City Sanitary
■	Edwards and Industry.dwf – Not dated
■	S0000292 – Not dated
o	Orange County Flood Control
■	ocfd27 – Dated January 12 2000
o	SCE
■	SCE Map Request Form 2019-01-11 –Dated January 11 2019
■	SCE Memo 2019-06-17 – Dated June 17 2019
■	SCE Plans 2019-06-24 – Not dated
o	SO CAL Gas
■	Plans Received 2019-07-08
●	42-2019-05-00095_00001 – Dated May 31 2019
●	42-2019-05-00095_00002 – Dated May 31 2019
●	42-2019-05-00095_00003 – Dated May 31 2019
●	42-2019-05-00095_00004 – Dated May 31 2019
●	42-2019-05-00095_00005 – Dated May 31 2019
●	42-2019-05-00095_00006 – Dated May 31 2019
●	42-2019-05-00095_Final Letter – Dated May 31 2019
■	1260-19NC – Dated June 13 2019
■	RemidAdvForm_42-2019-05-00095 – Dated May 31 2019
o	City of Westminster Street and Utility Plans – Various dates
o	Water Atlas – Not dated
●	Record Documents & Title
o	Building
■	Architectural Files Received 2019-06-03
●	BasementLevel – Dated 4/12/89
●	BuildSection1
●	BuildSection2 – Dated 4/26/73
●	BuildSectionAndDet – Dated 4/26/73
●	CatwalkPln – Dated 4/26/73
●	CentralCtDemo – Dated 4/12/89
●	CounterArea2 – Dated 12/28/87
●	CvrSht – Not dated
●	DemoPln – Dated 4/12/89
●	Det1 – Dated 7/20/87
●	Det2 – Dated 7/20/87
●	Det3 – Dated 4/12/89
●	DoorAndFinDet – Dated 4/12/89
●	DoorAndFinSched – Dated 1987
●	DoorSchedAndDet –Dated 4/26/73
●	Elev – Dated 7/20/87
●	Elev1 – Dated 4/12/89
●	Elev2 – Dated 4/12/89
●	ElvatorAndEscalator – Dated 4/26/73
●	ElevatorAndStairs – Dated 4/12/89
●	ElevatorPln – Dated 4/12/89
●	EnlargedBasementPln – Dated 4/12/89

Exhibit 2.3-B – Page 2

●	EnlargedLowerPln – Dated 4/12/89
●	EnlargedUpperPln – Dated 4/12/89
●	EscalatorDet – Dated July 31 89
●	ExitFlrPln – Dated 4/12/89
●	ExtElev – Dated 4/26/73
●	ExtElev2 – Dated 8/26/87
●	ExtEntryElev – Dated 11/12/86, revised 11/21/86
●	ExtPavingPln – Dated 4/26/73
●	FlrAndReflectClgPln – Dated 7/28/89
●	FlrFinPln – Dated 4/12/89
●	FlrPatternPln – Dated 10/19/87
●	FlrPln1 – Dated 8/26/87
●	FlrPln2 – Dated 11/12/86, revised 11/21/86
●	FlrPln3 – Dated 7/20/87
●	FlrPlnSeating – Dated 8/26/87
●	GenInformation – Dated 4/12/89
●	GreatCt – Dated 4/26/73
●	InfoDesk – Dated 7/25/89
●	IntElev1 – Dated 8/26/87
●	IntElev2 – Dated 1987
●	IntElevAndDet – Dated 4/26/73
●	KeyGridPln – Dated 4/26/73
●	LeaseDet1 – Dated 4/26/73
●	LeaseDet2 – Dated 4/26/73
●	LeaseDet3 – Dated 4/26/73
●	LeaseDet4 – Dated 4/26/73
●	LeaseDet5 – Dated 4/26/73
●	LeaseDet6 – Dated 4/26/73
●	LeaseDet7 – Dated 4/26/73
●	LeaseDet8 – Dated 4/26/73
●	LeasePlnAndDet – Dated 9/1/73
●	LeaseSection – Dated 4/26/73
●	LowerMallPln – Dated 4/12/89
●	LowerPln1 – Dated 4/12/89
●	LowerPln2 – Dated 4/12/89
●	MiscDet1 – Dated 4/12/89
●	MiscDet2 – Dated 4/12/89
●	MiscDet3 – Dated 4/26/73
●	MiscDet4 – Dated 4/26/73
●	MiscDet5 – Dated 10/9/87
●	MiscDet6 – Dated 10/19/87
●	PavingPln1 – Dated 4/26/73
●	PavingPln2 – Dated 4/26/73
●	PlnAndElev – Dated 4/26/73
●	PlnDetAndElev – Dated 7/28/89
●	PlnDetAndSection – Dated 9/1/73

Exhibit 2.3-B – Page 3

●	PlnElevAndDet1 – Dated 4/26/73
●	PlnElevAndDet2 – Dated 4/26/73
●	RampAndStairPln – Dated 4/26/73
●	ReflectClgAndPavingPln – Dated 11/12/86, revised 11/21/86
●	ReflectClgPln – Dated 7/8/87
●	ReflectClgPln1 – Dated 4/12/89
●	ReflectClgPln2 – Dated 4/12/89
●	ReflectClgPln3 – Dated 4/12/89
●	ReflectClgPln4 – Dated 4/12/89
●	ReflectClgPln5 – Dated 4/12/89
●	ReflectClgPln6 – Dated 4/26/73
●	ReflectClgPln7 – Dated 4/26/73
●	ReflectClgPln8 – Dated 4/26/73
●	ReflectClgPln9 – Dated 4/26/73
●	RestroomPln – Not dated
●	RoofAndReflectClg – Date illegible
●	RoofAndReflectClgPln – Dated 7/1/73
●	RoofPln – Dated 8/12/89
●	RoofPln1 – Dated 4/12/89
●	RoofPln2 – Dated 4/12/89
●	RoofPln3 – Dated 4/12/89
●	RoofPlnAndDet – Dated 4/26/73
●	RoomFinSched – Dated 4/26/73
●	ScultSupportDet2 – Dated 9/1/73
●	SeatingLayout – Dated 12/28/87
●	SeatingPlnAndDet – Dated 4/26/73
●	SectionA – Dated 7/20/87
●	SectionAndElev – Dated 11/12/86, revised 11/21/86
●	SectionB – Dated 7/20/87
●	Sections1 – Dated 4/88
●	Sections2 – Dated 4/12/89
●	Sections3 – Dated 4/12/89
●	Sections4 – Dated 4/12/89
●	Sections5 – Dated 4/12/89
●	Sections6 – Dated 4/12/89
●	Sections7 – Dated 4/12/89
●	Sections8 – Dated 11/12/86, revised 11/21/86
●	Sections9 – Dated 8/26/87
●	StairDet – Dated 2/16/73
●	StrollerAndInfo – Dated 4/26/73
●	TilePatternPln – Date illegible
●	TitleAndGenData – Dated 1/6/89
●	TitleSht – Dated 7/28/89
●	TruckCtPln – Dated 4/26/73
●	UpperMallPln – Dated 4/12/89
●	UpperPln1 – Dated 4/12/89

Exhibit 2.3-B – Page 4

●	UpperPln2 – Dated 4/12/89
●	WallSectionAndDet – Dated 9/1/73
●	WallSectionAndDet1 – Dated 4/26/73
●	WallSectionAndDet2 – Dated 4/26/73
●	WallSectionAndDet3 – Dated 4/26/73
●	WallSectionAndDet4 – Dated 4/26/73
●	WallSectionAndDet5 – Dated 4/26/73
■	Electrical, Mechanical, and Plumbing Files
●	Westminster electrical circuit line diagrams – Dated 4/25
●	Westminster Electrical Drawings 1 – Date illegible
●	Westminster Electrical Drawings 2 – Dated 12/28/72
●	Westminster Mechanical Drawings – Dated 1/24/73
●	Westminster Plumbing Drawings – Date illegible
■	Plan Sets
●	Architectural Set 1973 – Dated 4/26/73
●	Architectural Set 1989 – Dated 4/12/89
●	Architectural Set Food Court 1986 – Dated 11/12/86, revised 11/21/86
●	Architectural Set Food Court 1987 – Dated 7/20/87
●	Architectural Set Food Court 1989 – Dated 1/6/89
●	Electrical Contractor Sheets 1975 – Dated 9/12/74
●	Electrical Set 1973 – Dated 12/28/72
●	LP Sheets 1973 – Revised 7/25/73
●	Mechanical Set 1973 – Dated 4/26/73
●	Plumbing Set 1973 – Date illegible
●	Site Modification Plan Set 2001 – Dated 3/20/01
●	Structural Set 1974 – Dated 3/5/74
●	Structural Set 1989 – Dated 4/12/89
●	Structural Set Food Court 1987 – Dated 10/30/87
■	Scans from Crisp Imaging 2019-07-02
●	ExclusivePickup_20190628-095
o	Westminster Mall Roll 1 – Dated 4/7/75
o	Westminster Mall Roll 2 – Dated 2/16/73
●	Scanned Plans from Crisp Imaging, Westminster
o	Westminster Mall Roll 1 – Dated 4/7/75
o	Westminster Mall Roll 2 – Dated 2/16/73
o	20190628-095
o	20190628-095_FileTransfer
●	20190628-095
●	20190628-095_FileTransfer
■	Structural Files Received 2019-06-03
●	01_CvrSht – Dated 3/20/01
●	02_NoteSht – Dated 3/16/01
●	03_DemoPln – Dated 3/16/01
●	04_PavementPln – Dated 3/16/01
●	05_PavementPln – Dated 3/16/01
●	06_SiteSignStripePln – Dated 4/18/01

Exhibit 2.3-B – Page 5

●	06_SiteSignStripPln1 – Dated 3/16/01
●	07_SiteSignStripePln – Dated 3/16/01
●	08_GradePln – Dated 3/16/01
●	08_GradePln1 – Dated 4/18/01
●	09_GradePln – Dated 3/16/01
●	10_UtyPln – Dated 3/16/01
●	10_UtyPln1 – Dated 4/18/01
●	11_UtyPln – Dated 3/16/01
●	12_ErodeCntrlPln – Dated 3/16/01
●	13_ErodeCntrlPln - Dated 3/16/01
●	14_HandicapAccessPln – Dated 3/16/01
●	15_DetSht –Not dated
●	15_DetSht1 – Dated 4/18/01
●	16_WallDetNotes – Not dated
●	17_TrafficCntrlPln – Dated 3/20/01
●	AsBuiltsDet2 – Date illegible
●	ColumnDet – Dated 3/4/74
●	ConcreteSection1 – Dated 3/5/74
●	ConcreteSection2 – Dated 3/5/74
●	ConcreteSection3 – Dated 3/5/74
●	ConcreteSection4 – Dated 3/5/74
●	ConcreteSection5 – Dated 3/5/74
●	ConcreteSection6 – Dated 3/5/74
●	ConcreteSection7 – Dated 3/5/74
●	ConcreteSection8 – Dated 3/5/74
●	ConstructionDet1 – Dated 6/8/89
●	ConstructionDet2 – Dated 8/23/89
●	ConstructionDet3 – Dated 12/26/89
●	Det – Dated 4/12/89
●	ElevAndDet – Dated 4/12/89
●	ElevAndSection – Dated 3/4/74
●	FoundationAndFramingPln – Dated 10/30/87
●	FoundationPln – Dated 4/12/89
●	GenNotes – Dated 3/5/74
●	GenNotesAndDet – Dated 4/12/89
●	HighRoofFraming – Dated 3/5/74
●	LargeScaleDraw1 – Dated 3/5/74
●	LargeScaleDraw2 – Dated 3/5/74
●	LargeScaleDraw3 – Dated 3/5/74
●	LargeScaleDraw4 – Dated 3/5/74
●	LargeScaleDraw5 – Dated 3/5/74
●	LargeScaleDraw6 – Dated 3/5/74
●	LargeScaleDraw7 – Dated 3/5/74
●	LowerFramingPln1 – Dated 4/12/89
●	LowerFramingPln2 – Dated 3/5/74
●	LowerFramingPln3 – Dated 3/5/74

Exhibit 2.3-B – Page 6

●	LowerFramingPln4 – Dated 3/5/74
●	LowerFramingPln5 – Dated 3/5/74
●	LowerFramingPln6 – Dated 3/5/74
●	NoteAndDet – Dated 10/30/87
●	NotesAndSpecs – Dated 7/24/19
●	PileAndLowerFraming – Dated 3/5/74
●	PilePln – Dated 3/5/74
●	PlnAndElev – Dated 7/24/8?
●	RoofFramingPln1 – Dated 4/12/89
●	RoofFramingPln2 – Dated 4/12/89
●	RoofFramingPln3 – Dated 3/5/74
●	RoofFramingPln4 – Dated 3/5/74
●	RoofFramingPln5 – Dated 3/5/74
●	RoofFramingPln6 – Dated 3/5/74
●	RoofFramingPln7 – Dated 3/5/74
●	RoofFramingPln8 – Dated 10/30/87
●	SchedAndDet – Dated 4/12/89
●	Section1 – Dated 4/12/89
●	Section2 – Dated 4/12/89
●	SectionAndDet1 – Dated 10/30/87
●	SectionAndDet2 – Dated 10/30/87
●	Seg3PilePln – Dated 3/5/74
●	SteelDet1 – Dated 3/5/74
●	SteelDet2 – Dated 3/5/74
●	SteelDet3 – Dated 3/5/74
●	SteelDet4 – Dated 3/5/74
●	SteelDet5 – Dated 3/5/74
●	SteelDet6 – Dated 3/4/74
●	SteelSection1 – Dated 3/5/74
●	SteelSection2 – Dated 3/5/74
●	SteelSection3 – Dated 3/5/74
●	SteelSection4 – Dated 3/5/74
●	TrussDet1 – Dated 3/4/74
●	TrussDet2 – Dated 3/4/74
●	TrussDet3 – Dated 3/4/74
●	TrussDet4 – Dated 3/4/74
●	UpperAndRoofPln – Dated 3/5/74
●	UpperFramingPln1 – Not dated
●	UpperFramingPln2 – Dated 4/12/89
●	UpperFramingPln3 – Date illegible
●	UpperFramingPln4 – Dated 3/5/74
●	UpperFramingPln5 – Dated 3/5/74
●	UpperFramingPln6 – Dated 3/5/74
●	UpperFramingPln7 – Dated 3/5/74
■	Sewer As-builts – Date illegible

Exhibit 2.3-B – Page 7

Directly Provided by Seller

●	ALTA Title Commitment 09.15.20 (Westminster Mall) – Dated 9/15/2020
●	Optical Guide (as of 4-15-2020) (Westminster Mall) – Dated 4/14/2020
●	Phase 1 ESA (3-5-2014) (Westminster Mall) – Dated 3/5/2014
●	Survey-Westminster-2014-01-31 (revised 3-4-2014) – Revised 3/14/2014
●	Title Commitment (entire Mall including parcels not owned by WPG (eff 3-4-2020) (Westminster Mall) – Dated 2/5/2020
●	Title Commitment (entire Mall including parcels not owned by WPG) (eff 6-11-2019) (Westminster Mall) – Dated 6/11/2019
●	Title Commitment-Westminster-2014-02-26 – Dated 2/26/2014
●	Circle K – fmr Mobil
o	4842_Agmt_Simon_2015-03-17_Access Aggrement-Well Abandonment_Mobil – Dated 3/5/2017
o	4842_Ltr_Bingham-McCutchen_2004-04-13_Access Agreement_Mobil – Dated 4/13/2005
o	4842_Ltr_ExxonMobil_2011-10-12_Change of Ownership from Exxon Mobil to Circle K – Dated 11/12/2011
o	4842_Ltr_Orange County_2004-10-18_Access Request_Mobil – Dated 10/18/2004
o	4842_Ltr_Orange County_2015-05-05_NFA Letter_Mobile – Dated 5/2/2015
o	4842_Ltr_TRC_2013-11-18_Request for Access Agreement_Circle K – Dated 11/18/2013
o	4842_Ltr_TRC_2015-03-23_Notification of Upcoming Environmental Work_Mobil – 3/23/2015
o	4842_Rpt_ERI_2006-03-07-Soil Boring and Well Installation_Mobil – Dated 3/7/2006
o	4842_Rpt_ERI_2006-04-28_1st Qtr 2006 Groundwater Monitoring_Mobil – Dated 4/28/2006
o	4842_Rpt_ERI_2006-07-24_2nd Qtr 2006 Groundwater Monitoring_Mobil – Dated 7/24/2006
o	4842_Rpt_ERI_2006-10-24_3rd Qtr 2006 Groundwater Monitoring_Mobil – Dated 7/24/2006
o	4842_Rpt_ERI_2007-01-30_4th Qtr 2006 Groundwater Monitoring_Mobil – Dated 1/30/2007
o	4842_Rpt_ERI_2007-03-05_Corrective Action Plan_Mobil Station 18G3W – Dated 3/5/2007
o	4842_Rpt_ERI_2007-05-15_1st Qtr 2007 Groundwater Monitoring_Mobil – Dated 5/15/2007
o	4842_Rpt_ERI_2007-07-27_Work Plan Addendum-Install Addl Off-Site Wells_Mobil – Dated 7/27/2007
o	4842_Rpt_ERI_2007-11-08_3Rd Qtr 2007 Groundwater Monitoring_Mobil – Dated 11/8/2007
o	4842_Rpt_ERI_2007-12-28_4th Qtr 2007 Groundwater Monitoring_Mobil – Dated 12/28/2007
o	4842_Rpt_ERI_2008-03-28_1st Qtr 2008 Groundwater Monitoring_Mobil – Dated 3/28/2008
o	4842_Rpt_ERI_2008-07-31_2nd Qtr 2008 Groundwater Monitoring_Mobil – Dated 7/31/2008

Exhibit 2.3-B – Page 8

o	4842_Rpt_ERI-2009-01-08_Soil Borings and Well Install_Mobil – Dated 1/8/2009
o	4842_Rpt_ERI_2009_01-14-4th Qtr 2008 Groundwater Monitoring_Mobil – Dated 1/14/2009
o	4842_Rpt_ERI_2009-04-23_1st Qtr 2009 Groundwater Monitoring_Mobil – Dated 4/23/2009
o	4842_RPT_ERI_2009-07-28_2nd Qtr 2009 Groundwater Monitoring_Mobil – Dated 7/28/2009
o	4842_Rpt_ERI_2009-11-24-4th Qtr 2009 Groundwater Monitoring_Mobil – Dated 11/24/2009
o	4842_Rpt_ERI_2010-02-18_1st Qtr 2010 Groundwater Monitoring_Mobil – Dated 2/18/2010
o	4842_Rpt_ERI_2010-09-02_3rd Qtr 2010 Groundwater Monitoring_Mobil – Dated 9/2/2010
o	4842_Rpt_ERI_2011-03-03_1st Qtr 2011 Groundwater Monitoring_Mobil – Dated 3/3/2011
o	4842_Rpt_ERI_2011-05-25_2nd Qtr 2011 Groundwater Monitoring_Mobil – Dated 5/25/2011
o	4842_Rpt_ERI_2011-09-29_3rd Qtr 2011 Groundwater Monitoring_Mobil – Dated 9/29/2011
o	4842_Rpt_TRC_2015-04-13_Well Abandonment_Mobil842 – Dated 4/13/2015
●	G&M Oil – Fmr USA Gas Station
o	4842_Cont_Simon_2012-01-06_Tetra Tech Oversight UST Removal-Demo_Fmr USA Station – Dated 1/6/2012
o	4842_Cont_Simon_2012-01-25_Moine Bros UST Removal-Demo_Fmr USA Station – Dated 1/26/2012
o	4842_Cont_Simon-Moller_2013-07-22_Access Agreement_Fmr USA Station – Dated 7/22/2013
o	4842_Corr_CA Haz Svs_2010-02-04_UST Inspection_Fmr USA Station – Dated 2/4/2010
o	4842_Corr_CA Water Board_2013-05-10_Public Comment Notice for Closure_Fmr USA Station – Dated 5/10/2013
o	4842_Corr_California Hazardous Svs_2010-02-04_Qrtly UST Inspection_Fmr USA Station – Dated 2/9/10
o	4842_Corr_Moine Bros_2012-01-27_Asbestos Abatement-Demo Notice_Fmr USA Station – Not dated
o	4842_Corr_Orange County_2007-04-19_UST Inspection_Fmr USA Station – Inspection date 4/19/2007, reinspection date 5/19/2007
o	4842_Corr_Orange County_2007-06-07_UST Inspection_Fmr USA Station – Inspection date 6/7/2007, reinspection date 7/7/2007
o	4842_Corr_Orange County_2010-12-14_UST Inspection_Fmr USA Station – Inspection date 12/14/2010
o	4842_Corr_Orange County_2011-06-29_UST Permit to Operate_Fmr USA Station – Dated 6/29/2011
o	4842_Corr_Simon_2010-03-08_UST Ownership Forms_Fmr USA Station – Dated 3/8/2010

Exhibit 2.3-B – Page 9

o	4842_Corr_Simon_2011-12-27_Removal-Demo Oversight-Consultant RFP_Fmr USA Station – Due date 1/3/2012
o	_Simon_2012-01-16_UST Removal and Demo Contractor RFP_Fmr USA Station – Not dated
o	4842_Corr_Water Control Board_2013-05-07_Public Comment Notice for NFA_Fmr USA Station – Dated 5/10/2013
o	4842_Corr_Water Resources Ctrl Bd_2005-07-22_Cert of Finanacial Responsibilty_Fmr USA Station – Dated 7/22/05
o	4842_Dwg_GM Oil_2009-04-13_Gas Station Site Plan_Fmr USA Station – Dated 4/13/2009
o	4842_Dwg_Simon_2011-12-13_Site Plan-Station Location_Fmr USA Station –Dated 12/13/2011
o	4842_Dwg_Stratus_2010-04-20_Vicinity and Well Location Maps_Fmr USA Station – Various dates
o	4842_Ltr_Harry Schenk_2011-11-22_Request for Removal of Improvements_Fmr USA Station – Dated 11/22/2011
o	4842_Ltr_Kleinfelder_2011-11-17_Clarification of Responsibilities_Fmr USA Station – Dated 11/17/2011
o	4842_Ltr_Mall_2010-12-09_Request for UST Time Extension_Fmr USA Station – Dated 12/9/2010
o	4842_Ltr_Orange County_2008-08-19_Work Plan For Well Installation_Fmr USA Station – Dated 8/19/2008
o	4842_Ltr_Orange County_2009-07-09_Quarterly Groundwater Monitoring Requirements_Fmr USA Station – Dated 7/9/2009
o	4842_Ltr_Orange County_2011-03-01_Request to Modify GWM Frequency Response_Fmr USA Station – Dated 3/1/2011
o	4842_Ltr_Orange County_2011-12-21_Agreement UST removal plan_Fmr USA Station – Dated 12/21/2011
o	4842_Ltr_Orange County_2012-01-06_Notice of Responsibility for Remediation_Fmr USA Station – Dated 1/6/2012
o	4842_Ltr_Orange County_2012-05-09_Notice of Violation_Fmr USA Station – Dated 5/8/2012
o	4842_Ltr_Orange County_2013-01-07_Completion of Tank Removal_Fmr USA Station – Dated 1/7/2013
o	4842_Ltr_Simon_2011-11-16_Request for Progress Report_Fmr USA Station – Dated 11/16/2011
o	4842_Ltr_Simon_2011-11-16_Request for Removal of Improvements_Fmr USA Station –Dated 11/16/2011
o	4842_Ltr_Simon_2012-01-11_UST System Removal-Demo_Fmr USA Station –Dated 1/11/2012
o	4842_Ltr_Simon_2012-01-19_Notice Letter to Travelers Insurance_Fmr USA Station – Dated 1/19/2012
o	4842_Ltr_Simon_2012-01-19_Notice Letter to XL Insurance_Fmr USA Station – Dated 1/19/2012

Exhibit 2.3-B – Page 10

o	4842_Ltr_Stratus_2010-12-10_Request to Modify GWM Frequency_Fmr USA Station –Dated 12/10/2010
o	4842_Ltr_Travelers_2012-02-08_Acknowledgement of claim_Fmr USA Station – Dated 2/8/2012
o	4842_Ltr_Water Control Board_2013-11-04_NFA Completion Certification_Fmr USA Station – Not dated
o	4842_Map_Environ Strategy_2003-03-26_Site Map_Fmr USA Station – Dated 3/26/2003
o	4842_Map_Waterstone_2002-08-19_Site Map_Fmr USA Station – Not dated
o	4842_Permit_City of Westminster_2012-01-27_Demolition Permit-Moine Bros_Fmr USA Station – Dated 1/27/2012
o	4842_Permit_Orange County_2012-01-05_UST Removal Permits Env and Fire_Fmr USA Station – Dated 12/20/2011
o	4842_Rpt_CASWRCB_2011-03-07_5 Year Review_Fmr USA Station – Dated 3/7/2011
o	4842_Rpt_Environ Strategy_2012-12-19_Remediation Closure_Fmr USA Station – Dated 12/19/2012
o	4842_Rpt_Environ Strategy_2013-07-11_Well Destruction Workplan_Fmr USA Station – Dated 7/11/2013
o	4842_Rpt_ES_2005-04-15_1st Quarter O&M_Fmr USA Station – Dated 4/15/2005
o	4842_Rpt_ES_2005-05-09_April Effluent Meter Readings_Fmr USA Station – Dated 5/9/2005
o	4842_Rpt_ES_2005-05-16_April Discharge Monitoring_Fmr USA Station – Dated 5/16/2005
o	4842_Rpt_ES_2005-06-15_May Effluent Meter Readings_Fmr USA Station – Dated 6/13/2005
o	4842_Rpt_ES_2005-06-24_May Discharge Monitoring_Fmr USA Station – Dated 6/24/2005
o	4842_Rpt_ES_2005-07-05_June Discharge Monitoring_Fmr USA Station – Dated 7/5/2005
o	4842_Rpt_ES_2005-07-08_2nd Quarter GWM_Fmr USA Station – Dated 7/8/2005
o	4842_Rpt_ES_2005-07-15_2nd Quarter O&M_Fmr USA Station – Dated 7/15/2005
o	4842_Rpt_ES_2005-12-29_4th Quarter GWM_Fmr USA Station –Dated 12/29/2005
o	4842_Rpt_ES_2006-01-15_4th Quarter O&M_Fmr USA Station –Dated 1/15/2006
o	4842_Rpt_ES_2006-02-09_January Effluent Meter Readings_Fmr USA Station – Dated 2/9/2006
o	4842_Rpt_ES_2006-03-14_February Effluent Meter Readings_Fmr USA Station – Dated 3/15/2006
o	4842_Rpt_ES_2006-03-17_1st Quarter GWM_Fmr USA Station – Dated 3/17/2006
o	4842_Rpt_ES_2006-04-06_1st Quarter O&M_Fmr USA Station – Dated 4/6/2006
o	4842_Rpt_ES_2006-04-11_March Effluent Meter Readings_Fmr USA Station – Dated 4/11/2006
o	4842_Rpt_ES_2006-05-05_April Effluent Meter Readings_Fmr USA Station –Dated 5/5/2006
o	4842_Rpt_ES_2006-05-25_2nd Quarter GWM_Fmr USA Station – Dated 5/25/2006

Exhibit 2.3-B – Page 11

o	4842_Rpt_ES_2006-06-15_May Effluent Meter Readings_Fmr USA Station – Dated 6/15/2006
o	4842_Rpt_ES_2006-07-07_2nd Quarter O&M_Fmr USA Station – Dated 7/7/2006
o	4842_Rpt_ES_2006-07-12_June Effluent Meter Readings_Fmr USA Station – Dated 7/12/2006
o	4842_Rpt_ES_2006-08-07_July Effluent Meter Readings_Fmr USA Station – Dated 7/7/2006
o	4842_Rpt_ES_2006-09-15_3rd Quarter GWM_Fmr USA Station – Dated 9/15/2006
o	4842_Rpt_ES_2006-10-15_3rd Quarter O&M_Fmr USA Station – Dated 10/15/2005
o	4842_Rpt_Kleinfelder_2012-01-12_Asb Haz Bldg Matl Survey_Fmr USA Station – Dated 1/12/2012
o	4842_Rpt_Moeller_2010-03-17_Request for Removal as Responsible Party_Fmr USA Station – Dated 3/17/2010
o	4842_Rpt_Simon_2012-01-09_Treatment System Photos_Fmr USA Station – Dated 1/9/2012
o	4842_Rpt_Stratus_2006-12-08_4th Quarter GWM_Fmr USA Station – Dated 12/8/2006
o	4842_Rpt_Stratus_2007-02-28_1st Quarter GWM_Fmr USA Station – Dated 2/28/2007
o	4842_Rpt_Stratus_2007-06-14_Work Plan for Verification Soil Borings_Fmr USA Station – Dated 6/14/2007
o	4842_Rpt_Stratus_2007-09-10_3rd Quarter Status_Fmr USA Station – Dated 9/10/2007
o	4842_Rpt_Stratus_2007-10-31_Work Plan Addendum_Fmr USA Station – Dated 10/31/2007
o	4842_Rpt_Stratus_2007-11-30_4th Quarter GWM_Fmr USA Station – Dated 11/30/2007
o	4842_Rpt_Stratus_2008-02-29_1st Quarter Status Report_Fmr USA Station – Dated 2/29/2008
o	4842_Rpt_Stratus_2008-05-05_Verification Soil Boring_Fmr USA Station – Dated 5/5/2008
o	4842_Rpt_Stratus_2008-05-05_Verification Soil Borings_Fmr USA Station – Dated 5/5/2008
o	4842_Rpt_Stratus_2008-06-02_2nd Quarter Status Report_Fmr USA Station – Dated 6/2/2008
o	4842_Rpt_Stratus_2008-08-29_3rd Quarter Status Report_Fmr USA Station –Dated 8/29/2008
o	4842_Rpt_Stratus_2008-08-29_3rd Quarter Status_Fmr USA Station – Dated 8/29/2008
o	4842_Rpt_Stratus_2008-11-24_Well Installation_Fmr USA Station – Dated 11/24/2008
o	4842_Rpt_Stratus_2008-11-26_4th Quarter Status_Fmr USA Station – Dated 11/26/2008
o	4842_Rpt_Stratus_2008-11-26_Fourth Qtr Status_Fmr USA Station – Dated 11/26/2008
o	4842_Rpt_Stratus_2009-03-20_1st Quarter Status_Fmr USA Station – Dated 3/20/2009
o	4842_Rpt_Stratus_2009-06-29_Dual Phase Extraction_Fmr USA Station – Dated 6/29/2009
o	4842_Rpt_Stratus_2010-04-30_1st Quarter Status Report_Fmr USA Station – Dated 4/30/2010

Exhibit 2.3-B – Page 12

o	4842_Rpt_Stratus_2010-10-29_3rd Quarter Status Report_Fmr USA Station – Dated 10/29/2010
o	4842_Rpt_Stratus_2011-05-20_First Half 2011 Status Report_Fmr USA Station – Dated 5/20/2011
o	4842_Rpt_Tetra Tech_2012-06-08_UST Removal-Demolition_Fmr USA Station – Dated 6/8/2012

●	Macys Connelly Act Asbestos Disclosure
o	4842_Ltr_Federated_2006-12-13_Connelly Bills – Dated 12/13/2006
o	4842_Ltr_Macys_2007-12-11_Connelly Bills – Dated 12/11/2007
o	4842_Ltr_Macys_2010-10-21_Connelly Bills – Dated 10/21/2010

●	4842_Cont_Karcher_2000-02-17_Asbestos Abatement_Spaces 1033_1034_1040_1040A_2044 – Dated 2/17/20

●	4842_Cont_Karcher_2000-03-02_Asbestos Abatement_Spaces 1032_1052 – Dated 3/2/20

●	4842_Corr_Earthwise_2008-08-08_Asb Waste Manifests_Mall Reno – Dated 8/8/08

●	4842_Corr_EPA_2008-08-08_Haz Waste Manifest 002565621_Azusa Land Reclamation – Dated 8/5/08

●	4842_Corr_EPA_2008-08-14_Haz Waste Manifest 002565619_Azusa Land Reclamation - Dated 8/5/08

●	4842_Corr_EPA_2008-08-28_Haz Waste Manifest 002565618_Azusa Land Reclamation – Dated 8/28/08

●	4842_Corr_RM Myers_2012-04-13_Asbestos Removal Notification_Space 2045A – Dated 4/13/12

●	4842_Corr_Simon_1999-09-08_Asbestos Exposure Lawsuit – Dated 9/8/99

●	4842_Corr_Simon_2001-11-27_Access Agmt_Monitoring Wells – Dated 11/27/01

●	4842_Ltr_CPI_1993-04-16_Asbestos Bulk Sampling – Dated 4/16/93

●	4842_Ltr_Hillman_2001-09-30_Asbestos Inspection Letter Report Space 1044 – Dated 9/30/01

●	4842_Ltr_Hillman_2003-11-23_Asbestos Sampling_Space 2054A – Dated 11/26/03

●	4842_Ltr_Hillman_2004-02-16_Final Air Clearance Test Results_Spaces 2002-2009 – Dated 2/16/04

●	4842_Ltr_Keramida_2003-11-26_Air Test Results_Space 2054A – Dated 11/26/03

●	4842_Ltr_Keramida_2004-03-12_Clearance Request_Space 1039 – Dated 3/12/04

●	4842_Ltr_Keramida_2009-06-04_Radon Testing_Space 1017 – Dated 6/4/09

Exhibit 2.3-B – Page 13

●	4842_Ltr_May_1994-11-30_Re-Location of ACM_Robinsons-May – Dated 11/30/94

●	4842_Ltr_May_1995-10-24_Re-Location of ACM_Robinsons-May – Dated 10/24/95

●	4842_Ltr_May_1996-12-16_Re-Location of ACM_Robinsons-May – Dated 12/16/96

●	4842_Memo_Simon_2001-10-18_Water Testing Permission – Dated 10/18/01

●	4842_Memo_Simon_2001-11-28_Asbestos Schedule_DSW – Dated 11/28/01

●	4842_Rpt_AEI_2014-03-05_Phase I ESA – Dated 3/5/14

●	4842_Rpt_Baker_1987-10-19_Asbestos Removal Operation_UA Theatres – Verified 8/21/08

●	4842_Rpt_Baker_1987-11-12_Asbestos Removal Operation_UA Theatres – Verified 8/21/08

●	4842_Rpt_Baker_1987-11-13_Asbestos Abatement Post Job Submittals Incomplete_UA Theatres_FoodPark – Verified 8/21/08

●	4842_Rpt_Baker_1987-11-13_Asbestos Removal Operation_Space 293 & Food Park – Verified 8/21/08

●	4842_Rpt_Clayton_1987-02-14_Air Sampling – Dated 2/14/89

●	4842_Rpt_Clayton_1987-07-01_Asbestos Survey Summary – Dated July 1987

●	4842_Rpt_Clayton_1987-07-17_Survey of Friable Asbestos-Containing Materials – Dated 7/17/87

●	4842_Rpt_Clayton_1987-08-17_Asbestos Abatment_UA Theatres – Dated 8/17/87

●	4842_Rpt_Clayton_1987-10-27_Air Monitoring – Dated 10/27/87

●	4842_Rpt_Clayton_1987-11-13_Asbestos Abatment_Multiple Spaces – Verified 8/21/08

●	4842_Rpt_Clayton_1987-12-04_Asbestos Abatement Job Submittals_Roof – Verified 8/21/08

●	4842_Rpt_Clayton_1988-01-25_Asbestos Abatement_Theatres – Dated 1/25/88

●	4842_Rpt_Clayton_1988-06-15_Air Sampling_Space 293, Theatres, Entry Way & Engineer's Office – Dated 6/15/88

●	4842_Rpt_Clayton_1990-05-08_Air Monitoring – Dated 5/8/90

●	4842_Rpt_Clayton_1993-03-23_Air Monitoring_Women's World – Dated 3/23/93

●	4842_Rpt_Clayton_1993-05-03_Air Monitoring_Spaces 1002 & 2029 – Dated 5/3/93

●	4842_Rpt_Clayton_1993-05-11_Asbestos Survey – Dated 5/11/93

Exhibit 2.3-B – Page 14

●	4842_Rpt_Clayton_1993-07-19_Air Monitoring_Tenant Spaces 2004, 2008, 2009, 2051 & 2074 – Dated 7/19/93

●	4842_Rpt_Clayton_1993-09-24_Air Monitoring_Spaces 1068, 1075 & 2054A – Dated 9/24/93

●	4842_Rpt_Clayton_1994-05-03_Air Monitoring_Spaces 1077, 2026 & 2080 – Dated 5/3/94

●	4842_Rpt_Clayton_1994-10-04_Air Monitoring_Space 2043 – Dated 10/4/94

●	4842_Rpt_Clayton_1995-01-13_Phase I ESA – Dated 1/13/95

●	4842_Rpt_Clayton_1995-02-02_Asbestos Survey_Space 1020 – Dated 2/2/95

●	4842_Rpt_Clayton_1995-03-23_Air Monitoring_Space 1072 – Dated 3/23/95

●	4842_Rpt_Clayton_1996-05-30_Asbestos O&M Program – Dated 5/30/96

●	4842_Rpt_Clayton_1998-08-17_Air Monitoring_Space 2068 – Dated 8/17/98

●	4842_Rpt_CPI_1987-12-04_Compliance Documents – Dated 12/4/87

●	4842_Rpt_CST_1993-02-25_Asbestos Abatement Closeout_Space 1003 – Various dates

●	4842_Rpt_CST_1993-04-26_Asbestos Abatement Closeout_Spaces 1002_2029 – Various dates

●	4842_Rpt_CST_1993-05-07_Close Out Docs_Space 2054 – Dated 5/7/93

●	4842_Rpt_CST_1993-09-02_Close Out Docs – Dated 9/2/93

●	4842_Rpt_CST_1993-09-02_Close Out Docs_Space 1075 - Dated 9/2/93

●	4842_Rpt_CST_1993-09-07_Close Out Docs_Space 1068 – Dated 9/7/93

●	4842_Rpt_EarthTech_1993-08-05_Asbestos Removal Closeout_May Company 1st Flr NE Rm – Dated 8/5/93

●	4842_Rpt_EarthTech_1999-01-25_Asbestos Inspection_Space 1033 – Dated 1/25/99

●	4842_Rpt_EarthTech_1999-01-25_Asbestos Inspection_Space 1034 – Dated 1/25/99

●	4842_Rpt_EarthTech_1999-01-25_Asbestos Inspection_Space 1040 – Dated 1/25/99

●	4842_Rpt_EarthTech_1999-01-25_Asbestos Inspection_Space 1040A – Dated 1/25/99

●	4842_Rpt_EarthTech_1999-04-15_Asbestos Inspection_Space 1072 – Dated 4/25/99

●	4842_Rpt_EarthTech_1999-09-30_Asbestos Inspection_Space 2044 – Dated 9/30/99

●	4842_Rpt_EarthTech_2000-02-21_Asbestos Inspection_Space 1052 – Dated 2/21/00

Exhibit 2.3-B – Page 15

●	4842_Rpt_EarthTech_2000-02-28_Asbestos Inspection_Space 1032 – Dated 2/28/00

●	4842_Rpt_EarthTech_2001-02-23_Asbestos Abatement Closeout_Robinsons May Home Store – Dated 2/23/01

●	4842_Rpt_Env Science_1993-10-01_Asbestos Abatement_Robinsons May – Dated 10/19/93

●	4842_Rpt_EOS_1993-07-08_Asbestos Survey_Former Buffums – Dated 7/8/93

●	4842_Rpt_ERI_2007-07-30_GW Monitoring_ExxonMobil – Dated 7/30/07

●	4842_Rpt_Global_2013-05-26_Asbestos Containing Survey_Suite 2027 – Dated 5/26/13

●	4842_Rpt_Global_2013-05-28_Asbestos Containing Survey_Suite 2028 – Dated 5/28/13

●	4842_Rpt_Hillman_2001-11-28_Addtl Asbestos Survey Results_Spaces 1044_1045_1046_1047 – Dated 11/28/01

●	4842_Rpt_Hillman_2004-03-24_Final Air Clearance Testing_Spaces 2041_2075 – Dated 3/24/04

●	4842_Rpt_Holguin_2001-07-30_Initial Site Assessment_ExxonMobil – Dated 7/30/01

●	4842_Rpt_Holguin_2001-09-07_Access Agmt Request_Monitoring Wells – Dated 9/7/01

●	4842_Rpt_Holguin_2001-10-25_Third GWM Review_ExxonMobil – Dated 10/25/01

●	4842_Rpt_Keramida_2001-04-13_Asbestos Inspection_Spaces 1001_2005_2037_2038_2045 – Dated 4/13/01

●	4842_Rpt_Keramida_2001-07-03_Asbestos Inspection_Spaces 1044_1045_1046_1047 – Dated 7/3/01

●	4842_Rpt_Keramida_2002-04-17_Asbestos Inspection_Space 1031 – Dated 4/17/02

●	4842_Rpt_Keramida_2002-05-02_Asbestos Inspection_Spaces 1030_1108 – Dated 5/2/02

●	4842_Rpt_Keramida_2002-07-10_Asbestos Inspection_Spaces 1066_1107_2058_2062_2062A – Dated 7/10/02

●	4842_Rpt_Keramida_2003-02-07_Asbestos Inspection_Space 1037 – Dated 2/7/03

●	4842_Rpt_Keramida_2003-07-02_Asbestos Inspection_Space 1012 – Dated 7/2/03

●	4842_Rpt_Keramida_2003-10-21_Asbestos Abatement Specifications – Dated 10/21/03

●	4842_Rpt_Keramida_2003-10-21_Asbestos Inspection_Space 2054A – Dated 10/21/03

Exhibit 2.3-B – Page 16

●	4842_Rpt_Keramida_2004-01-15_Asbestos Inspection_Spaces 2002B_2006_2007_2008_2008A_2009_2009A – Dated 1/15/04

●	4842_Rpt_Keramida_2004-01-19_Asbestos Inspection_Multiple Spaces – Dated 1/19/04

●	4842_Rpt_Keramida_2004-02-09_Asbestos Inspection_Space 1039 – Dated 2/9/04

●	4842_Rpt_Keramida_2004-03-02_Asbestos Abatement Specifications_Space 1039 – Dated 3/2/04

●	4842_Rpt_Keramida_2004-03-02_Asbestos Inspection_Space 1039 – Dated 3/2/04

●	4842_Rpt_Keramida_2004-03-15_Asbestos Inspection_Space 2041_2075 – Dated 3/15/04

●	4842_Rpt_Keramida_2004-09-17_Asbestos Inspection_Spaces 1043_2068 – Dated 9/17/04

●	4842_Rpt_Keramida_2005-01-19_Asbestos Inspection_Spaces 1004_110_2018_2021 – Dated 1/19/05

●	4842_Rpt_Keramida_2005-08-31_Asbsestos Inspection_Spaces 1035_1036_1049A_2018_2032A_2027_2044 – Dated 8/31/05

●	4842_Rpt_Keramida_2005-09-26_Asbestos Air Monitoring_Space 2072 – Dated 9/26/05

●	4842_Rpt_Keramida_2007-10-10_Asbestos Abatement_Space 2034 – Dated 10/10/07

●	4842_Rpt_Keramida_2008-07-16_Asbestos Inspection_Common Areas Reno – Dated 7/16/08

●	4842_Rpt_Keramida_2008-08-13_Abestos Inspection_Space 2060 – Dated 8/13/08

●	4842_Rpt_Keramida_2009-05-06_Asbestos Inspection_Spaces 2010_Storage Areas_Corridor – Dated 5/6/09

●	4842_Rpt_Keramida_2009-06-04_Asbestos Inspection_Space 1017 – Dated 6/4/09

●	4842_Rpt_Keramida_2009-06-14_Asbestos Inspection_Space 1017 – Dated 6/14/09

●	4842_Rpt_Keramida_2009-07-28_Limited Asbestos Inspection_Space 1020 – Dated 7/28/09

●	4842_Rpt_Keramida_2009-07-31_Asbestos Abatement Air Monitoring_Space 1020 – Dated 7/31/09

●	4842_Rpt_Keramida_2009-08-03_Asbestos Abatement Air Monitoring_Space 1017_pd – Dated 8/3/09

●	4842_Rpt_Keramida_2012-03-16_Asbestos Inspection_Spaces 1012 1013 1013A 1104 1105 and 2045A – Dated 3/16/12

Exhibit 2.3-B – Page 17

●	4842_Rpt_Keramida_2012-05-08_Abatement Air Monitoring_Space 2045A – Dated 5/8/12

●	4842_Rpt_Keramida_2012-05-22_Abatement Air Monitoring_Spaces 1012_1013_1013A – Dated 5/22/12

●	4842_Rpt_Keramida_2012-06-12_Abatement Air Monitoring_Space 1104 – Dated 6/12/12

●	4842_Rpt_Rivkin_1987-03-20_Legal Implications of ACMs – Dated 3/20/87

●	Diligence
●	Westminster Mall Environmental Documents – Dated 5/5/2008
●	Westminster Mall Environmental Documents(1) – Dated 6/4/2009
●	Westminster Mall Environmental Documents(2) – Dated 4/23/2009
●	Westminster Mall Environmental Documents(3) – Dated 7/31/2008
●	Westminster Mall Environmental Documents(4) – Dated 3/28/2008
●	Westminster Mall Environmental Documents(5) – Dated 1/14/2009
●	Westminster Mall Environmental Documents(6) – Dated 1/8/2009
●	Westminster Mall Environmental Documents(7) – Dated 8/13/2008
●	Westminster Mall Environmental Documents(8) – Dated 7/28/2009
●	Westminster Mall Environmental Documents(9) – Dated 6/14/2009
●	Westminster Mall Environmental Documents(10) – Dated 7/16/2008
●	Westminster Mall Environmental Documents(11) – Dated 6/4/2009
●	Westminster Mall Environmental Documents(12) – Dated 8/3/2009
●	Westminster Mall Environmental Documents(13) – Dated 5/6/2009
●	Westminster Mall Environmental Documents(14) – Dated 7/31/2009
●	4842_Environm_Enviro – Dated 8/3/2009
●	4842_Environm_Enviro(1) – Dated 7/31/2009
●	4842_Environm_Enviro(2) – Dated 3/28/2008
●	4842_Environm_Enviro(3) – Dated 7/28/2009
●	4842_Environm_Enviro(4) – Dated 6/4/2009
●	4842_Environm_Enviro(5) – Dated 6/14/2009
●	4842_Environm_Enviro(6) – Dated 6/4/2009
●	4842_Environm_Enviro(7) – Dated 1/14/2009
●	4842_Environm_Enviro(8) – Dated 4/23/2009
●	4842_Environm_Enviro(9) – Dated 11/26/2008
●	4842_Environm_Enviro(10) – Dated 5/5/2008
●	4842_Environm_Enviro(11) – Dated 5/6/2009
●	4842_Environm_Enviro(12) – Dated 1/8/2009
●	4842_Environm_Enviro(13) – Dated 7/31/2008
●	4842_Environm_Enviro(14) – Dated 8/13/2008
●	4842_Environm_Enviro(15) – Dated 7/16/2008

Exhibit 2.3-B – Page 18

Exhibit 3.4(b)

Collaborative Cost Items

Collaborative Cost Items
● Civil Engineering – Fuscoe - Grading - Hydrology - Utilities
● Fiscal Impact Analysis – DPFG ● Cost sharing Agreements - DPFG
● Market Study – if necessary
● Land/Site Planning - Bassenian
● Specific Plan – review, comment, re-draft
● Conceptual Landscape Plan
● EIR – review and comment
● Community Outreach – as necessary
● Political Outreach – as necessary
● Entitlement – coordinate with City, review Conditions, review Resolutions, attend public hearings, etc.
● CLOMR / LOMR
● Traffic consultant
● Visual Simulations, graphics for Specific Plan and Public Hearings
● Geotechnical studies

Exhibit 3.4(b) – Page 1

Exhibit 5.3(c)

Schedule of Condemnation Proceedings

1.

Seller is negotiating an Amendment to Right-of-Way contract with the Orange County Transportation Authority for an additional temporary construction easement for a term of eight (8) months. In addition, the pylon sign for Seller’s Overall Property is within an existing permanent footing easement, and Seller is negotiating with the Orange County Transportation Authority for additional compensation related to removal of the pylon sign.

Exhibit 5.3(c) – Page 1

Exhibit 5.3(g)

Schedule of Pending Litigation

None.

Exhibit 5.3(g) – Page 1

Exhibit 5.3(i)

Schedule of Environmental Reports

●	Circle K – fmr Mobil
o	4842_Agmt_Simon_2015-03-17_Access Aggrement-Well Abandonment_Mobil – Dated 3/5/2017
o	4842_Ltr_Bingham-McCutchen_2004-04-13_Access Agreement_Mobil – Dated 4/13/2005
o	4842_Ltr_ExxonMobil_2011-10-12_Change of Ownership from Exxon Mobil to Circle K – Dated 11/12/2011
o	4842_Ltr_Orange County_2004-10-18_Access Request_Mobil – Dated 10/18/2004
o	4842_Ltr_Orange County_2015-05-05_NFA Letter_Mobile – Dated 5/2/2015
o	4842_Ltr_TRC_2013-11-18_Request for Access Agreement_Circle K – Dated 11/18/2013
o	4842_Ltr_TRC_2015-03-23_Notification of Upcoming Environmental Work_Mobil – 3/23/2015
o	4842_Rpt_ERI_2006-03-07-Soil Boring and Well Installation_Mobil – Dated 3/7/2006
o	4842_Rpt_ERI_2006-04-28_1st Qtr 2006 Groundwater Monitoring_Mobil – Dated 4/28/2006
o	4842_Rpt_ERI_2006-07-24_2nd Qtr 2006 Groundwater Monitoring_Mobil – Dated 7/24/2006
o	4842_Rpt_ERI_2006-10-24_3rd Qtr 2006 Groundwater Monitoring_Mobil – Dated 7/24/2006
o	4842_Rpt_ERI_2007-01-30_4th Qtr 2006 Groundwater Monitoring_Mobil – Dated 1/30/2007
o	4842_Rpt_ERI_2007-03-05_Corrective Action Plan_Mobil Station 18G3W – Dated 3/5/2007
o	4842_Rpt_ERI_2007-05-15_1st Qtr 2007 Groundwater Monitoring_Mobil – Dated 5/15/2007
o	4842_Rpt_ERI_2007-07-27_Work Plan Addendum-Install Addl Off-Site Wells_Mobil – Dated 7/27/2007
o	4842_Rpt_ERI_2007-11-08_3Rd Qtr 2007 Groundwater Monitoring_Mobil – Dated 11/8/2007
o	4842_Rpt_ERI_2007-12-28_4th Qtr 2007 Groundwater Monitoring_Mobil – Dated 12/28/2007
o	4842_Rpt_ERI_2008-03-28_1st Qtr 2008 Groundwater Monitoring_Mobil – Dated 3/28/2008
o	4842_Rpt_ERI_2008-07-31_2nd Qtr 2008 Groundwater Monitoring_Mobil – Dated 7/31/2008
o	4842_Rpt_ERI-2009-01-08_Soil Borings and Well Install_Mobil – Dated 1/8/2009
o	4842_Rpt_ERI_2009_01-14-4th Qtr 2008 Groundwater Monitoring_Mobil – Dated 1/14/2009
o	4842_Rpt_ERI_2009-04-23_1st Qtr 2009 Groundwater Monitoring_Mobil – Dated 4/23/2009

Exhibit 5.3(i) – Page 1

o	4842_RPT_ERI_2009-07-28_2nd Qtr 2009 Groundwater Monitoring_Mobil – Dated 7/28/2009
o	4842_Rpt_ERI_2009-11-24-4th Qtr 2009 Groundwater Monitoring_Mobil – Dated 11/24/2009
o	4842_Rpt_ERI_2010-02-18_1st Qtr 2010 Groundwater Monitoring_Mobil – Dated 2/18/2010
o	4842_Rpt_ERI_2010-09-02_3rd Qtr 2010 Groundwater Monitoring_Mobil – Dated 9/2/2010
o	4842_Rpt_ERI_2011-03-03_1st Qtr 2011 Groundwater Monitoring_Mobil – Dated 3/3/2011
o	4842_Rpt_ERI_2011-05-25_2nd Qtr 2011 Groundwater Monitoring_Mobil – Dated 5/25/2011
o	4842_Rpt_ERI_2011-09-29_3rd Qtr 2011 Groundwater Monitoring_Mobil – Dated 9/29/2011
o	4842_Rpt_TRC_2015-04-13_Well Abandonment_Mobil842 – Dated 4/13/2015
●	G&M Oil – Fmr USA Gas Station
o	4842_Cont_Simon_2012-01-06_Tetra Tech Oversight UST Removal-Demo_Fmr USA Station – Dated 1/6/2012
o	4842_Cont_Simon_2012-01-25_Moine Bros UST Removal-Demo_Fmr USA Station – Dated 1/26/2012
o	4842_Cont_Simon-Moller_2013-07-22_Access Agreement_Fmr USA Station – Dated 7/22/2013
o	4842_Corr_CA Haz Svs_2010-02-04_UST Inspection_Fmr USA Station – Dated 2/4/2010
o	4842_Corr_CA Water Board_2013-05-10_Public Comment Notice for Closure_Fmr USA Station – Dated 5/10/2013
o	4842_Corr_California Hazardous Svs_2010-02-04_Qrtly UST Inspection_Fmr USA Station – Dated 2/9/10
o	4842_Corr_Moine Bros_2012-01-27_Asbestos Abatement-Demo Notice_Fmr USA Station – Not dated
o	4842_Corr_Orange County_2007-04-19_UST Inspection_Fmr USA Station – Inspection date 4/19/2007, reinspection date 5/19/2007
o	4842_Corr_Orange County_2007-06-07_UST Inspection_Fmr USA Station – Inspection date 6/7/2007, reinspection date 7/7/2007
o	4842_Corr_Orange County_2010-12-14_UST Inspection_Fmr USA Station – Inspection date 12/14/2010
o	4842_Corr_Orange County_2011-06-29_UST Permit to Operate_Fmr USA Station – Dated 6/29/2011
o	4842_Corr_Simon_2010-03-08_UST Ownership Forms_Fmr USA Station – Dated 3/8/2010
o	4842_Corr_Simon_2011-12-27_Removal-Demo Oversight-Consultant RFP_Fmr USA Station – Due date 1/3/2012
o	_Simon_2012-01-16_UST Removal and Demo Contractor RFP_Fmr USA Station – Not dated

Exhibit 2.3-B – Page 2

o	4842_Corr_Water Control Board_2013-05-07_Public Comment Notice for NFA_Fmr USA Station – Dated 5/10/2013
o	4842_Corr_Water Resources Ctrl Bd_2005-07-22_Cert of Finanacial Responsibilty_Fmr USA Station – Dated 7/22/05
o	4842_Dwg_GM Oil_2009-04-13_Gas Station Site Plan_Fmr USA Station – Dated 4/13/2009
o	4842_Dwg_Simon_2011-12-13_Site Plan-Station Location_Fmr USA Station –Dated 12/13/2011
o	4842_Dwg_Stratus_2010-04-20_Vicinity and Well Location Maps_Fmr USA Station – Various dates
o	4842_Ltr_Harry Schenk_2011-11-22_Request for Removal of Improvements_Fmr USA Station – Dated 11/22/2011
o	4842_Ltr_Kleinfelder_2011-11-17_Clarification of Responsibilities_Fmr USA Station – Dated 11/17/2011
o	4842_Ltr_Mall_2010-12-09_Request for UST Time Extension_Fmr USA Station – Dated 12/9/2010
o	4842_Ltr_Orange County_2008-08-19_Work Plan For Well Installation_Fmr USA Station – Dated 8/19/2008
o	4842_Ltr_Orange County_2009-07-09_Quarterly Groundwater Monitoring Requirements_Fmr USA Station – Dated 7/9/2009
o	4842_Ltr_Orange County_2011-03-01_Request to Modify GWM Frequency Response_Fmr USA Station – Dated 3/1/2011
o	4842_Ltr_Orange County_2011-12-21_Agreement UST removal plan_Fmr USA Station – Dated 12/21/2011
o	4842_Ltr_Orange County_2012-01-06_Notice of Responsibility for Remediation_Fmr USA Station – Dated 1/6/2012
o	4842_Ltr_Orange County_2012-05-09_Notice of Violation_Fmr USA Station – Dated 5/8/2012
o	4842_Ltr_Orange County_2013-01-07_Completion of Tank Removal_Fmr USA Station – Dated 1/7/2013
o	4842_Ltr_Simon_2011-11-16_Request for Progress Report_Fmr USA Station – Dated 11/16/2011
o	4842_Ltr_Simon_2011-11-16_Request for Removal of Improvements_Fmr USA Station –Dated 11/16/2011
o	4842_Ltr_Simon_2012-01-11_UST System Removal-Demo_Fmr USA Station –Dated 1/11/2012
o	4842_Ltr_Simon_2012-01-19_Notice Letter to Travelers Insurance_Fmr USA Station – Dated 1/19/2012
o	4842_Ltr_Simon_2012-01-19_Notice Letter to XL Insurance_Fmr USA Station – Dated 1/19/2012
o	4842_Ltr_Stratus_2010-12-10_Request to Modify GWM Frequency_Fmr USA Station –Dated 12/10/2010
o	4842_Ltr_Travelers_2012-02-08_Acknowledgement of claim_Fmr USA Station – Dated 2/8/2012

Exhibit 2.3-B – Page 3

o	4842_Ltr_Water Control Board_2013-11-04_NFA Completion Certification_Fmr USA Station – Not dated
o	4842_Map_Environ Strategy_2003-03-26_Site Map_Fmr USA Station – Dated 3/26/2003
o	4842_Map_Waterstone_2002-08-19_Site Map_Fmr USA Station – Not dated
o	4842_Permit_City of Westminster_2012-01-27_Demolition Permit-Moine Bros_Fmr USA Station – Dated 1/27/2012
o	4842_Permit_Orange County_2012-01-05_UST Removal Permits Env and Fire_Fmr USA Station – Dated 12/20/2011
o	4842_Rpt_CASWRCB_2011-03-07_5 Year Review_Fmr USA Station – Dated 3/7/2011
o	4842_Rpt_Environ Strategy_2012-12-19_Remediation Closure_Fmr USA Station – Dated 12/19/2012
o	4842_Rpt_Environ Strategy_2013-07-11_Well Destruction Workplan_Fmr USA Station – Dated 7/11/2013
o	4842_Rpt_ES_2005-04-15_1st Quarter O&M_Fmr USA Station – Dated 4/15/2005
o	4842_Rpt_ES_2005-05-09_April Effluent Meter Readings_Fmr USA Station – Dated 5/9/2005
o	4842_Rpt_ES_2005-05-16_April Discharge Monitoring_Fmr USA Station – Dated 5/16/2005
o	4842_Rpt_ES_2005-06-15_May Effluent Meter Readings_Fmr USA Station – Dated 6/13/2005
o	4842_Rpt_ES_2005-06-24_May Discharge Monitoring_Fmr USA Station – Dated 6/24/2005
o	4842_Rpt_ES_2005-07-05_June Discharge Monitoring_Fmr USA Station – Dated 7/5/2005
o	4842_Rpt_ES_2005-07-08_2nd Quarter GWM_Fmr USA Station – Dated 7/8/2005
o	4842_Rpt_ES_2005-07-15_2nd Quarter O&M_Fmr USA Station – Dated 7/15/2005
o	4842_Rpt_ES_2005-12-29_4th Quarter GWM_Fmr USA Station –Dated 12/29/2005
o	4842_Rpt_ES_2006-01-15_4th Quarter O&M_Fmr USA Station –Dated 1/15/2006
o	4842_Rpt_ES_2006-02-09_January Effluent Meter Readings_Fmr USA Station – Dated 2/9/2006
o	4842_Rpt_ES_2006-03-14_February Effluent Meter Readings_Fmr USA Station – Dated 3/15/2006
o	4842_Rpt_ES_2006-03-17_1st Quarter GWM_Fmr USA Station – Dated 3/17/2006
o	4842_Rpt_ES_2006-04-06_1st Quarter O&M_Fmr USA Station – Dated 4/6/2006
o	4842_Rpt_ES_2006-04-11_March Effluent Meter Readings_Fmr USA Station – Dated 4/11/2006
o	4842_Rpt_ES_2006-05-05_April Effluent Meter Readings_Fmr USA Station –Dated 5/5/2006
o	4842_Rpt_ES_2006-05-25_2nd Quarter GWM_Fmr USA Station – Dated 5/25/2006
o	4842_Rpt_ES_2006-06-15_May Effluent Meter Readings_Fmr USA Station – Dated 6/15/2006
o	4842_Rpt_ES_2006-07-07_2nd Quarter O&M_Fmr USA Station – Dated 7/7/2006
o	4842_Rpt_ES_2006-07-12_June Effluent Meter Readings_Fmr USA Station – Dated 7/12/2006

Exhibit 2.3-B – Page 4

o	4842_Rpt_ES_2006-08-07_July Effluent Meter Readings_Fmr USA Station – Dated 7/7/2006
o	4842_Rpt_ES_2006-09-15_3rd Quarter GWM_Fmr USA Station – Dated 9/15/2006
o	4842_Rpt_ES_2006-10-15_3rd Quarter O&M_Fmr USA Station – Dated 10/15/2005
o	4842_Rpt_Kleinfelder_2012-01-12_Asb Haz Bldg Matl Survey_Fmr USA Station – Dated 1/12/2012
o	4842_Rpt_Moeller_2010-03-17_Request for Removal as Responsible Party_Fmr USA Station – Dated 3/17/2010
o	4842_Rpt_Simon_2012-01-09_Treatment System Photos_Fmr USA Station – Dated 1/9/2012
o	4842_Rpt_Stratus_2006-12-08_4th Quarter GWM_Fmr USA Station – Dated 12/8/2006
o	4842_Rpt_Stratus_2007-02-28_1st Quarter GWM_Fmr USA Station – Dated 2/28/2007
o	4842_Rpt_Stratus_2007-06-14_Work Plan for Verification Soil Borings_Fmr USA Station – Dated 6/14/2007
o	4842_Rpt_Stratus_2007-09-10_3rd Quarter Status_Fmr USA Station – Dated 9/10/2007
o	4842_Rpt_Stratus_2007-10-31_Work Plan Addendum_Fmr USA Station – Dated 10/31/2007
o	4842_Rpt_Stratus_2007-11-30_4th Quarter GWM_Fmr USA Station – Dated 11/30/2007
o	4842_Rpt_Stratus_2008-02-29_1st Quarter Status Report_Fmr USA Station – Dated 2/29/2008
o	4842_Rpt_Stratus_2008-05-05_Verification Soil Boring_Fmr USA Station – Dated 5/5/2008
o	4842_Rpt_Stratus_2008-05-05_Verification Soil Borings_Fmr USA Station – Dated 5/5/2008
o	4842_Rpt_Stratus_2008-06-02_2nd Quarter Status Report_Fmr USA Station – Dated 6/2/2008
o	4842_Rpt_Stratus_2008-08-29_3rd Quarter Status Report_Fmr USA Station –Dated 8/29/2008
o	4842_Rpt_Stratus_2008-08-29_3rd Quarter Status_Fmr USA Station – Dated 8/29/2008
o	4842_Rpt_Stratus_2008-11-24_Well Installation_Fmr USA Station – Dated 11/24/2008
o	4842_Rpt_Stratus_2008-11-26_4th Quarter Status_Fmr USA Station – Dated 11/26/2008
o	4842_Rpt_Stratus_2008-11-26_Fourth Qtr Status_Fmr USA Station – Dated 11/26/2008
o	4842_Rpt_Stratus_2009-03-20_1st Quarter Status_Fmr USA Station – Dated 3/20/2009
o	4842_Rpt_Stratus_2009-06-29_Dual Phase Extraction_Fmr USA Station – Dated 6/29/2009
o	4842_Rpt_Stratus_2010-04-30_1st Quarter Status Report_Fmr USA Station – Dated 4/30/2010
o	4842_Rpt_Stratus_2010-10-29_3rd Quarter Status Report_Fmr USA Station – Dated 10/29/2010
o	4842_Rpt_Stratus_2011-05-20_First Half 2011 Status Report_Fmr USA Station – Dated 5/20/2011
o	4842_Rpt_Tetra Tech_2012-06-08_UST Removal-Demolition_Fmr USA Station – Dated 6/8/2012

Exhibit 2.3-B – Page 5

●	Macys Connelly Act Asbestos Disclosure
o	4842_Ltr_Federated_2006-12-13_Connelly Bills – Dated 12/13/2006
o	4842_Ltr_Macys_2007-12-11_Connelly Bills – Dated 12/11/2007
o	4842_Ltr_Macys_2010-10-21_Connelly Bills – Dated 10/21/2010

●	4842_Cont_Karcher_2000-02-17_Asbestos Abatement_Spaces 1033_1034_1040_1040A_2044 – Dated 2/17/20

●	4842_Cont_Karcher_2000-03-02_Asbestos Abatement_Spaces 1032_1052 – Dated 3/2/20

●	4842_Corr_Earthwise_2008-08-08_Asb Waste Manifests_Mall Reno – Dated 8/8/08

●	4842_Corr_EPA_2008-08-08_Haz Waste Manifest 002565621_Azusa Land Reclamation – Dated 8/5/08

●	4842_Corr_EPA_2008-08-14_Haz Waste Manifest 002565619_Azusa Land Reclamation - Dated 8/5/08

●	4842_Corr_EPA_2008-08-28_Haz Waste Manifest 002565618_Azusa Land Reclamation – Dated 8/28/08

●	4842_Corr_RM Myers_2012-04-13_Asbestos Removal Notification_Space 2045A – Dated 4/13/12

●	4842_Corr_Simon_1999-09-08_Asbestos Exposure Lawsuit – Dated 9/8/99

●	4842_Corr_Simon_2001-11-27_Access Agmt_Monitoring Wells – Dated 11/27/01

●	4842_Ltr_CPI_1993-04-16_Asbestos Bulk Sampling – Dated 4/16/93

●	4842_Ltr_Hillman_2001-09-30_Asbestos Inspection Letter Report Space 1044 – Dated 9/30/01

●	4842_Ltr_Hillman_2003-11-23_Asbestos Sampling_Space 2054A – Dated 11/26/03

●	4842_Ltr_Hillman_2004-02-16_Final Air Clearance Test Results_Spaces 2002-2009 – Dated 2/16/04

●	4842_Ltr_Keramida_2003-11-26_Air Test Results_Space 2054A – Dated 11/26/03

●	4842_Ltr_Keramida_2004-03-12_Clearance Request_Space 1039 – Dated 3/12/04

●	4842_Ltr_Keramida_2009-06-04_Radon Testing_Space 1017 – Dated 6/4/09

●	4842_Ltr_May_1994-11-30_Re-Location of ACM_Robinsons-May – Dated 11/30/94

●	4842_Ltr_May_1995-10-24_Re-Location of ACM_Robinsons-May – Dated 10/24/95

●	4842_Ltr_May_1996-12-16_Re-Location of ACM_Robinsons-May – Dated 12/16/96

Exhibit 2.3-B – Page 6

●	4842_Memo_Simon_2001-10-18_Water Testing Permission – Dated 10/18/01

●	4842_Memo_Simon_2001-11-28_Asbestos Schedule_DSW – Dated 11/28/01

●	4842_Rpt_AEI_2014-03-05_Phase I ESA – Dated 3/5/14

●	4842_Rpt_Baker_1987-10-19_Asbestos Removal Operation_UA Theatres – Verified 8/21/08

●	4842_Rpt_Baker_1987-11-12_Asbestos Removal Operation_UA Theatres – Verified 8/21/08

●	4842_Rpt_Baker_1987-11-13_Asbestos Abatement Post Job Submittals Incomplete_UA Theatres_FoodPark – Verified 8/21/08

●	4842_Rpt_Baker_1987-11-13_Asbestos Removal Operation_Space 293 & Food Park – Verified 8/21/08

●	4842_Rpt_Clayton_1987-02-14_Air Sampling – Dated 2/14/89

●	4842_Rpt_Clayton_1987-07-01_Asbestos Survey Summary – Dated July 1987

●	4842_Rpt_Clayton_1987-07-17_Survey of Friable Asbestos-Containing Materials – Dated 7/17/87

●	4842_Rpt_Clayton_1987-08-17_Asbestos Abatment_UA Theatres – Dated 8/17/87

●	4842_Rpt_Clayton_1987-10-27_Air Monitoring – Dated 10/27/87

●	4842_Rpt_Clayton_1987-11-13_Asbestos Abatment_Multiple Spaces – Verified 8/21/08

●	4842_Rpt_Clayton_1987-12-04_Asbestos Abatement Job Submittals_Roof – Verified 8/21/08

●	4842_Rpt_Clayton_1988-01-25_Asbestos Abatement_Theatres – Dated 1/25/88

●	4842_Rpt_Clayton_1988-06-15_Air Sampling_Space 293, Theatres, Entry Way & Engineer's Office – Dated 6/15/88

●	4842_Rpt_Clayton_1990-05-08_Air Monitoring – Dated 5/8/90

●	4842_Rpt_Clayton_1993-03-23_Air Monitoring_Women's World – Dated 3/23/93

●	4842_Rpt_Clayton_1993-05-03_Air Monitoring_Spaces 1002 & 2029 – Dated 5/3/93

●	4842_Rpt_Clayton_1993-05-11_Asbestos Survey – Dated 5/11/93

●	4842_Rpt_Clayton_1993-07-19_Air Monitoring_Tenant Spaces 2004, 2008, 2009, 2051 & 2074 – Dated 7/19/93

●	4842_Rpt_Clayton_1993-09-24_Air Monitoring_Spaces 1068, 1075 & 2054A – Dated 9/24/93

Exhibit 2.3-B – Page 7

●	4842_Rpt_Clayton_1994-05-03_Air Monitoring_Spaces 1077, 2026 & 2080 – Dated 5/3/94

●	4842_Rpt_Clayton_1994-10-04_Air Monitoring_Space 2043 – Dated 10/4/94

●	4842_Rpt_Clayton_1995-01-13_Phase I ESA – Dated 1/13/95

●	4842_Rpt_Clayton_1995-02-02_Asbestos Survey_Space 1020 – Dated 2/2/95

●	4842_Rpt_Clayton_1995-03-23_Air Monitoring_Space 1072 – Dated 3/23/95

●	4842_Rpt_Clayton_1996-05-30_Asbestos O&M Program – Dated 5/30/96

●	4842_Rpt_Clayton_1998-08-17_Air Monitoring_Space 2068 – Dated 8/17/98

●	4842_Rpt_CPI_1987-12-04_Compliance Documents – Dated 12/4/87

●	4842_Rpt_CST_1993-02-25_Asbestos Abatement Closeout_Space 1003 – Various dates

●	4842_Rpt_CST_1993-04-26_Asbestos Abatement Closeout_Spaces 1002_2029 – Various dates

●	4842_Rpt_CST_1993-05-07_Close Out Docs_Space 2054 – Dated 5/7/93

●	4842_Rpt_CST_1993-09-02_Close Out Docs – Dated 9/2/93

●	4842_Rpt_CST_1993-09-02_Close Out Docs_Space 1075 - Dated 9/2/93

●	4842_Rpt_CST_1993-09-07_Close Out Docs_Space 1068 – Dated 9/7/93

●	4842_Rpt_EarthTech_1993-08-05_Asbestos Removal Closeout_May Company 1st Flr NE Rm – Dated 8/5/93

●	4842_Rpt_EarthTech_1999-01-25_Asbestos Inspection_Space 1033 – Dated 1/25/99

●	4842_Rpt_EarthTech_1999-01-25_Asbestos Inspection_Space 1034 – Dated 1/25/99

●	4842_Rpt_EarthTech_1999-01-25_Asbestos Inspection_Space 1040 – Dated 1/25/99

●	4842_Rpt_EarthTech_1999-01-25_Asbestos Inspection_Space 1040A – Dated 1/25/99

●	4842_Rpt_EarthTech_1999-04-15_Asbestos Inspection_Space 1072 – Dated 4/25/99

●	4842_Rpt_EarthTech_1999-09-30_Asbestos Inspection_Space 2044 – Dated 9/30/99

●	4842_Rpt_EarthTech_2000-02-21_Asbestos Inspection_Space 1052 – Dated 2/21/00

●	4842_Rpt_EarthTech_2000-02-28_Asbestos Inspection_Space 1032 – Dated 2/28/00

●	4842_Rpt_EarthTech_2001-02-23_Asbestos Abatement Closeout_Robinsons May Home Store – Dated 2/23/01

Exhibit 2.3-B – Page 8

●	4842_Rpt_Env Science_1993-10-01_Asbestos Abatement_Robinsons May – Dated 10/19/93

●	4842_Rpt_EOS_1993-07-08_Asbestos Survey_Former Buffums – Dated 7/8/93

●	4842_Rpt_ERI_2007-07-30_GW Monitoring_ExxonMobil – Dated 7/30/07

●	4842_Rpt_Global_2013-05-26_Asbestos Containing Survey_Suite 2027 – Dated 5/26/13

●	4842_Rpt_Global_2013-05-28_Asbestos Containing Survey_Suite 2028 – Dated 5/28/13

●	4842_Rpt_Hillman_2001-11-28_Addtl Asbestos Survey Results_Spaces 1044_1045_1046_1047 – Dated 11/28/01

●	4842_Rpt_Hillman_2004-03-24_Final Air Clearance Testing_Spaces 2041_2075 – Dated 3/24/04

●	4842_Rpt_Holguin_2001-07-30_Initial Site Assessment_ExxonMobil – Dated 7/30/01

●	4842_Rpt_Holguin_2001-09-07_Access Agmt Request_Monitoring Wells – Dated 9/7/01

●	4842_Rpt_Holguin_2001-10-25_Third GWM Review_ExxonMobil – Dated 10/25/01

●	4842_Rpt_Keramida_2001-04-13_Asbestos Inspection_Spaces 1001_2005_2037_2038_2045 – Dated 4/13/01

●	4842_Rpt_Keramida_2001-07-03_Asbestos Inspection_Spaces 1044_1045_1046_1047 – Dated 7/3/01

●	4842_Rpt_Keramida_2002-04-17_Asbestos Inspection_Space 1031 – Dated 4/17/02

●	4842_Rpt_Keramida_2002-05-02_Asbestos Inspection_Spaces 1030_1108 – Dated 5/2/02

●	4842_Rpt_Keramida_2002-07-10_Asbestos Inspection_Spaces 1066_1107_2058_2062_2062A – Dated 7/10/02

●	4842_Rpt_Keramida_2003-02-07_Asbestos Inspection_Space 1037 – Dated 2/7/03

●	4842_Rpt_Keramida_2003-07-02_Asbestos Inspection_Space 1012 – Dated 7/2/03

●	4842_Rpt_Keramida_2003-10-21_Asbestos Abatement Specifications – Dated 10/21/03

●	4842_Rpt_Keramida_2003-10-21_Asbestos Inspection_Space 2054A – Dated 10/21/03

●	4842_Rpt_Keramida_2004-01-15_Asbestos Inspection_Spaces 2002B_2006_2007_2008_2008A_2009_2009A – Dated 1/15/04

●	4842_Rpt_Keramida_2004-01-19_Asbestos Inspection_Multiple Spaces – Dated 1/19/04

●	4842_Rpt_Keramida_2004-02-09_Asbestos Inspection_Space 1039 – Dated 2/9/04

Exhibit 2.3-B – Page 9

●	4842_Rpt_Keramida_2004-03-02_Asbestos Abatement Specifications_Space 1039 – Dated 3/2/04

●	4842_Rpt_Keramida_2004-03-02_Asbestos Inspection_Space 1039 – Dated 3/2/04

●	4842_Rpt_Keramida_2004-03-15_Asbestos Inspection_Space 2041_2075 – Dated 3/15/04

●	4842_Rpt_Keramida_2004-09-17_Asbestos Inspection_Spaces 1043_2068 – Dated 9/17/04

●	4842_Rpt_Keramida_2005-01-19_Asbestos Inspection_Spaces 1004_110_2018_2021 – Dated 1/19/05

●	4842_Rpt_Keramida_2005-08-31_Asbsestos Inspection_Spaces 1035_1036_1049A_2018_2032A_2027_2044 – Dated 8/31/05

●	4842_Rpt_Keramida_2005-09-26_Asbestos Air Monitoring_Space 2072 – Dated 9/26/05

●	4842_Rpt_Keramida_2007-10-10_Asbestos Abatement_Space 2034 – Dated 10/10/07

●	4842_Rpt_Keramida_2008-07-16_Asbestos Inspection_Common Areas Reno – Dated 7/16/08

●	4842_Rpt_Keramida_2008-08-13_Abestos Inspection_Space 2060 – Dated 8/13/08

●	4842_Rpt_Keramida_2009-05-06_Asbestos Inspection_Spaces 2010_Storage Areas_Corridor – Dated 5/6/09

●	4842_Rpt_Keramida_2009-06-04_Asbestos Inspection_Space 1017 – Dated 6/4/09

●	4842_Rpt_Keramida_2009-06-14_Asbestos Inspection_Space 1017 – Dated 6/14/09

●	4842_Rpt_Keramida_2009-07-28_Limited Asbestos Inspection_Space 1020 – Dated 7/28/09

●	4842_Rpt_Keramida_2009-07-31_Asbestos Abatement Air Monitoring_Space 1020 – Dated 7/31/09

●	4842_Rpt_Keramida_2009-08-03_Asbestos Abatement Air Monitoring_Space 1017_pd – Dated 8/3/09

●	4842_Rpt_Keramida_2012-03-16_Asbestos Inspection_Spaces 1012 1013 1013A 1104 1105 and 2045A – Dated 3/16/12

●	4842_Rpt_Keramida_2012-05-08_Abatement Air Monitoring_Space 2045A – Dated 5/8/12

●	4842_Rpt_Keramida_2012-05-22_Abatement Air Monitoring_Spaces 1012_1013_1013A – Dated 5/22/12

Exhibit 2.3-B – Page 10

●	4842_Rpt_Keramida_2012-06-12_Abatement Air Monitoring_Space 1104 – Dated 6/12/12

●	4842_Rpt_Rivkin_1987-03-20_Legal Implications of ACMs – Dated 3/20/87

●	Diligence
●	Westminster Mall Environmental Documents – Dated 5/5/2008
●	Westminster Mall Environmental Documents(1) – Dated 6/4/2009
●	Westminster Mall Environmental Documents(2) – Dated 4/23/2009
●	Westminster Mall Environmental Documents(3) – Dated 7/31/2008
●	Westminster Mall Environmental Documents(4) – Dated 3/28/2008
●	Westminster Mall Environmental Documents(5) – Dated 1/14/2009
●	Westminster Mall Environmental Documents(6) – Dated 1/8/2009
●	Westminster Mall Environmental Documents(7) – Dated 8/13/2008
●	Westminster Mall Environmental Documents(8) – Dated 7/28/2009
●	Westminster Mall Environmental Documents(9) – Dated 6/14/2009
●	Westminster Mall Environmental Documents(10) – Dated 7/16/2008
●	Westminster Mall Environmental Documents(11) – Dated 6/4/2009
●	Westminster Mall Environmental Documents(12) – Dated 8/3/2009
●	Westminster Mall Environmental Documents(13) – Dated 5/6/2009
●	Westminster Mall Environmental Documents(14) – Dated 7/31/2009
●	4842_Environm_Enviro – Dated 8/3/2009
●	4842_Environm_Enviro(1) – Dated 7/31/2009
●	4842_Environm_Enviro(2) – Dated 3/28/2008
●	4842_Environm_Enviro(3) – Dated 7/28/2009
●	4842_Environm_Enviro(4) – Dated 6/4/2009
●	4842_Environm_Enviro(5) – Dated 6/14/2009
●	4842_Environm_Enviro(6) – Dated 6/4/2009
●	4842_Environm_Enviro(7) – Dated 1/14/2009
●	4842_Environm_Enviro(8) – Dated 4/23/2009
●	4842_Environm_Enviro(9) – Dated 11/26/2008
●	4842_Environm_Enviro(10) – Dated 5/5/2008
●	4842_Environm_Enviro(11) – Dated 5/6/2009
●	4842_Environm_Enviro(12) – Dated 1/8/2009
●	4842_Environm_Enviro(13) – Dated 7/31/2008
●	4842_Environm_Enviro(14) – Dated 8/13/2008
●	4842_Environm_Enviro(15) – Dated 7/16/2008

Exhibit 2.3-B – Page 11

Exhibit 5.3(j)

Schedule of Tax Proceedings

None.

Exhibit 5.3(j) – Page 1

Exhibit 10.1(a)

Form of

Grant Deed

RECORDING REQUESTED BY:

_________________ Title Insurance Company

AND WHEN RECORDED, MAIL TO:

APN: ________________________

CITY/COUNTY TRANSFER TAX $_________________

√   Computed on the consideration or value of property conveyed, OR
     Computed on the consideration or value less liens or encumbrances remaining at time of sale.

SPACE ABOVE THIS LINE FOR RECORDER’S USE [THE UNDERSIGNED GRANTOR] Signature of Declarant or Agent determining tax – Firm Name

GRANT DEED

(Parcel: ___________________; Builder: _______________________)

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, WESTMINSTER MALL, LLC, a Delaware limited liability company (“Grantor”), hereby grants to _______________________________ (“Grantee”), the following described real property (the “Property”) in the City of Westminster, County of Orange, State of California:

Parcel One (the “Land”): See Exhibit A

Parcel Two:

Non-Exclusive easements appurtenant for ingress, egress and utility service as granted in that certain Declaration of Development Covenants, Conditions and Restrictions dated as of _____________, 202__ and recorded concurrently herewith [on _____________, 202__, as Instrument No. ________________], Official Records of the County of _____________ (the “Development Declaration”). [**THIS INSTRUMENT IS REFERRED TO IN THE PURCHASE AGREEMENT AS THE PRIVATE DEVELOPMENT AGREEMENTS**]

Exhibit 10.1(a) – Page 1

Parcel Three:

Non-Exclusive easements appurtenant for ingress, egress and utility service as granted in that certain ________________________ [**DESCRIBED THE OVERALL DEVELOPMENT AGREEMENTS**]

RESERVING UNTO GRANTOR, its successors and assigns together with the right to grant and transfer all or a portion of the same, as follows:

(a)     Those portions of the non-exclusive easements and other rights (whether appurtenant or in gross) described in Parcel Two and Parcel Three above to the extent that such easements and other rights benefit parcels of real property not conveyed to Grantee hereunder;

(b)     Easements over the Property in favor of the Benefited Property (as defined in that certain ___________________________ (the “Private Development Agreement”) recorded concurrently herewith for (i) shoring, grading, stockpiling, construction, equipment storage, right-of-way and (ii) construction of _______________________________________. . In exercising the easement and rights reserved herein, the holder of such easement shall not unreasonably interfere with Grantee’s construction and sale of improvements, shall indemnify and hold harmless the fee owner against all claims to the extent arising from any gross negligence or willful misconduct in the exercise thereof, and shall maintain insurance in reasonable amounts covering personal injury and property damage to the extent arising from any gross negligence or willful misconduct in connection with the exercise of such rights and easements; and

(c)     Nonexclusive public and private utility easements in gross on, over and under the Property for the construction, repair, replacement and maintenance of public and private utility facilities and improvements as reasonably necessary to provide utility services (including, without limitation, power, water, gas, sewer, storm drainage, telecommunications, data, cable television) to the Property and the Benefited Property (as defined in the Private Development Agreement) constructed thereon, along with such easements for ingress and egress over the Property as may be required in connection with the use and enjoyment of the foregoing utility easements.

Except as otherwise set forth in the Private Development Agreement, the easements reserved in subsections (b) and (c), above, shall automatically terminate and be of no further force or effect as to any portion of the Property upon the conveyance of that portion to a buyer or other transferee who is entitled to receive by reason of such conveyance a Final Subdivision Public Report (the “Final Subdivision Public Report”) pursuant to California Business and Professions Code Section 11018.2 or any similar statute hereafter in effect or upon conveyance of that portion of the Property to any master association or homeowners association as such term is defined in the Private Development Agreement.

Exhibit 10.1(a) – Page 2

SUBJECT TO:

1.       Taxes. Taxes and assessments not yet delinquent.

2.     Easements and Encumbrances Recorded Concurrently. The Private Development Agreement recorded concurrently herewith, and any amendments thereto, and the covenants, conditions, restrictions, rights, reservations, easements, benefits and burdens therein contained, all of which are hereby expressly incorporated herein by reference as though set out herein in full.

3.       Encumbrances of Record. All other covenants, conditions, restrictions, reservations, rights, rights-of-way and easements of record and apparent.

GRANTOR:	WESTMINSTER MALL, LLC, a Delaware limited liability company By: Name: Its:

Exhibit 10.1(a) – Page 3

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF ___________________

On __________________, ____, before me,

(here insert name and title of the officer)
personally appeared

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________________________________

   Signature

Exhibit 10.1(a) – Page 4

Exhibit A

to GRANT DEED

Legal Description

[TO BE ATTACHED]

Exhibit 10.1(a) – Page 5

Exhibit 10.1(b)

Form of FIRPTA Certificate

FIRPTA CERTIFICATE

Westminster Mall, LLC (“Seller”) is a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii). Washington Prime Group, L.P., as the sole member of Seller, is treated as the transferor for U.S. tax purposes (“Transferor”). For the purpose of this affidavit, the Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

To inform _________________________ (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by Seller, Transferor hereby certifies to Transferee, as follows:

1.     Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations promulgated thereunder);

2.     The U.S. employer identification number of Transferor is __-_______;

3.     Transferor’s office address is ___________________________;

4.     Seller is a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

5.     Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii); and

6.     Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

WASHINGTON PRIME GROUP, L.P.,
an Indiana limited partnership

	By:	Washington Prime Group Inc.,
an Indiana corporation,
its general partner

Dated as of _____________, 20__ By:		By:
Name:
Title:

Exhibit 10.1(b) – Page 1

Exhibit 10.1(e)

Form of Bill of Sale and Omnibus Assignment

BILL OF SALE AND OMNIBUS ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS OMNIBUS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into as of the __ day of _____________ 2020, by and between WESTMINSTER MALL, LLC (“Assignor”) and [___________________] (“Assignee”), pursuant to the terms of that certain Purchase and Sale Agreement dated as of ________ __, 2020 by and between Assignor, as Seller, and [__________________], as Purchaser (the “Agreement”). Undefined capitalized terms herein shall have the respective meanings defined in the Agreement.

KNOW ALL MEN that Assignor, in consideration of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration received from Assignee, does hereby grant, assign, transfer, convey and deliver onto the Assignee, all of its right, title and interest in and to the Personal Property, absolutely and unconditionally, and free and clear of all liens, charges, claims and other encumbrances except as expressly set forth in the Agreement:

TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, forever, from and after the date hereof.

AND Assignee does hereby accept the assignment of the Personal Property.

This Assignment is made by Assignor without recourse and without any expressed or implied representation or warranty whatsoever, except as expressly set forth above and as set forth in the Agreement.

This Assignment shall inure to the benefit of Assignee and Assignor. This Agreement shall be governed by the laws of the State of California. This Assignment may not be modified, altered or amended, or its terms waived, except by an instrument in writing signed by the parties hereto.

None of the provisions of this Assignment are intended to be, nor shall they be construed to be, for the benefit of any third party.

Exhibit 10.1(e) – Page 1

IN WITNESS WHEREOF, Assignor and Assignee have executed this agreement on the day and year first written above.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

Exhibit 10.1(e) – Page 2

Exhibit 10.1(f)

Form of Title Affidavit

TITLE AFFIDAVIT

The undersigned, not personally, but solely in his/her capacity as the ______________ of _____________________, (the “Owner”), the owner of certain real estate situated in Westminster, Orange County, California, described in title commitment no. _____________________ (the “Property”), being duly sworn, deposes and says:

1.     That there are no unrecorded and outstanding leases or agreements for the Property, written or oral, or parties other than the undersigned in, or to the undersigned’s knowledge, entitled to, possession thereof.

2.     Other than work, improvements or repairs which will be completed and paid in the ordinary course of business, all other work, improvements or repairs on the Property, within 180 days prior to the date of this affidavit, has been completed and all services rendered or materials furnished in connection with repairs, improvements, development, construction, removal, alterations, demolition or such similar activity on or incident to the Property has been paid in full;

3.     That, except as may be set forth in that certain Title Commitment No.      , (the “Title Commitment”) issued by First American Title Insurance Company (the “Title Company”), to the undersigned’s knowledge, there are no pending suits, or unrecorded judgments, bankruptcies, or liens against Owner which could in any way materially adversely affect the title to the Property.

4.     There are no unrecorded leases or agreements affecting the Property, and there is no one in possession of or that has right of access to the Property, other than those identified on Attachment A, attached hereto. To the actual current knowledge of the undersigned and subject to the rights and occupancy of parties to the leases and agreement identified on Attachment A, no person or entity has made any claim whereby Owner’s possession was called in question.  To the actual current knowledge of the undersigned, no person or entity has questioned Owner’s fee interest or asserted any claim to the Property, including claims of easements, prescriptive or adverse rights, except as identified in the Title Commitment.

5.     Protection under applicable bankruptcy laws has not been applied for by the undersigned.

This affidavit is made to induce the Title Company, to issue an owner’s title policy, knowing that the Title Company will rely on the statements made herein.

Sworn to and subscribed before me this	WESTMINSTER MALL, LLC
a Delaware limited liability company

Notary Public	By:
(NOTARY SEAL)	Name:
Title:

My Commission Expires:

Exhibit 10.1(f) – Page 1